Exhibit 10.2

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of March 13, 2018 (this “Agreement”), by and among GATEWAY CASINOS & ENTERTAINMENT LIMITED, a corporation formed under the laws of Canada (the “Borrower”), the subsidiaries of the Borrower party hereto, as guarantors (the “Guarantors” and, together with the Borrower, the “Credit Parties”), BANK OF MONTREAL, as administrative agent (in such capacity, the “Administrative Agent”), BNY TRUST COMPANY OF CANADA, as collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders party hereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement (as defined below).

WHEREAS, the Borrower, the Guarantors party thereto, the lenders party thereto, the Administrative Agent and the Collateral Agent are party to that certain Credit and Guaranty Agreement, dated as of February 22, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, Section 2.21 of the Existing Credit Agreement provides that the Borrower may, by notice to the Administrative Agent, obtain Incremental Commitments and/or Incremental Loans;

WHEREAS, the Borrower desires, pursuant to Section 2.21 of the Existing Credit Agreement, to incur Incremental Term Loans in the form of Initial Term Loans under the Amended and Restated Credit Agreement in an aggregate principal amount of $335,000,000, on the terms set forth in the Amended and Restated Credit Agreement;

WHEREAS, each Person identified as a Term Loan Lender on the signature pages hereof (each, a “New Term Lender”) has agreed (on a several and not a joint basis), subject to the terms and conditions set forth herein and in the Existing Credit Agreement, to provide Incremental Term Loans in the amount set forth opposite its name on Appendix A-1 to the Amended and Restated Credit Agreement, as applicable;

WHEREAS, on or prior to the Restatement Effective Date (as defined below), the Borrower shall complete a sale and lease-back transaction with respect to (i) the Grand Villa Casino located in Burnaby, British Columbia, (ii) the Starlight Casino located in New Westminster, British Columbia and (iii) the Cascades Casino located in Langley, British Columbia (the “Sale and Lease-Back Transaction”);

WHEREAS, the net proceeds of the New Term Loans (as defined below) and the net proceeds of the Sale and Lease-Back Transaction (the “SLB Proceeds”) will be used, among other things, to prepay all Initial Term Loans outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date (the “Existing Term Loans”) (the “Term Loan Refinancing”) and all Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date; and

WHEREAS, in accordance with Sections 2.21 and 10.8 of the Existing Credit Agreement, the Borrower, the Administrative Agent and the Lenders party hereto wish to amend the Existing Credit Agreement to enable the Borrower to borrow the New Term Loans, consummate the Term Loan Refinancing and substantially concurrently with, but immediately after giving effect to, the Term Loan Refinancing, effect certain other amendments to the Existing Credit Agreement as set forth on Exhibit A hereto, including the termination of the existing Revolving Commitments (the “Existing Revolving Commitments”) and the incurrence of new Revolving Commitments of C$150,000,000 in the aggregate (the “New Revolving Commitments”) provided by each Person set forth on Appendix A-2 to the Amended and Restated Credit Agreement that submits a signature page to this Agreement as a Revolving Lender (each, a “New Revolving Lender”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Term Loan Refinancing.

(a) The Borrower confirms and agrees that (i) it has requested Incremental Term Loans in the form of Initial Term Loans on the Restatement Effective Date in an aggregate principal amount of $335,000,000 (the “New Term Loans”), which New Term Loans, after giving effect to the other amendments described in Section 2 below, shall be on the terms set forth in the Amended and Restated Credit Agreement, (ii) one Business Day prior to the Restatement Effective Date, the Borrower will deliver to the Administrative Agent a Funding Notice with respect to the borrowing of the New Term Loans and (iii) on the Restatement Effective Date, the Borrower will borrow (and hereby requests funding of) the full amount of the New Term Loans from the New Term Lenders.

(b) Each New Term Lender hereby agrees, on the Restatement Effective Date and on the terms and conditions set forth herein and in the Amended and Restated Credit Agreement, to make its New Term Loans in accordance with Section 2.1 of the Amended and Restated Credit Agreement. Each New Term Lender shall, effective on the Restatement Effective Date, be party to the Amended and Restated Credit Agreement as a Term Loan Lender.

(c) The Term Loan Refinancing shall constitute a voluntary prepayment of the Existing Term Loans by the Borrower pursuant to Section 2.12(a) of the Existing Credit Agreement.

Section 2. Amendment and Restatement of Existing Credit Agreement.

(a) The parties hereto agree that, upon the Restatement Effective Date and substantially concurrently with, but immediately after, the Term Loan Refinancing, the Existing Credit Agreement (including all Appendices and Schedules thereto and Exhibits A-1 (Funding Notice), A-2 (Notice of Conversion/Continuation), A-3 (Prepayment Notice), B-1 (Initial Term Loan Note), C (Compliance Certificate), D (Credit Agreement Joinder), E (Assignment Agreement) and G (Sponsor Affiliated Lender Assignment Agreement) thereto, but not the other Exhibits thereto) shall be amended such that on the Restatement Effective Date, the terms set forth in the “Amended and Restated Credit Agreement” attached hereto as Exhibit A (the

“Amended and Restated Credit Agreement”) shall replace the terms of the Existing Credit Agreement in their entirety and, as of the Restatement Effective Date, each of the parties hereto shall be a party to the Amended and Restated Credit Agreement, and the Exhibits listed above and attached hereto as Exhibit B shall replace the corresponding Exhibits to the Existing Credit Agreement in their entirety.

(b) The Borrower hereby terminates in whole the Existing Revolving Commitments pursuant to Section 2.12(c)(i) of the Existing Credit Agreement. Each Lender party hereto hereby waives any notice otherwise required to be delivered pursuant to Section 2.12(c)(i) of the Existing Credit Agreement.

(c) In connection with the amendments to the Existing Credit Agreement pursuant to this Section 2, the Borrower shall be deemed to have incurred the New Revolving Commitments of the New Revolving Lenders as set forth on Appendix A-2 to the Amended and Restated Credit Agreement. Effective as of the Restatement Effective Date, and at all times thereafter, the New Revolving Lenders will be bound by all obligations, and shall have all of the rights, of a Revolving Lender under the Amended and Restated Credit Agreement.

Section 3. Conditions to Effectiveness. The effectiveness of this Agreement and the New Revolving Commitments and the obligations of the New Term Lenders to make the New Term Loans and of the New Revolving Lenders to make Revolving Loans under the New Revolving Commitments in each case are subject to satisfaction (or waiver by the Administrative Agent) of the following conditions precedent (the date of such satisfaction (or waiver) being the “Restatement Effective Date”):

(a) Consents. The Administrative Agent shall have received executed signature pages hereto from each of the New Term Lenders, each of the New Revolving Lenders, the Borrower and each of the Guarantors.

(b) No Default. No Default or Event of Default shall exist or shall exist after giving effect to this Agreement.

(c) Repayment. The Borrower shall have (i) repaid in full (or, substantially concurrently with the funding of the New Term Loans, will repay in full) all Loans outstanding under the Existing Credit Agreement as of the Restatement Effective Date, (ii) paid (or, substantially concurrently with the funding of the New Term Loans, will pay) all accrued and unpaid interest on all Loans outstanding under the Existing Credit agreement as of the Restatement Effective Date, and (iii) paid (or, substantially concurrently with the funding of the New Term Loans, will pay) all accrued and unpaid fees (including Letter of Credit Fees, Unused Commitment Fees and fees under Sections 2.4(j) and 2.10(b) of the Existing Credit Agreement but excluding any agency fees payable thereunder) under the Existing Credit Agreement as of the Restatement Effective Date.

(d) Representations and Warranties. The representations and warranties of the Credit Parties contained in Section 4 of the Existing Credit Agreement, in Section 4 of the Amended and Restated Credit Agreement and in each other Credit

Document shall be true and correct in all material respects on and as of the Restatement Effective Date (with respect to Section 4 of the Amended and Restated Credit Agreement, after giving effect to the funding of the New Term Loans, the consummation of the Sale and Lease-Back Transaction, the Term Loan Refinancing, the incurrence of the New Revolving Commitments and the use of proceeds of the foregoing) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(e) Legal Opinions. The Administrative Agent and the Arrangers shall have received, on behalf of itself and each of the Lenders, (i) a customary legal opinion of Latham & Watkins, LLP, New York counsel to the Borrower, (ii) a customary legal opinion of Bennett Jones LLP, Ontario, Alberta and British Columbia counsel to the Borrower, and (iii) a customary legal opinion of John W. Donahue, Q.C., special regulatory counsel to the Borrower, each opinion dated as of the Restatement Effective Date and addressed to the Administrative Agent, the Arrangers and each of the Lenders.

(f) Fees. All fees and expenses required to be paid by the Borrower on the Restatement Effective Date pursuant to that certain Engagement Letter, dated as of February 26, 2018, by and between the Borrower and Morgan Stanley Senior Funding, Inc. (“MSSF”), as amended by the Joinder Agreement to the Engagement Letter, dated as of February 26, 2018, by and among the Borrower, MSSF, SunTrust Robinson Humphrey, Inc. (“STRH”), BMO Capital Markets Corp. (“BMO”), Credit Suisse Securities (USA) LLC (“CS Securities”), Goldman Sachs Lending Partners LLC (“Goldman”), Macquarie Capital (USA) Inc. (“Macquarie”), National Bank of Canada (“NBC”) and Canadian Imperial Bank of Commerce (“CIBC” and together with MSSF, STRH, BMO, CS Securities, Goldman, Macquarie and NBC, the “Arrangers”) and all expenses of the Administrative Agent required to be paid by the Borrower pursuant to the Existing Credit Agreement, in each case, shall have been paid or shall be paid substantially concurrently with the funding of the New Term Loans.

(g) Officer’s Certificate. The Administrative Agent shall have received a certificate of the Borrower signed by an Authorized Officer thereof certifying that the conditions set forth in Sections 3(b), (d) and (o) hereof have been satisfied.

(h) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate executed by any Financial Officer of the Borrower dated as of the Restatement Effective Date and certifying as to the matters set forth therein after giving effect to the funding of the New Term Loans, the consummation of the Sale and Lease-Back Transaction, the Term Loan Refinancing, the incurrence of the New Revolving Commitments and the use of proceeds of the foregoing.

(i) Secretary Certificate. The Administrative Agent shall have received a certificate of an Authorized Officer of each Credit Party dated the Restatement Effective Date and certifying (i) that attached thereto is a true and complete copy of the Organizational Documents of such Credit Party or that there have been no changes to the Organizational Documents since the Original Closing Date, (ii) that attached thereto is a true and complete copy of a certificate of compliance and/or status, as applicable, from the jurisdiction of organization of such Credit Party, dated as of a recent date, (iii) that attached thereto is a true and complete copy of resolutions or written consent duly adopted by the Board of Directors or equivalent governing body of such Credit Party authorizing (A) the execution, delivery and performance of this Agreement or any other document delivered in connection herewith and that such resolutions or written consent have not been modified, rescinded or amended and are in full force and effect and (B) a named person or persons to sign this Agreement and any documents to be delivered by such Credit Party pursuant hereto and (iv) as to the incumbency and specimen signature of each Authorized Officer executing this Agreement or any other document delivered in connection herewith on behalf of such Credit Party.

(j) Know Your Customer. The Arrangers and the Administrative Agent shall have received, no later than three (3) Business Days prior to the Restatement Effective Date, all documentation and other information about the Credit Parties that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the U.S.A. PATRIOT Act and Canadian Anti-Terrorism Laws to the extent reasonable and customary and requested in writing by the Arrangers and Administrative Agent at least ten (10) days prior to the Restatement Effective Date.

(k) Funding Notice. The Administrative Agent shall have received a Funding Notice with respect to the New Term Loans in accordance with Section 1(a) of this Agreement.

(l) Security Documents. Subject to Section 12 hereof, the Administrative Agent shall have received each Collateral Document required to be executed on the Restatement Effective Date, duly executed by each Credit Party thereto (including, without limitation, leasehold mortgages in favor of the Collateral Agent and landlord consents with respect to each of the properties subject to the Sale and Lease-Back Transaction), together with evidence that all other actions, recordings and filings required by the Collateral Documents that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent.

(m) Sale and Lease-Back Transaction. The Sale and Lease-Back Transaction shall have been (or, substantially concurrently with the funding of the New Term Loans, shall be) consummated, and the Borrower shall have received SLB Proceeds in an amount no less than C$483,000,000.

(n) Consent under Secured Notes. The Borrower shall have obtained the requisite consent of the holders of the Secured Notes to permit the payment of the Specified Dividend.

(o) Leverage. After giving effect to the funding of the New Term Loans, the consummation of the Sale and Lease-Back Transaction, the Term Loan Refinancing and the use of proceeds of the foregoing, on a Pro Forma Basis and as of the Restatement Effective Date, (x) the First Lien Net Leverage Ratio shall be no greater than 3.00:1.00 and (y) the Borrower shall be in compliance with Section 6.10 of the Existing Credit Agreement, in the case of clauses (x) and (y), calculated without netting the cash proceeds of the New Term Loans.

Section 4. Representations and Warranties. Each Credit Party hereby represents and warrants, on and as of the Restatement Effective Date, that:

(a) the representations and warranties of each Credit Party set forth in Section 4 of the Existing Credit Agreement, Section 4 of the Amended and Restated Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Restatement Effective Date (with respect to Section 4 of the Amended and Restated Credit Agreement, after giving effect to the funding of the New Term Loans, the consummation of the Sale and Lease-Back Transaction, the Term Loan Refinancing, the incurrence of the New Revolving Commitments and the use of proceeds of the foregoing) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(b) this Agreement has been duly executed and delivered by each Credit Party and this Agreement, the Amended and Restated Credit Agreement and each other Credit Document executed in connection herewith constitute legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing; and

(c) the execution, delivery and performance by each Credit Party of this Agreement and the performance by each Credit Party of the Amended and Restated Credit Agreement (x) have been duly authorized by all corporate, stockholder or limited liability company or partnership or organizational action required to be obtained by such Credit Party and (y) (A) will not violate (i) any provision of law, statute, rule or regulation, (ii) any provision of the Organizational Documents of such Credit Party, (iii) any applicable order of any court or any rule, regulation or order of any Governmental Authority that has jurisdiction over such Credit Party, (iv) any provision of any Material Contract to which such Credit Party is a party or by which any of them or any of their property is or may be bound or (B) will not be in conflict with, result in a breach of or constitute a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such Material Contract where any such conflict, violation, breach or default referred to in clause (y)(A)(i), (iii) or (iv) or (B) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5. Effect on Credit Documents.

(a) On and after the effectiveness of this Agreement, each reference in any Credit Document to “the Credit Agreement” shall mean and be a reference to the Amended and Restated Credit Agreement and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended and Restated Credit Agreement.

(b) Except as specifically amended herein, all Credit Documents (including the Guaranty and all Liens granted thereunder in respect of the Obligations) shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Credit Party reaffirms its Guaranty and its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Agreement.

(c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents. This Agreement and the Amended and Restated Credit Agreement shall not constitute a novation of the Existing Credit Agreement or the other Credit Documents.

(d) This Agreement shall constitute an Incremental Loan Request with respect to the New Term Loans. The Credit Parties and the other parties hereto acknowledge and agree that, on and after the Restatement Effective Date, this Agreement shall constitute a Credit Document for all purposes of the Amended and Restated Credit Agreement.

Section 6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7. WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

Section 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Amended and Restated Credit Agreement.

Section 10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “PDF”) shall be as effective as delivery of a manually signed original.

Section 12. Post-Closing Matters. The Borrower shall complete the tasks set forth on Schedule 5.11 to the Amended and Restated Credit Agreement, in each case within the time limits specified on such schedule subject to extension by the Administrative Agent in its sole discretion.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

GATEWAY CASINOS & ENTERTAINMENT LIMITED, as the Borrower

By:	/s/ Tony Santo
Name: Tony Santo
Title: Chief Executive Officer

By:	/s/ Gabriel de Alba
Name: Gabriel de Alba
Title: Executive Chairman

1144803 B.C. LTD., as Guarantor

By:	/s/ Tony Santo
Name: Tony Santo
Title: Chief Executive Officer

1144808 B.C. LTD., as Guarantor

By:	/s/ Tony Santo
Name: Tony Santo
Title: Chief Executive Officer

1144809 B.C. LTD., as Guarantor

By:	/s/ Tony Santo
Name: Tony Santo
Title: Chief Executive Officer

0998282 B.C. LTD., as Guarantor

By:	/s/ Tony Santo
Name: Tony Santo
Title: Chief Executive Officer

GATEWAY CASINOS & ENTERTAINMENT ONTARIO LIMITED, as Guarantor

By:	/s/ Tony Santo
Name: Tony Santo
Title: Chief Executive Officer

PLAYTIME GAMING GROUP INC., as Guarantor

By:	/s/ Tony Santo
Name: Tony Santo
Title: Chief Executive Officer

[Signature Page to First Lien Credit and Guaranty Agreement]

BANK OF MONTREAL, as Administrative Agent

By:	/s/ Jeremy Beadow
Name: Jeremy Beadow
Title: Vice President

[Signature Page to First Lien Credit and Guaranty Agreement]

BNY TRUST COMPANY OF CANADA, as Collateral Agent

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Authorized Signing Officer

[Signature Page to First Lien Credit and Guaranty Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Term Loan Lender and as a Revolving Lender

By:	/s/ Michael Gutilla
Name: Michael Gutilla
Title: Authorized Signatory

[Signature Page to First Lien Credit and Guaranty Agreement]

SUNTRUST BANK, as a Revolving Lender

By:	/s/ James Ford
Name: James Ford
Title: Managing Director

[Signature Page to First Lien Credit and Guaranty Agreement]

BANK OF MONTREAL, as a Revolving Lender

By:	/s/ Jeremy Beadow
Name: Jeremy Beadow
Title: Vice President

[Signature Page to First Lien Credit and Guaranty Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

[Signature Page to First Lien Credit and Guaranty Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Revolving Lender

By:	/s/ Thomas M. Manning
Name: Thomas M. Manning
Title: Authorized Signatory

[Signature Page to First Lien Credit and Guaranty Agreement]

MACQUARIE CAPITAL FUNDING LLC, as a Revolving Lender

By:	/s/ Lisa Grushkin
Name: Lisa Grushkin
Title: Authorized Signatory

By:	/s/ Michael Barrish
Name: Michael Barrish
Title: Authorized Signatory

[Signature Page to First Lien Credit and Guaranty Agreement]

NATIONAL BANK OF CANADA, as a Revolving Lender

By:	/s/ David Sellitto
Name: David Sellitto
Title: Director

By:	/s/ David Torrey
Name: David Torrey
Title: Managing Director

[Signature Page to First Lien Credit and Guaranty Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, as a Revolving Lender

By:	/s/ Emma Johnson
Name: Emma Johnson
Title: Director

By:	/s/ Stephen Redding
Name: Stephen Redding
Title: Managing Director

[Signature Page to First Lien Credit and Guaranty Agreement]

BANK OF MONTREAL, as L/C Issuer

By:	/s/ Jeremy Beadow
Name: Jeremy Beadow
Title: Vice President

[Signature Page to First Lien Credit and Guaranty Agreement]

EXHIBIT A

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

dated as of February 22, 2017

as amended and restated as of March 13, 2018

among

GATEWAY CASINOS & ENTERTAINMENT LIMITED,

as the Borrower,

and

CERTAIN SUBSIDIARIES OF THE BORROWER,

as Guarantors,

THE LENDERS PARTY HERETO,

MORGAN STANLEY SENIOR FUNDING, INC.,

SUNTRUST ROBINSON HUMPHREY, INC.,

BMO CAPITAL MARKETS CORP.,

CREDIT SUISSE SECURITIES (USA) LLC,

GOLDMAN SACHS LENDING PARTNERS LLC,

MACQUARIE CAPITAL (USA) INC.,

NATIONAL BANK OF CANADA,

CANADIAN IMPERIAL BANK OF COMMERCE,

and

ING CAPITAL LLC,

as Joint Lead Arrangers and Joint Bookrunners,

and

BANK OF MONTREAL,

as Administrative Agent,

and

BNY TRUST COMPANY OF CANADA,

as Collateral Agent

$335,000,000 Initial Term Loans

C$150,000,000 Revolving Commitments

-i-

-ii-

-iii-

APPENDICES:

A-1	Initial Term Loan Commitments
A-2	Revolving Commitments

SCHEDULES:

1.1(a)	Guarantors
1.1(b)	Immaterial Subsidiaries
1.1(c)	Unrestricted Subsidiaries
1.1(d)	Excluded Real Property
4.4	Filings and Governmental Approvals
4.8	Equity Interests
4.9	Actions, Suits and Proceedings
4.21	Intellectual Property
5.11	Post-Closing Deliverables
6.1(a)	Certain Indebtedness
6.2(a)	Certain Liens
6.3(h)	Certain Investments
6.6(b)	Certain Affiliate Transactions
10.1	Notice Addresses

EXHIBITS:

A-1	Funding Notice
A-2	Conversion/Continuation Notice
A–3	Prepayment Notice
B-1	Initial Term Loan Note
B-2	Revolving Loan Note
C	Compliance Certificate
D	Joinder Agreement
E	Assignment Agreement
F	Solvency Certificate
G	Sponsor Affiliated Lender Assignment Agreement
H	[Reserved]
I	Intellectual Property Security Agreement
J	Securities Pledge Agreement
K	[Reserved]
L	OLGC Prescribed LC Form

-iv-

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of February 22, 2017 and as amended and restated as of March 13, 2018, is entered into by and among GATEWAY CASINOS & ENTERTAINMENT LIMITED, a corporation formed under the laws of Canada (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors, the Lenders party hereto from time to time, BANK OF MONTREAL, as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), and BNY TRUST COMPANY OF CANADA, as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, the Borrower, certain Subsidiaries of the Borrower party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent are party to the Existing Credit Agreement;

WHEREAS, pursuant to the Amendment and Restatement Agreement, and upon satisfaction (or waiver) of the conditions set forth therein, the Existing Credit Agreement is being amended and restated as set forth herein;

WHEREAS, the Borrower will use the net proceeds from the Specified Sale and Lease-Back Transaction to prepay up to C$483,000,000 aggregate principal amount of the Original Term Loans outstanding under the Existing Credit Agreement on or prior to the Restatement Effective Date;

WHEREAS, the Borrower will borrow the Initial Term Loans hereunder on the Restatement Effective Date, the net proceeds of which will be used, on the Restatement Effective Date, to (i) prepay the entire aggregate principal amount of the Original Term Loans that remain outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date (following the completion of the Specified Sale and Lease-Back Transaction and the application of the net proceeds thereof), (ii) prepay in full all Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date, (iii) repay the mortgage associated with the Cascades Casino located in Langley, British Columbia (iv) pay the Specified Dividend, (v) fund general corporate purposes (including capital expenditures) and (vi) pay fees and expenses in connection with the foregoing (collectively, the “Transactions”); and

WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower, consisting of (i) $335,000,000 aggregate principal amount of Initial Term Loans and (ii) C$150,000,000 aggregate principal amount of Revolving Commitments (together, the “Facility”).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acceptable Subordination Agreement” means a subordination agreement that is reasonably satisfactory to the Administrative Agent.

“Additional Lender” means any person (other than a natural person) that is not an existing Lender and that has agreed to provide Incremental Commitments pursuant to Section 2.21 or Refinancing Commitments pursuant to Section 2.22 (including any Sponsor Affiliated Lender).

“Adjusted LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period in relation to a Eurocurrency Rate Loan, the rate per annum obtained by dividing (i)(a) the London interbank offered rate administered by the ICE Benchmark Association Limited (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, for the relevant Interest Period displayed on page LIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate); provided that if such Reuters page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower, or (b) if no such rate is available for the Interest Period of the Loan, the Interpolated Screen Rate as of the Interest Rate Determination Date for Dollars, and for a period equal in length to the Interest Period of the Loan; provided that if (a) and (b) are not available, the terms of Section 2.16(a) shall apply; by (ii) an amount equal to (x) one minus (y) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, Adjusted LIBOR shall not be less than 0% per annum.

“Administrative Agent” as defined in the preamble hereto.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through voting power represented by issued and outstanding Equity Interests, by contract or otherwise.

“Agent(s)” means each of the Administrative Agent and the Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.15.

“Aggregate Payments” as defined in Section 7.2.

“AGLC” means the Alberta Gaming and Liquor Commission, its successors and assigns.

“Agreement” means this Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and amended and restated as of March 13, 2018, as it may be further amended, restated, supplemented or otherwise modified from time to time.

“AHYDO Catch-Up Payments” means with respect to any Person for any period, cash payments made during such period by such Person in respect of accrued interest on any Indebtedness of such Person that otherwise would constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code that are required by the terms of such Indebtedness to be made before the close of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after five (5) years from the date of original issuance or incurrence of such Indebtedness.

“All-In-Yield” means, as to any Indebtedness, the yield thereon, calculated in good faith consistent with generally accepted financial practices whether in the form of interest rate, margin, original issue discount, upfront fees, interest rate floors (in the case of an Incremental Revolving Commitment, to the extent the operation of such interest rate floor would increase the yield on drawn amounts under any applicable existing Revolving Commitment on the proposed date of the initial availability thereof), or otherwise, in each case, incurred or payable by the Borrower generally to all the lenders or holders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In-Yield” shall not include ticking fees, unused line fees, amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid, in whole or in part, to any or all lenders or holders of such Indebtedness) or other fees not paid generally to all lenders or holders of such Indebtedness.

“Amalco” means 7588674 Canada Inc., the corporation formed by the amalgamation of Old Gateway and 7588674 Canada Inc. (formerly New World Gaming Partners Holdings British Columbia Ltd.)

“Amalco Debenture” means the $1,000,000,000 fixed charge debenture, dated as of the Original Closing Date, executed by Amalco, as nominee and agent of and bare trustee for the Borrower, in favor of the Collateral Agent for the benefit of the Secured Parties.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of March 13, 2018, among the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Anti-Terrorism Laws” as defined in Section 4.22(a).

“Applicable Margin” means:

(a) Initially (and on an ongoing basis with respect to Initial Term Loans),

(i) with respect to borrowings under the Revolving Credit Facility in Canadian Dollars, initially, (A) 3.25% per annum in respect of CDOR Rate Loans and (B) 2.25% per annum in respect of Canadian Prime Rate Revolving Loans,

(ii) with respect to borrowings under the Revolving Credit Facility in Dollars, initially, (A) 3.00% per annum in respect of Eurocurrency Rate Loans and (B) 2.00% per annum in respect of Base Rate loans,

(iii) with respect to Initial Term Loans, (A) 3.00% per annum in respect of Eurocurrency Rate Loans and (B) 2.00% per annum in respect of Base Rate Loans, and

(iv) for Unused Commitment Fees and Letter of Credit Fees for standby Letters of Credit, until delivery of financial statements for the first full fiscal quarter commencing on or after the Restatement Effective Date pursuant to Section 5.4, (A) for Letter of Credit Fees, 3.00% per annum and (B) for Unused Commitment Fees, 0.500% per annum, and

(b) thereafter, in respect of the Revolving Credit Facility, Unused Commitment Fee and Letter of Credit Fees, the following percentages per annum, based upon the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.4(c):

		Applicable Margin for Revolving Credit Facility
Pricing Level	First Lien Net Leverage Ratio	Eurocurrency Rate Loans and Letter of Credit Fees	CDOR Rate Loans	Base Rate Loans	Canadian Prime Rate Loans
1	> 2.50:1.00	3.00%	3.25%	2.00%	2.25%
2	< 2.50:1.00	2.75%	3.00%	1.75%	2.00%

Pricing Level	First Lien Net Leverage Ratio	Unused Commitment Fees
1	> 2.50:1.00	0.500%
2	< 2.50:1.00	0.375%

Upon the occurrence of a Qualified IPO, each of the Applicable Margins set forth above for the Initial Term Loans shall be reduced by 0.25% per annum.

Any increase or decrease in the Applicable Margin resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.4(c); provided that “Pricing Level 1” in the table immediately above shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

If it is subsequently determined before the date on which all Loans have been repaid and all Commitments have been terminated that the First Lien Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the First Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined First Lien Net Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the First Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable by the Borrower upon the date that is three (3) Business Days after notice by the Administrative Agent to the Borrower of such miscalculation (even if, for the avoidance of doubt, such third Business Day occurs on or after the Maturity Date). During such three (3) Business Day period and thereafter, if the preceding sentence is complied with, the failure to previously pay such interest and fees at the correct Applicable Margin and the delivery of such inaccurate certificate shall not in and of themselves constitute a Default or Event of Default and no amounts shall be payable at the Default Rate in respect of any such interest or fees.

“Applicable Reserve Requirement” means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurocurrency Rate Loans. A Eurocurrency Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to any Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Lenders.

“Approved Fund” as defined in Section 10.4(b)(ii).

“Arrangers” means MSSF, SunTrust Robinson Humphrey, Inc., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, Macquarie Capital (USA) Inc., National Bank of Canada, Canadian Imperial Bank of Commerce and ING Capital LLC, as Joint Lead Arrangers and Joint Bookrunners.

“Asset Sale” means any sale, transfer or other disposition (other than by way of license or lease in the ordinary course of business) of any assets by the Borrower or any Restricted Subsidiary. Notwithstanding the foregoing, none of the following shall constitute “Asset Sales”: (1) issuances of Equity Interests by the Borrower, (2) issuances of Equity Interests by any subsidiary of the Borrower to the Borrower or any other subsidiary of the Borrower to the extent such issuances do not result in a reduction of the percentage of such subsidiary directly or indirectly owned by the Borrower, or (3) any transaction permitted by Section 6.4 (other than clauses (i), (p) and (v) thereof).

“Assignment Agreement” means, as applicable, an assignment and assumption agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent and the Borrower.

“Assignment of Insurance” means the assignment of insurance, dated as of the Original Closing Date, executed by the Borrower and the additional Credit Parties which are shown as insured parties in favor of the Collateral Agent for the benefit of the Secured Parties under insurance policies insuring the property and assets of the Credit Parties.

“Assignor” as defined in Section 10.4(b)(i).

“Authorized Agent” as defined in Section 10.15(c)(i).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), Financial Officer of such Person or any other individual designated (i) by the Board of Directors or member of such Person or (ii) in writing to the Administrative Agent by an existing Authorized Officer of such Person as an authorized signatory of any document or certificate delivered hereunder.

“Auto-Extension Letter of Credit” as defined in Section 2.4(b)(iii).

“Auto-Reinstatement Letter of Credit” as defined in Section 2.4(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1.0%, (ii) the Prime Rate in effect for such day as announced from time to time and (iii) the Adjusted LIBOR for a one-month Interest Period for a deposit in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR, as the case may be; provided, further, that for the purpose of clause (iii), the Adjusted LIBOR for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London, England time).

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“BCLC” means the British Columbia Lottery Corporation, its successors and assigns.

“Below Threshold Asset Sale Proceeds” as defined in the definition of “Net Cash Proceeds.”

“Beneficiary” means each Agent, L/C Issuer, Lender and Lender Counterparty.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BIA” means the Bankruptcy and Insolvency Act (Canada) as now and hereafter in effect, or any successor statute.

“Board of Directors” means with respect to any Person, the board of directors (or comparable governing body or managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable governing body or managers).

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Borrower Materials” as defined in Section 10.17.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, Toronto, Ontario or the Province of British Columbia is a day on which banking institutions located in such state or province are authorized or required by law or other governmental action to close; (ii) with respect to all notices, determinations, fundings and payments in connection with any Eurocurrency Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market; (iii) with respect to all notices, determinations, fundings and payments in connection with any CDOR Rate Loans or Canadian Prime Rate Loans, any day excluding any day which is a legal holiday in the Province of Ontario or is a day on which banking institutions are authorized or required to close in Toronto, Ontario.

“Cage Cash” means, at any time, the aggregate amount of cash float held by, or for the account of, the Borrower or any Subsidiary that is required by a Gaming Authority to be maintained by the Borrower or Subsidiary under applicable law or any COSA Agreement for the purpose of making change, redeeming chips and paying winnings to any Person entitled thereto in connection with the slot machines, table games and other lottery and related promotional schemes conducted, managed and operated by the Borrower or Subsidiary in its casinos. For certainty, Cage Cash does not include any cash float that is supplied by, or the property of, a Gaming Authority.

“Canadian Anti-Terrorism Laws” means any law, judgment, order, executive order, decree, ordinance, rule or regulation related to terrorism financing or money laundering applicable in Canada including Part II.1 of the Criminal Code, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, and regulations promulgated pursuant to the Special Economic Measures Act, and the United Nations Act.

“Canadian Dollar Equivalent” means (i) with respect to an amount denominated in any currency other than Canadian Dollars on any date, the equivalent in Canadian Dollars of such amount determined pursuant to Section 1.6 using the Exchange Rate with respect to such currency at the time in effect under the provisions of Section 1.6 and (ii) with respect to an amount denominated in Canadian Dollars on any date, the amount thereof.

“Canadian Dollars” or “C$” refers to the lawful money of Canada.

“Canadian Pension Plan” means a plan that is or is intended to be a “registered pension plan” as such term is defined in the Income Tax Act (Canada).

“Canadian Prime Rate” means, on any day, the annual rate of interest equal to the highest of (i) the annual rate of interest publicly announced by the Administrative Agent as its reference rate for loans in Canadian dollars to Canadian customers and designated as its “prime rate” and (ii) the CDOR Rate for a period of one month plus 1.00%, with any such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate.

“Canadian Prime Rate Loan” means a Loan bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under IFRS and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with IFRS; provided that any obligations that would not be accounted for as Capital Lease Obligations under IFRS as of the Restatement Effective Date shall not be included in Capital Lease Obligations after the Restatement Effective Date due to any changes in IFRS or interpretations thereunder or otherwise.

“Capital Stock” means (1) in the case of a corporation, corporate stock or shares; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral Account” means a blocked account at the Administrative Agent (or another commercial bank selected by the Administrative Agent and reasonably acceptable to the Borrower) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, applicable L/C Issuer and the Lenders, as collateral for L/C Obligations, or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means as at any date of determination, any of the following:

(1) Canadian dollars, U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business:

(2) securities issued or directly and fully guaranteed or insured by the U.S. government, the Canadian government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million and whose long-term debt is rated “A” or the equivalent thereof by DBRS, Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “Al” or the equivalent thereof by DBRS, Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America, province of Canada or any political subdivision thereof having one of the two highest rating categories obtainable from either DBRS, Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than a Sponsor or any of its Affiliates) with a rating of “A” or higher from S&P, “A2” or higher from Moody’s or “A” or higher from DBRS (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Cash Management Agreement” means any agreement to provide to Borrower or any of its subsidiaries cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services allocation.

“Casualty Event” means any settlement of, or payment in respect of, (i) any property or casualty insurance claim or (ii) any seizure, condemnation, confiscation or taking under the power of eminent domain of, requisition of title to or use of, or any similar event in respect of, or proceeding relating to, any asset of the Borrower or any Restricted Subsidiary.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) as now and hereafter in effect or any successor statute.

“CDOR Rate” means on any day the annual rate of interest which is the rate determined as being the average of the quotations of all financial institutions listed in respect of the rate for Canadian Dollar bankers’ acceptances for the relevant period displayed and identified as such on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 a.m. (Toronto, Ontario local time) on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto, Ontario local time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest with notice of such adjustment in reasonable detail evidencing the basis for such determination being concurrently provided to the Borrower). If such rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR Rate on that day shall be the rates applicable to Canadian Dollar bankers’ acceptances for the relevant period quoted for customers in Canada by the Administrative Agent as of 10:00 a.m. (Toronto, Ontario local time) on such day; or if such day is not a Business Day, then on the immediately preceding Business Day. If the CDOR Rate determined pursuant to the foregoing for any period is less than 0%, then the CDOR Rate for purposes of this Agreement for such period shall be deemed to be 0%.

“CDOR Rate Loan” means a Loan bearing interest by reference to the CDOR Rate.

“CFPOA” means the Corruption of Foreign Public Officials Act (Canada) as now and hereafter in effect, or any successor statute.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the Restatement Effective Date, (b) any change in law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.16(b) or 2.17, by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority, made or issued after the Restatement Effective Date; provided, however, that, notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any equivalent European regulation, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America, Canada or other foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, amended or issued.

“Change of Control” means:

(a) prior to a Qualified IPO, the Permitted Holders cease to beneficially own (as defined below), or to have, directly or indirectly, the power to vote or direct the voting of, Voting Interests of the Borrower representing a majority of the voting power of the total outstanding Voting Interests of the Borrower;

(b) following a Qualified IPO, the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) or group (as that term is used in Section 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the “beneficial owner” (as such term is defined under Rule 13d3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Interests of the Borrower, measured by voting power rather than number of shares;

(c) any “change of control” or similar concept (as defined under a Material Contract with a Gaming Authority) of the Borrower occurs that has not been approved or consented to, or otherwise waived, by the applicable Gaming Authority and would otherwise give rise to a right by such Gaming Authority to terminate such Material Contract; or

(d) at any time a change of control or similar event (however defined) occurs under the Secured Notes Documents.

“Charges” as defined in Section 10.9(a).

“Class,” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Term Loan Commitments, Revolving Commitments, Incremental Revolving Commitments, Refinancing Revolving Commitments, Extended Revolving Commitments of a given Extension Series, Incremental Term Commitments, Refinancing Term Commitments or Commitments in respect of Extended Term Loans of a given Extension Series, in each case, not designated part of another existing Class and (c) when used with respect to Loans, refers to whether such Loans, or the Loans, are Initial Term Loans, Revolving Loans, Incremental Term Loans, Incremental Revolving Loans, Refinancing Revolving Loans, Extended Term Loans, Loans made pursuant to Extended Revolving Commitments or Refinancing Term Loans, in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Collateral” means, all the “Collateral” (or equivalent term) as defined in any Collateral Document.

“Collateral Agent” as defined in the preamble hereto.

“Collateral and Guarantee Requirement” means the requirement that:

(a) no later than the Restatement Effective Date, the Administrative Agent shall have received from each Credit Party, the applicable Debenture duly executed and delivered on behalf of such Credit Party;

(b) on or prior to the Restatement Effective Date, (i) the Administrative Agent shall have received subject to the exceptions (if any) set forth in the Securities Pledge Agreement, a pledge of all the issued and outstanding Equity Interests of each subsidiary (other than any Unrestricted Subsidiary or Immaterial Subsidiary or Equity Interests that constitute Excluded Assets) and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) on or prior to the Restatement Effective Date, all Indebtedness of the Borrower and each Subsidiary of the Borrower having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5,000,000 (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Credit Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Debentures (or other applicable Collateral Document as reasonably required by the Administrative Agent) and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d) in the case of any person that becomes or is required to become a Credit Party after the Restatement Effective Date, the Administrative Agent shall have received a Joinder Agreement, the applicable Collateral Documents and the other applicable Credit Documents, in each case, substantially in the form specified therein, duly executed and delivered on behalf of such Credit Party in accordance with Section 5.11(c);

(e) after the Restatement Effective Date, subject to the exceptions set forth in the Collateral Documents, (i) all the outstanding Equity Interests of (A) any person that becomes a Credit Party after the Restatement Effective Date and (B) subject to Section 5.11(c), all the Equity Interests that are acquired by a Credit Party after the Restatement Effective Date (other than Unrestricted Subsidiaries and Immaterial Subsidiaries), shall have been pledged pursuant to the Securities Pledge Agreement and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the extent required by the Securities Pledge Agreement;

(f) except as otherwise contemplated by the Collateral Documents or as set out in Schedule 5.11, all documents and instruments, including UCC financing statements, PPSA financing statements or similar registrations under the Civil Code of Quebec, filings with the United States Patent and Trademark Office, filings with the United States Copyright Office, filings with the Canadian Intellectual Property Office and all other actions reasonably requested by the Administrative Agent to be filed, registered, recorded or delivered to create the Liens intended to be created by the Collateral Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been delivered to the Administrative Agent (or a designated bailee thereof) for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Collateral Document;

(g) except as otherwise contemplated by any Collateral Document or as set forth in Schedule 5.11, each Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Collateral Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(h) after the Restatement Effective Date, the Administrative Agent shall have received such other Collateral Documents as may be required to be delivered pursuant to Section 5.11 and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.11.

“Collateral Documents” means the Debentures, Securities Pledge Agreement, Intellectual Property Security Agreement, the Assignment of Insurance, any Intercreditor Agreement, if executed and delivered, and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C or another form as may be agreed by the Borrower and Administrative Agent from time to time.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Fixed Charges; plus

(3) Consolidated Depreciation and Amortization Expense; plus

(4) Consolidated Non-cash Charges; plus

(5) any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted hereunder (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the repayment of the Existing Indebtedness, the offering of the Secured Notes or the incurrence of Indebtedness hereunder, (ii) any amendment or other modification of the Secured Notes or other Indebtedness, (iii) any additional interest in respect of the Secured Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6) expenses or fees (other than Consolidated Depreciation and Amortization Expense) incurred in connection with restructurings or other non-recurring transactions (including, without limitation, casino opening costs); plus

(7) the amount of management, monitoring, consulting, transaction and advisory fees, and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by Section 6.6; plus

(8) the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(9) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Guarantor or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; less, without duplication,

(10) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated Adjusted EBITDA in any prior period and any items for which cash was received in a prior period).

“Consolidated Amortization Expense” means, with respect to the Borrower and its Restricted Subsidiaries for any period, amortization expense arising pursuant to IFRS.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with IFRS, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with IFRS, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions or the Original Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Original Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to Consolidated Adjusted EBITDA included in clause (5)(i) of the definition thereof.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the depreciation of property, plant and equipment, the amortization of intangible assets, deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with IFRS.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capital Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedge Agreements, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges incurred in connection with any Receivables Financing which are payable to Persons other than the Borrower and its Restricted Subsidiaries; minus

(4) interest income for such period.

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with IFRS.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; plus, without duplication, the Government Reimbursement Amounts for such period provided, however, that:

(1) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(2) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Borrower) shall be excluded;

(4) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedge Agreements or other derivative instruments shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available under clause (a)(ii) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(7) any non-cash tax expense arising pursuant to IFRS shall be excluded;

(8) any impairment charges or asset write-offs, in each case pursuant to IFRS, and Consolidated Amortization Expense shall be excluded;

(9) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock or other rights shall be excluded;

(10) any (a) one-time non-cash compensation charges, (b) costs and expenses after the Original Closing Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Original Closing Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(11) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any realized or unrealized net loss or gain resulting from hedging transactions for currency exchange or interest rate risk, shall be excluded; and

(12) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with IFRS; provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) taken into account in calculating Consolidated Net Income.

“Consolidated Total Assets” means, as of any date of determination and on a Pro Forma Basis for any acquisition or disposition that has been consummated on or prior to the date of determination, the total amount of all assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with IFRS.

“Consolidated Working Capital” means, as of any date of determination, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination; provided that, increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (i) any reclassification in accordance with IFRS of assets or liabilities, as applicable, between current and non-current or (ii) the effects of purchase accounting.

“continuing” means, with respect to any default or event of default, that such default or event of default has not been cured or waived.

“Contributing Guarantors” as defined in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“COSA Agreement” means agreements in effect, from time to time, between (a) BCLC and the Borrower in respect of the casino and related operations of the Borrower in each of Burnaby, British Columbia, Langley, British Columbia, Kamloops, British Columbia, Kelowna, British Columbia, Penticton, British Columbia, Vernon, British Columbia, New Westminster, British Columbia and Squamish, British Columbia including the assignment, amendment and consent agreement dated September 16, 2010 with respect to the multiple casino operational services agreement dated June 10, 2009, between the BCLC, the Borrower and Old Gateway, (b) the casino gaming retailer agreements in effect from time to time between AGLC and the Borrower in respect of casino gaming terminals in the casinos of the Borrower in Edmonton, Alberta including the video lottery retailer agreements with respect to the Starlight Casino (formerly Palace Casino) and Grand Villa Casino (formerly Baccarat Casino) between the AGLC and the Borrower and the lottery ticket centre retailer agreements with respect to the Starlight Casino (formerly Palace Casino) and Grand Villa Casino (formerly Baccarat Casino) between the AGLC and the Borrower (in each case, as amended, supplemented, restated or replaced from time to time), (c) BCLC and Playtime Gaming Group Inc. in respect of the casino and related operations of Playtime Gaming Group Inc. in each of Abbotsford, British Columbia, Campbell River, British Columbia, Courtenay, British Columbia, Langley, British Columbia and Victoria, British Columbia (d) the OLGC and the Borrower in respect of the Southwest Bundle and the North Bundle and (e) any other Material Contract with a Gaming Authority.

“Courtenay Property” means the properties located on Hunt Road, Courtenay, B.C. and legally described as: (i) Parcel Identifier 027-151-891 Lot A Section 14 Comox District Plan VIP83482; and (ii) Parcel Identifier 027-151-905 Lot B Section 14 Comox District Plan VIP83482.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Amendment and Restatement Agreement, any Issuer Documents, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent, any L/C Issuer or any Lender in connection herewith on or after the Original Closing Date.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means the Borrower and each Guarantor.

“Cumulative Credit” means, at any time, an amount (which shall not be less than zero) equal to:

(a) (i) the amount (which amount shall not be less than zero) from January 1, 2017 to the end of the Borrower’s most recently ended Fiscal Quarter equal to 50% of the cumulative Consolidated Net Income of the Borrower and its Restricted Subsidiaries (reduced by 100% of any deficit) for the period; plus

(ii) the aggregate amount of cash proceeds from the sale of Equity Interests of the Borrower (including upon exercise of warrants or options or upon the conversion of Indebtedness of the Borrower or any Restricted Subsidiary owed to a person other than a Parent Entity or a Restricted Subsidiary) received by the Borrower after the Original Closing Date and at or prior to such time; provided that this clause (ii) shall exclude sales of Disqualified Stock, Equity Interests financed as contemplated by Section 6.3(e) and Equity Interests issued in connection with the cure right pursuant to Section 8.2; plus

(iii) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Borrower issued after the Original Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Borrower (other than Disqualified Stock); plus

(iv) the cumulative amount of (x) capital contributions made to the Borrower in cash or Cash Equivalents (other than proceeds from (1) the issuance of Disqualified Stock, (2) Equity Interests issued in connection with the cure right pursuant to Section 8.2 and (3) capital contributions made on or prior to the Original Closing Date) and (y) the fair market value, as determined by the Borrower in good faith, of property or assets (other than cash) received by the Borrower as a capital contribution; plus

(v) the cumulative Net Cash Proceeds from the sale of any Investments made pursuant to Section 6.3(dd), to the extent such Net Cash Proceeds are not required to be used for prepayments pursuant to Section 2.13 or are reinvested pursuant to Section 2.13; plus

(vi) the cumulative amount of returns (including dividends, interest, distributions, returns of principal, repayments, income and similar amounts) received by the Borrower or any Restricted Subsidiary in cash or Cash Equivalents in respect of any Investments made pursuant to Section 6.3(dd); plus

(vii) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any of its Restricted Subsidiaries, the lesser of (x) the fair market value of the Investments of the Borrower or the applicable Restricted Subsidiary made with the Cumulative Credit in such Unrestricted Subsidiary at the time of such redesignation, merger or consolidation (or of the assets transferred or conveyed, as applicable) and (y) the fair market value of the original Investments by the Borrower or the applicable Restricted Subsidiary made with the Cumulative Credit in such Unrestricted Subsidiary, in each case, as determined by the Borrower in good faith; plus

(viii) the aggregate Net Cash Proceeds received by the Borrower in the form of dividends and distributions made by any Unrestricted Subsidiary or any Joint Venture and returns of principal, cash repayments, interest and similar payments made by any Unrestricted Subsidiary or joint venture in respect of Investments made by the Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary or joint venture up to the amount of Investment, and the Net Cash Proceeds in connection with the sale, transfer or other disposition of assets or the Equity Interests of any Unrestricted Subsidiary or joint venture to any Person other than Borrower or a Restricted Subsidiary after the Original Closing Date; plus

(ix) the cumulative amount of mandatory prepayments declined by a Lender under Section 2.13(d); minus

(b) the aggregate amount of any Investments made pursuant to Section 6.3(dd), any Restricted Payments made pursuant to Section 6.5(m) and any prepayments in respect of any Junior Financing made pursuant to Section 6.8(a)(1)(f) after the Restatement Effective Date and at or prior to such time.

“Cure Notice” as defined in Section 8.2.

“Currency” means each of Dollars and Canadian Dollars.

“DBRS” means the DBRS Limited and any successor thereto.

“Debenture (Alberta)” means the $1,000,000,000 fixed and floating charge debenture, executed by the Borrower and each Guarantor on February 22, 2017, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Debenture (B.C.)” means the $1,000,000,000 fixed and floating charge debenture, executed by the Borrower and each Guarantor on February 22, 2017, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Debenture (Ontario)” means the $1,000,000,000 fixed and floating charge debenture, executed by the Borrower and Gateway Casinos & Entertainment Ontario Limited on February 22, 2017, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Debentures” means, collectively, the Debenture (Alberta), the Debenture (B.C.), the Debenture (Ontario), the Amalco Debenture and all other debentures duly executed by the Borrower or a Guarantor in favor of the Collateral Agent from time to time.

“Debtor Relief Laws” means the Bankruptcy Code, the CCAA the BIA, the Winding-up Act (Canada), the reorganization provision of the applicable corporate statutes, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of Canada or the United States or other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to the amount of any principal or interest of any Loan not paid when due, the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.0% per annum or (b) with respect to all other overdue amounts, the Base Rate or Canadian Prime Rate, as applicable, plus the Applicable Margin applicable to Revolving Loans which are Base Rate Loans or Canadian Prime Rate Loans, as applicable, plus 2.0% per annum.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Defined Benefit Plan” means a Canadian Pension Plan which contains a “defined benefit provision,” as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with an asset disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Borrower or any Parent Entity (other than Disqualified Stock), that is issued for cash (other than to the Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to a certificate of an Authorized Officer, on the issuance date thereof.

“Disqualified Persons” means (a) persons identified by name in writing to the Arrangers by the Borrower on or prior to the Restatement Effective Date (including, for the avoidance of doubt any person that is a Disqualified Person under the Existing Credit Agreement immediately prior to the Restatement Effective Date), (b) any person which is a competitor of the Borrower identified by name in writing to the Arrangers by the Borrower on or prior to the Restatement Effective Date, (c) any person which is or becomes a competitor of the Borrower that is identified by name in writing to the Administrative Agent by the Borrower from time to time after the Restatement Effective Date and (d) any Affiliate of a person identified pursuant to clauses (a), (b) or (c) that is readily identifiable by name (other than bona fide debt funds unless separately identified in writing in accordance with clauses (a), (b) or (c) above) or any Affiliate of a person identified pursuant to clauses (b) or (c) that is identified in writing by the Borrower to the Administrative Agent.

“Disqualified Stock” means any Equity Interests of such person that, by their terms (or by the terms of any security into which such Equity Interests are convertible or for which such Equity Interests are redeemable or exchangeable), or upon the happening of any event or condition, (a) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control, Qualified IPO or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, Qualified IPO or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are convertible or exchangeable for Indebtedness or Disqualified Stock, or (c) are redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days following the latest Maturity Date at the time of issuance of such Equity Interests; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, other than via an Undisclosed Administration, a voluntary or involuntary case filed with respect to such Distressed Person, under any debtor relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachments on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Distressed Person” as defined in the definition of “Distress Event.”

“Dollar Equivalent” means (i) with respect to an amount denominated in any currency other than Dollars on any date, the equivalent in Dollars of such amount determined pursuant to Section 1.6 using the Exchange Rate with respect to such currency at the time in effect under the provisions of Section 1.6 and (ii) with respect to an amount denominated in Dollars on any date, the amount thereof.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means each subsidiary of the Borrower organized under the laws of Canada or any province or territory thereof.

“Draft” means, at any time, (i) a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on a Lender and bearing such distinguishing letters and numbers as the Lender may determine; or (ii) a depository bill within the meaning of the Depository Bills and Notes Act (Canada).

“Dutch Auction” means an auction of Term Loans conducted (a) pursuant to Section 10.4(l) to allow a Sponsor Affiliated Lender to acquire Term Loans at a discount to par value and on a non pro rata basis or (b) pursuant to Section 10.4(j) to allow a Purchasing Borrower Party to prepay Term Loans at a discount to par value and on a non pro rata basis, in each case, in accordance with the applicable Dutch Auction Procedures.

“Dutch Auction Procedures” means, with respect to a purchase of Term Loans by a Sponsor Affiliated Lender pursuant to Section 10.4(l) or with respect to a purchase or prepayment of Term Loans by a Purchasing Borrower Party pursuant to Section 10.4(j), Dutch auction procedures as reasonably agreed upon by such Sponsor Affiliated Lender or Purchasing Borrower Party, as the case may be, and the Administrative Agent.

“Earn-Outs” means any consideration in connection with an acquisition that is in any way contingent on the performance of the business being acquired.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an affiliate of any Lender or an Approved Fund (any two or more Approved Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, none of the following shall be an Eligible Assignee: (a) any Defaulting Lender, Credit Party or Affiliate of a Credit Party (except Purchasing Borrower Parties with respect to assignments pursuant to Section 10.4(j) and Sponsor Affiliated Lender pursuant to Section 10.4(l)), (b) any Disqualified Person and (c) any Person who is engaged in operating or managing Gaming Facilities or an “associate” (within the meaning of the applicable Gaming Law) of such Person (other than by virtue solely of being a Lender or by virtue of being a creditor of such Gaming Facility that has exercised a power of foreclosure or similar right).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) which is or was sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any of its subsidiaries or any of their respective ERISA Affiliates but excluding Canadian Pension Plans.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage to the Environment or to human health and safety.

“Environmental Laws” means any and all applicable current or future foreign or domestic, federal or state or provincial (or any subdivision of any of them) laws (including the common law), statutes, ordinances, orders, rules, or regulations relating to pollution, the protection of the Environment or to human health and safety.

“Environmental Liability” means any liability directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, or (d) the Release or threatened Release of any Hazardous Materials, including, in each case, any such liability which any Credit Party has retained or assumed either contractually or by operation of law.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 and 430 of the Internal Revenue Code and Sections 302 and 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code and Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Borrower, any of its subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower, any of its subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower, any of its subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by the Borrower, any of its subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) a failure by the Borrower, any of its subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA, (ix) a determination that any Pension Plan is, or is reasonably expected to be, in “at risk” status, within the meaning of Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA; (x) receipt from the Internal Revenue Service of written notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code; or (xii) any event with respect to any Non-U.S. Plan which is similar to any event described in any of subsections (i) through (xi) hereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(1) the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis, increased, in each case, without duplication, by:

(a) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding (i) any such non-cash charges representing an accrual or reserve for potential cash items in any future period and (ii) amortization of a prepaid cash item that was paid in a prior period;

(b) decreases in Consolidated Working Capital for such period;

(c) cash receipts in respect of Hedge Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income;

(d) the aggregate amount of any non-cash loss recognized as a result of any Asset Sale or Casualty Event (other than any Asset Sale in the ordinary course of business) that resulted in a decrease to Consolidated Net Income (up to the amount of such decrease);

reduced by (without duplication):

(2) the sum, in each case, without duplication, of:

(a) an amount equal to the amount of all (i) non-cash gains or credits included in arriving at such Consolidated Net Income (excluding any non-cash gain or credit to the extent representing the reversal of an accrual or reserve described in clause (1)(a) above) and (ii) cash charges excluded by virtue of clauses (1) through (12) of the definition of “Consolidated Net Income”;

(b) the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (i) the principal component of payments in respect of Capital Lease Obligations and (ii) the amount of any mandatory or voluntary prepayment of Indebtedness (excluding (A) all prepayments in respect of any revolving credit facility (including Revolving Commitments), except to the extent there is an equivalent permanent reduction in commitments thereunder, (B) payments and prepayments of the Secured Notes and (C) prepayments of the Term Loans)) made during such period or in the subsequent period prior to the date on which Borrower is required to make the applicable prepayment pursuant to Section 2.13(b) so long as such amount does not reduce Excess Cash Flow in the subsequent period, in each case financed with Internally Generated Cash (or revolving loans) of the Borrower and its Restricted Subsidiaries;

(c) increases in Consolidated Working Capital for such period;

(d) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of the permanent reduction of long-term liabilities (other than Indebtedness) of the Borrower and its Restricted Subsidiaries to the extent such payments are not deducted in calculating Consolidated Net Income in each case financed with Internally Generated Cash (or revolving loans) of the Borrower and its Restricted Subsidiaries;

(e) without duplication of amounts deducted pursuant to clause (h) below in prior Fiscal Years, the amount of capital expenditures and the aggregate amount of cash consideration paid by the Borrower and its Restricted Subsidiaries in connection with Investments constituting Permitted Acquisitions, Specified Investments and acquisitions of Intellectual Property made during such period, in each case, to the extent financed with Internally Generated Cash (or revolving loans) of the Borrower and its Restricted Subsidiaries;

(f) the amount of Restricted Payments made in cash pursuant to clauses (a), (b), (d), (g) and (j) of Section 6.5 paid during such period in each case to the extent such Restricted Payments were financed with Internally Generated Cash (or revolving loans) of the Borrower and its Restricted Subsidiaries;

(g) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment, early extinguishment or conversion of Indebtedness to the extent such payments are not deducted in calculating Consolidated Net Income;

(h) without duplication of amounts deducted from Excess Cash Flow in prior Fiscal Years, the aggregate consideration (x) required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to Permitted Acquisitions or other Investments, capital expenditures or acquisitions of Intellectual Property or (y) budgeted to be used for capital expenditures, in each case to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (“Contract Consideration”); provided that to the extent the aggregate amount of Internally Generated Cash (or revolving loans) actually utilized to finance such Permitted Acquisitions, other Investments, capital expenditure or acquisitions of Intellectual Property during such period is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period;

(i) the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

(j) cash expenditures in respect of Hedge Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income;

(k) proceeds of any Asset Sale or Casualty Event to the extent otherwise included in the definition of Excess Cash Flow and to the extent the Borrower is in compliance with the applicable mandatory prepayment requirements set forth in Section 2.13;

(l) the aggregate amount of any non-cash gain recognized as a result of any Asset Sale or Casualty Event (other than any Asset Sale in the ordinary course of business) that resulted in an increase to Consolidated Net Income (up to the amount of such increase), and cash indemnity payments received pursuant to indemnification provisions in any acquisition or any other Investment permitted under this Agreement, in each case that resulted in an increase to Consolidated Net Income (up to the amount of such increase);

(m) the aggregate amount of fees, costs and expenses in connection with any, and any payments of, Transaction expenses or Original Transaction expenses, to the extent paid in cash and not deducted in calculating Consolidated Net Income; and

(n) to the extent not already deducted in calculating Consolidated Net Income, losses, charges and expenses related to internal software development that are expenses but could have been capitalized under alternative accounting policies in accordance with IFRS.

“Excess Cash Flow Calculation Date” as defined in Section 2.13(b).

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on December 31, 2018.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent or Canadian Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars or Canadian Dollars, as applicable, at the time of determination on such day as established by Bank of Canada at approximately noon (Toronto, Ontario local time) or if Bank of Canada no longer quotes such spot rate of exchange at approximately noon, then at approximately 4:30PM on such day for such currency. In the event that such rate is not available, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars or Canadian Dollars for delivery two (2) Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets” means (i) any “Consumer Goods” as defined in the Personal Property Security Act (British Columbia), the Personal Property Security Act (Alberta) or the Personal Property Security Act (Ontario), (ii) proceeds payable to third parties under directors and officers liability policy and public liability policies in respect of issued claims, (iii) proceeds under any insurance policies which are payable to any holder of a Permitted Lien which has priority under any applicable laws, (iv) any agreements, contracts, franchises, rights, leases, leasehold property, licenses or permits (or rights thereunder), contract rights or intellectual property rights to the extent that the grant of a mortgage, charge, pledge, sublease, assignment or security interest would constitute a violation or breach of a restriction or prohibition on such grant (including, in each case, a statutory or regulatory prohibition or restriction) (collectively, the “Contract Rights”), or would otherwise permit the acceleration or termination of such Contract Right, unless or until any required consents, waiver or other actions have been obtained, (v) equity interests in any Person that is less than 100% wholly-owned by the Borrower, Amalco or any Guarantor, unless the grant of a mortgage, charge, pledge, sublease, assignment and security interest would not constitute a violation or breach of a restriction or prohibition on such grant contained in any document governing such Equity Interest, (vi) any license or permit granted to the Borrower, Amalco or any Guarantor by any nation or government, any state, province, territory, city, municipal entity or other political subdivision thereof; or any Governmental Authority to carry on or operate a business (a “Public License”), if and to the extent that: (A) the granting of a security interest in or over, or an assignment of, the Public License constitutes a breach and/or default in respect of such Public License; (B) the granting of a security interest in or over, or an assignment of, the Public License requires the consent of such Governmental Authority and the consent of such Governmental Authority has not been obtained; or (C) the granting of a security interest over, or an assignment of, the Public License results in a transfer of the Public License to the Collateral Agent and the Collateral Agent is not eligible under the policies and procedures of the applicable Governmental Authority to be a transferee of the Public License; but the Borrower, Amalco or Guarantor, as the case may be, shall hold to the extent that and only for so long as doing so will not constitute a breach and/or default with respect to the relevant Public License its interest in any such Public License in trust for the Collateral Agent until such time as the requisite consents or waivers of the relevant Governmental Authority are obtained, (vii) any equipment or other assets owned by the Borrower, Amalco or any Guarantor that is subject to a purchase money lien or Capital Lease Obligation, in each case permitted under this Agreement, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than the Borrower, Amalco, or the Guarantor as a condition to the creation of any other security interest on such equipment or asset and, in each case, the prohibition or requirement is permitted under this Agreement and (viii) the property set forth on Schedule 1.1(d).

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 6.1 (other than Refinancing Loans and Refinancing Equivalent Debt).

“Excluded Subsidiary” means (a) Unrestricted Subsidiaries, (b) Immaterial Subsidiaries, (c) any subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Original Closing Date, the Restatement Effective Date or on the date any such subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of such acquisition), from guaranteeing the payment of the Obligations or which would require consent, approval, license or authorization from any Governmental Authority to provide a guarantee, provided that where such Governmental Authority is a Gaming Authority, the Borrower shall use reasonable commercial efforts to obtain such consent, (d) any subsidiary of the Borrower organized outside of the United States and Canada, (e) any not-for-profit subsidiaries, captive insurance subsidiaries or other special purpose entities, if any, (f) any non-wholly-owned subsidiaries of the Borrower and (g) additional subsidiaries to the extent the Administrative Agent and the Borrower determine in good faith that the cost or burden of providing such a guarantee is excessive in relation to the value afforded to the Lenders thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, as it relates to all or a portion of the guarantee of such Guarantor or the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof or grant of a security interest therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of or grant of a security interest by such Guarantor becomes effective with respect to such Swap Obligation, after giving effect to customary “keepwell” provisions (or the application or official interpretation of any thereof).

“Excluded Taxes” means, with respect to any Recipient:

(a) Taxes imposed on (or measured by) its net income, profits, gains or branch profits (and any franchise, capital or similar Taxes imposed in lieu of net income Taxes) that are (x) imposed by any jurisdiction as a result of the applicable recipient being organized under the laws of or being a resident of, or having its principal office located in or, in the case of a Lender, its applicable lending office, located in, such jurisdiction (or any political subdivision thereof) or (y) Other Connection Taxes,

(b) in the case of any Lender or L/C Issuer, any Tax that is attributable to such Lender’s or L/C Issuer’s failure to comply with Section 2.18(c),

(c) any Canadian withholding Taxes imposed on any amount paid or credited, or deemed as paid or credited, by or on account of any obligation of the Borrower or any Credit Party under this Agreement or any Credit Document: (i) to a Person with which the Borrower or Credit Party does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of making such payment or (ii) in respect of a debt or other obligation to pay an amount to a Person with whom the payer is not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of such payment (other than where the non-arm’s length relationship arises solely from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Credit Document),

(d) any Canadian withholding Taxes imposed on any amount paid or credited, or deemed as paid or credited, to any Recipient by reason of such Recipient: (i) being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Borrower, or (ii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Borrower (other than where such Recipient is a “specified non-resident shareholder,” or does not deal at arm’s length with a “specified non-resident shareholder” as a result of the Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement of any other Credit Document),

(e) any Taxes imposed under FATCA, and

(f) any US federal backup withholding Tax imposed under Section 3406 of the Code.

“Executive Order” as defined in Section 4.22(a).

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the Restatement Effective Date.

“Existing Indebtedness” means (i) the senior secured credit facilities pursuant to the Third Amended and Restated Credit Agreement, dated as of November 26, 2013 and as further amended, among the Borrower, the lenders party thereto, The Toronto-Dominion Bank, in its capacity as administrative agent and the other parties thereto and (ii) the Borrower’s 8.50% Second Priority Senior Secured Notes due 2020.

“Existing Letter of Credit” means each Letter of Credit (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date.

“Existing Revolver Tranche” as defined in Section 2.23(b).

“Existing Term Loan Tranche” as defined in Section 2.23(a).

“Extended Revolving Commitments” as defined in Section 2.23(b).

“Extended Term Loans” as defined in Section 2.23(a).

“Extending Lender” means Extending Term Lender or Extending Revolving Lender, as the context may require.

“Extending Revolving Lender” as defined in Section 2.23(c).

“Extending Term Lender” as defined in Section 2.23(c).

“Extension” means the establishment of an Extension Series by amending a Loan and/or Commitment pursuant to Section 2.23 and the applicable Extension Amendment.

“Extension Amendment” as defined in Section 2.23(d).

“Extension Election” as defined in Section 2.23(c).

“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Class or Classes be submitted for Extension.

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” as defined in the recitals hereto.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to current Section 1471(b)(1) of the Internal Revenue Code (or any amended or successor version described above), and (c) any intergovernmental agreement between the U.S. and any other jurisdiction, (and any related treaty, law or regulation) implementing any law or regulation referred to in paragraph (a) above.

“FCPA” as defined in Section 4.23.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by the Administrative Agent. If the Federal Funds Effective Rate shall be less than zero it shall be deemed zero for purposes of this Agreement.

“FICOM” means the Financial Institutions Commission of British Columbia, the Financial Services Commission of Ontario, or other applicable Governmental Authority responsible for administering and enforcing the PBA.

“Financial Covenant Default” as defined in Section 8.1.

“Financial Officer” means, of any person, the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person (and, in the case of the Borrower, shall also mean each person performing similar duties as the foregoing (including any director, manager or member of the Borrower)).

“Financial Performance Covenant” means the covenant set forth in Section 6.10.

“First Lien Net Leverage Ratio” means, as of any date, the ratio of (i) Indebtedness secured by a first priority Lien on any assets of the Borrower or any Restricted Subsidiary as of such date (net of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries, except (x) proceeds of Indebtedness that is incurred for which the First Lien Net Leverage Ratio is to be calculated or is otherwise incurred substantially contemporaneously with such Indebtedness and (y) Cage Cash) to (ii) Consolidated Adjusted EBITDA for the trailing four Fiscal Quarter period ending on the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.4.

“Fiscal Quarter” means each three-month period ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” means the twelve-month period ending on December 31.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Fixed Incremental Amount” means, at any time, (a) $120,000,000 less (i) the aggregate principal amount of all Incremental Loans and Incremental Commitments previously incurred or issued after the Restatement Effective Date in reliance on clause (a) of the Fixed Incremental Amount and (ii) the aggregate principal amount of all Indebtedness previously incurred or issued after the Restatement Effective Date in reliance on clause (a) of the Fixed Incremental Amount pursuant to Section 6.1(c) plus (b) the aggregate amount of all voluntary prepayments of the Term Loans and voluntary permanent commitment reductions of the Revolving Commitments (other than with the proceeds of any long-term Indebtedness (other than Revolving Loans) or Refinancing Indebtedness) after the Restatement Effective Date less (i) the aggregate principal amount of all Incremental Loans and Incremental Commitments previously incurred or issued after the Restatement Effective Date in reliance on clause (b) of the Fixed Incremental Amount and (ii) the aggregate principal amount of all Indebtedness previously incurred or issued after the Restatement Effective Date in reliance on clause (b) of the Fixed Incremental Amount pursuant to Section 6.1(c).

“Floating Restricted Junior Payment Amount” means, at any time, the greater of $75,000,000 and 60.0% of Consolidated Adjusted EBITDA for the trailing four Fiscal Quarter period ending on the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.4, minus the sum of (a) the amount of Restricted Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.5(k) after the Restatement Effective Date, (b) the amount of payments or other distributions (whether in cash, securities or other property) of or in respect of any Junior Financing made by the Borrower or any Restricted Subsidiary in reliance on Section 6.8(a)(1)(d) after the Restatement Effective Date and (c) the amount of outstanding Investments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.3(ff) after the Restatement Effective Date.

“Foreign Official” means a person acting in an official capacity for or on behalf of any Governmental Authority.

“Foreign Subsidiary” means each subsidiary of the Borrower which is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Pro rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“Gaming Authority” means any Governmental Authority (including crown corporations), with regulatory, licensing or permitting authority or jurisdiction over any gaming or horse racing operation, business or enterprise or any Gaming Facility (including the BCLC, the Gaming Policy and Enforcement Branch, a division of the British Columbia Ministry of Public Safety and Solicitor General, the OLGC, and the Alcohol and Gaming Commission of Ontario), owned, managed, or operated by the Borrower or any of its Restricted Subsidiaries.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment, including any casino or “racino,” and other property or assets related, ancillary or complementary thereto, or used in connection therewith, including any hotels, resorts, horserace tracks, off track wagering sites, bingo facilities, card clubs, theatres, parking facilities, recreational vehicle parks, retail shops, restaurants, pubs, golf courses, marinas, vessels, barges and ships and other similarly licensed facilities, related or ancillary businesses or recreation and entertainment facilities.

“Gaming Law” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities and rules, regulations, codes and ordinances of Gaming Authorities and all administrative or judicial orders or decrees or other laws pursuant to which any Gaming Authority possesses regulatory, licensing or permitting authority over gambling, gaming or Gaming Facility activities conducted by the Borrower or any of its Restricted Subsidiaries within its jurisdiction; and (b) orders, decisions, determinations, judgments, awards, decrees, approvals, consents and waivers of any Gaming Authority.

“Governmental Authority” means any applicable foreign or domestic, federal, state, provincial, territorial, municipal, supranational, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof (which shall include, without limitation, the European Central Bank and the Council of Ministers of the European Union) or any entity, officer or examiner exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, a province or territory of Canada, Canada or any other foreign entity or government.

“Government Reimbursement Amounts” means, for any period for any Person, the aggregate amount received by such Person or any of its Subsidiaries during such period from the BCLC, the AGLC, the OLGC or any other Gaming Authority in connection with any program, policy or contractual commitment to repay or reimburse such Person or Subsidiary for capital or operating expenditures incurred by such Person or Subsidiary or any other Person in connection with any casino or community gaming centre (or related hotel, convention centre, restaurants or other facility or resort), gaming or pari mutual wagering establishment or other Gaming Facility.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each Restricted Subsidiary listed on Schedule 1.1(a) and each other Restricted Subsidiary of the Borrower thereafter that becomes, or is required to become, a Guarantor after the Restatement Effective Date in accordance with the Collateral and Guarantee Requirement.

“Hazardous Materials” means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, asbestos, asbestos containing materials, polychlorinated biphenyls, chlorofluorocarbons, radon gas, toxic mold and any other chemical, material or substance regulated or which can give rise to liability under any Environmental Law.

“Hazardous Materials Activity” means any use, manufacture, possession, storage, holding, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes.

“Honor Date” as defined in Section 2.4(d)(i).

“IFRS” means, subject to the provisions of Section 1.2, the International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations issues by the International Financial Reporting Committee from time to time, and any successor standards or bodies thereto.

“Immaterial Subsidiary” means any subsidiary of the Borrower (a) identified on Schedule 1.1(b) or (b) designated by the Borrower as an Immaterial Subsidiary hereunder after the Restatement Effective Date by prior written notice to the Administrative Agent; provided that a subsidiary that was not previously designated as an Immaterial Subsidiary shall only be permitted to be designated as an Immaterial Subsidiary if (x) as of the last day of the Fiscal Quarter of the Borrower most recently ended, (i) such subsidiary did not have assets with a value in excess of 5.0% of Consolidated Total Assets and revenues representing in excess of 5.0% of Consolidated Adjusted EBITDA as of such date and (ii) when taken together with all other Immaterial Subsidiaries as of such date, such Immaterial Subsidiaries did not have assets with a value in excess of 10.0% of the Consolidated Total Assets and revenues representing in excess of 10.0% of Consolidated Adjusted EBITDA as of such date, and (y) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of the Borrower, certifying to such officer’s knowledge, compliance with the requirements of clause (x) above. Any Immaterial Subsidiary may be designated to be a Material Subsidiary for the purposes of this Agreement by written notice from the Borrower to the Administrative Agent. Any determination of whether a subsidiary shall cease to qualify as an Immaterial Subsidiary shall be made on the date that financial statements are delivered pursuant to Section 5.4(a). To the extent a subsidiary ceases to be an Immaterial Subsidiary in connection with such determination, the Borrower shall have 90 days from the date of delivery of such financial statements to cause such subsidiary to comply with any applicable requirements of the Collateral and Guarantee Requirement with extensions of such 90-day period as may be reasonably requested by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

“Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Borrower or any Parent Entity and the accretion of original issue discount or liquidation preference.

“Incremental Amendment” as defined in Section 2.21(f).

“Incremental Commitments” as defined in Section 2.21(a).

“Incremental Equivalent Debt” means Indebtedness issued or incurred in accordance with Section 2.21(h) consisting of one or more series of pari passu notes, pari passu loans, junior lien notes, junior lien loans, subordinated notes, subordinated loans, unsecured notes or unsecured loans, a bridge facility in lieu of the foregoing, or secured or unsecured credit facilities, mezzanine Indebtedness or debt securities, in each case, subject to the terms set forth in Section 2.21(i).

“Incremental Lenders” as defined in Section 2.21(c).

“Incremental Loan” as defined in Section 2.21(b).

“Incremental Loan Request” as defined in Section 2.21(a).

“Incremental Revolving Commitments” as defined in Section 2.21(a).

“Incremental Revolving Lender” as defined in Section 2.21(c).

“Incremental Revolving Loan” as defined in Section 2.21(b).

“Incremental Term Commitments” as defined in Section 2.21(a).

“Incremental Term Lender” as defined in Section 2.21(c).

“Incremental Term Loan” as defined in Section 2.21(b).

“Incremental Tranche Closing Date” as defined in Section 2.21(d).

“Indebtedness” means, with respect to any Person, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (d) [reserved], (e) all guarantees by such Person of Indebtedness described in the other clauses of this definition of other Persons, (f) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value (as determined in good faith by the Borrower) of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person, (g) all Capital Lease Obligations of such Person, (h) all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements, (i) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (j) the principal component of all obligations of such Person in respect of bankers’ acceptances and (k) the principal amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (i) current trade liabilities and current intercompany liabilities (other than any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business, (ii) prepaid or deferred revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller of such asset, (iv) Earn-Outs (until such obligations become a liability on the balance sheet of such Person in accordance with IFRS), (v) Obligations under or in respect of Qualified Receivables Financings, (vi) any amounts relating to employee consulting arrangements entered into in the ordinary course of business, accrued expenses, deferred rent, deferred taxes, obligations under employment agreements and deferred compensation arrangements in each case entered into in the ordinary course of business, or (vii) any Gaming Authority’s share of gaming win arising at any Gaming Facility owned, managed or operated by the Borrower or any of its Subsidiaries.

“Indemnified Costs” as defined in Section 9.5(a).

“Indemnified Taxes” means all Taxes (other than Excluded Taxes and Other Taxes) imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document.

“Indemnitee” as defined in Section 10.5(b).

“Information” as defined in Section 4.14(a).

“Initial Term Loan” means the term loans made by a Lender to the Borrower pursuant to Section 2.1(a)(i)(A) on the Restatement Effective Date.

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitment as of the Restatement Effective Date is $335,000,000.

“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender; provided, at any time prior to the making of the Initial Term Loans, the Initial Term Loan Exposure of any Lender shall be equal to such Lender’s Initial Term Loan Commitment.

“Initial Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Intellectual Property” has the meaning assigned to such term in the Intellectual Property Security Agreement.

“Intellectual Property Security Agreement” means the intellectual property security agreement to be executed by the Borrower and each Guarantor substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means collectively, (a) the Intercreditor Agreement, dated as of the Original Closing Date, by and among BNY Trust Company of Canada as the First Priority Collateral Agent (as defined therein), Computershare Trust Company of Canada, as Second Priority Collateral Agent (as defined therein) and trustee under the Secured Notes, Computershare Trust Company, N.A., as trustee under the Secured Notes, the Borrower and certain subsidiaries of the Borrower party thereto, as may be amended, restated, modified, supplemented or replaced from time to time and (b) any customary additional or replacement intercreditor agreement entered into by the Agents pursuant to Section 9.11 hereof, each as amended, restated, modified, supplemented or replaced from time to time in accordance with this Agreement or the terms of such intercreditor agreements.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan or a Canadian Prime Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Restatement Effective Date and the final maturity date of such Loan and (ii) any Loan that is a Eurocurrency Rate Loan or CDOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurocurrency Rate Loan or CDOR Rate Loan, an interest period of one, two, three or six months or, if agreed to by all relevant Lenders, twelve months or any shorter period, as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended to the Restatement Effective Date and from time to time hereafter, and any successor statute.

“Internally Generated Cash” means, with respect to any period, any cash of the Borrower or any subsidiary generated during such period, excluding Net Cash Proceeds and any cash that is generated from an incurrence of long-term Indebtedness, an issuance of Equity Interests or a capital contribution.

“Interpolated Screen Rate” means, in relation to any Eurocurrency Rate Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period.

“Investment” means (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Equity Interests of any other person, (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any person or any division or line of business or other business unit of any person and (c) any loan, advance or capital contribution by the Borrower or any Restricted Subsidiary to any other person (other than the Borrower or any Credit Party). Subject to Section 6.3, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Borrower (or any subsidiary of the Borrower) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means an agreement substantially in the form of Exhibit D, with such changes as may be required by or reasonably acceptable to the Borrower and the Administrative Agent.

“Junior Financing” as defined in Section 6.8(a)(1).

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Exposure” means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate principal amount of all L/C Advances that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time means its Pro rata Share of the aggregate L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, or by the reason of article 36 of UCP 600 being excluded as a governance, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that by its terms or the terms of any document related thereto provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“L/C Issuer” means with respect to any Letter of Credit, Bank of Montreal and any other Person who which, at the request of the Borrower, and with the consent of the Administrative Agent (not to be unreasonably withheld), agrees in such Person’s sole discretion to become an L/C Issuer for the purposes of issuing such Letter of Credit, together with its permitted successors and assigns in such capacity.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Overnight Rate” means for any day, (x) in the case of Letters of Credit denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation and (y) in the case of Letters of Credit denominated in Canadian Dollars, an overnight rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation.

“Langley Property” means the properties located at 19664 64th Avenue, Langley, B.C. and 6350 197th Street, Langley, B.C. and legally described as: (i) Parcel Identifier 017-029-449 Parcel One Section 10 Township 8 NWD Plan NWP87979, Except Part in Plan BCP45002; and (ii) Parcel Identifier 023-238-151 Lot 1 Section 10 Township 8 NWD Plan LMP25699.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Revolving Commitments, Incremental Term Commitments, Incremental Revolving Loans or Incremental Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Lender” means each Revolving Lender and each Term Loan Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Cash Management Agreement or a Hedge Agreement (including any Person who was an Agent or a Lender or an Affiliate thereof as of the Original Closing Date or as of the Restatement Effective Date, in connection with the initial syndication of the Loans or the date on which such Person became a counterparty to a Cash Management Agreement or a Hedge Agreement but in each case subsequently ceases to be an Agent or a Lender or an Affiliate thereof, as the case may be); provided, at the time of entering into a Cash Management Agreement or a Hedge Agreement, no Lender Counterparty shall be a Defaulting Lender.

“Lender Default” means (a) the refusal (which may be given orally or in writing and has not been retracted) or failure of any Lender to make available its portion of any Loans, which refusal or failure is not cured within two (2) Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (c) a Lender having notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or having made a public statement to that effect with respect to any of its funding obligations hereunder or generally under other agreements in which it commits to extend credit; (d) a Lender has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with any of its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower); (e) a Lender becomes subject to a Distress Event or has admitted in writing that it is insolvent; or (f) a Lender has, or has had a direct or indirect parent, become the subject of a Bail-In Action.

“Lenders Direct Agreements” means, collectively, the North Bundle Lenders Direct Agreement, the Southwest Bundle Lenders Direct Agreement, and any other agreement on substantially the same terms (except as may be agreed by the Agents), to the extent the Borrower or any of its Subsidiaries and the Agents are required to enter into such agreement by a Gaming Authority in connection with the granting of security over any Gaming Facility.

“Lender Party” means any of the Administrative Agent, the Collateral Agent, any Arranger or any Lender.

“Lender Presentation” means the public side investor presentation of the Borrower dated February 28, 2018, as supplemented by the lenders presentation private supplement dated February 28, 2018.

“Letter of Credit” means any letter of credit issued hereunder (including any Existing Letter of Credit). A Letter of Credit shall be a standby letter of credit unless otherwise agreed to by the applicable L/C Issuer.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.

“Letter of Credit Expiration Date” means the day that is three days prior to the Revolving Commitment Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” as defined in Section 2.4(i).

“Letter of Credit Fees Default Rate” means the Letter of Credit Fees plus the Default Rate.

“Letter of Credit Sublimit” means an amount equal to the lesser of C$150,000,000 and the aggregate unused amount of the Revolving Commitments in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge, assignment by way of security or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a subsidiary), any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Permitted Acquisition or other Investment (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (2) the incurrence of any Indebtedness (and any Liens related thereto) incurred to finance or in connection with such Permitted Acquisition or Investment.

“Loan” means an Initial Term Loan, a Revolving Loan, an Incremental Loan, a Refinancing Loan or an Extended Term Loan as the context may require.

“Margin Stock” as defined in Regulation U.

“Market Disruption Event” as defined in Section 2.16(a)(ii).

“Material Adverse Effect” means a material adverse effect on (i) the assets, business, financial condition or results of operations, of Amalco, the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under the Credit Documents or (iii) the rights and remedies of the Administrative Agent under the Credit Documents.

“Material Contract” means (a) each COSA Agreement the termination or cancellation of which would reasonably be expected to have a Material Adverse Effect, and (b) each other contract or agreement entered into by a Credit Party, the termination or cancellation of which would reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Term Loans or any Indebtedness owing between the Credit Parties) of the Borrower or any subsidiary in an aggregate principal amount exceeding $25,000,000.

“Material Permits” means the licenses, authorizations, consents, permits or approvals issued by a Governmental Authority pursuant to any applicable law which are required by a Credit Party to own its property or carry on its business (including any casino facility license issued by the AGLC) and the absence, withdrawal or termination of which would reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means any subsidiary of the Borrower that is not an Immaterial Subsidiary.

“Maturity Date” means (i) with respect to the Initial Term Loans (the “Initial Term Loan Maturity Date”), the earlier of the seventh anniversary of the Restatement Effective Date and the date on which all Initial Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise; provided that if, as of the Springing Maturity Date, the Borrower has not repaid, redeemed, discharged or extended the maturity of the Secured Notes to a date that is at least 180 days after the Initial Term Loan Maturity Date, then the Initial Term Loan Maturity Date shall be the Springing Maturity Date; (ii) with respect to the Revolving Loans, the earlier of the fifth anniversary of the Restatement Effective Date and the date on which all Revolving Loans shall become due and payable in full hereunder, whether by acceleration or otherwise; (iii) with respect to any tranche of

Extended Term Loans and Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders; (iv) with respect to any Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Loans or Incremental Revolving Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” as defined in Section 10.9(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” as defined in Section 5.11(b).

“MSSF” means Morgan Stanley Senior Funding Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its subsidiaries for the applicable Fiscal Quarter or Fiscal Year to which such financial statements relate. For the avoidance of doubt, such Narrative Report need not comply with the requirements of Regulation S-K of the Securities Act applicable to a Management’s Discussion and Analysis of Financial Conditions and Result of Operations.

“Net Cash Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when actually received) in respect of any Asset Sale (except as provided below) or Casualty Event, net of (i) reasonable, documented and invoiced attorneys’ fees, auditors’ fees, SEC or other securities commission filing fees, printers’ fees, accountants’ fees, consultant fees, investment banking, placement agent, brokerage, arranger or underwriting and advisory fees and any other customary fees and expenses actually incurred by the Borrower or any of its Restricted Subsidiaries in connection with the applicable event, (ii) documented search and recording charges actually incurred by the Borrower or any of its Restricted Subsidiaries in connection with the applicable event, (iii) required debt payments and required payments of other obligations in respect of Indebtedness (including principal, interest, premium or penalty fees with respect thereto) secured by a Permitted Lien on any asset that is the subject of such Asset Sale or Casualty Event (other than any Lien created pursuant to a Collateral Document or a Lien which is expressly pari passu with the Liens created pursuant to any Collateral Document (in which case the pro rata portion (determined based on the then outstanding principal amount of all pari passu Indebtedness that would otherwise be required to be prepaid with such Net Cash Proceeds) of such Net Cash Proceeds applied in respect of any such payments secured by the Liens pursuant to any Collateral Document shall not constitute Net Cash Proceeds for purposes hereof) or junior to the Liens created pursuant to the Collateral Documents)), (iv) other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (v) Taxes (and the amount of any distributions made by the Borrower or any Parent Entity pursuant to Section 6.5 to permit any Parent Entity to pay Taxes), including sales, transfer, deed or mortgage recording Taxes, paid, payable or accrued or reasonably estimated to be required to be paid or accrued as a result thereof, and any other payment required by applicable law as a result of such Asset Sale, (vi) any reserve established in accordance with IFRS (provided, that such reserved amounts shall be Net Cash Proceeds to the extent of and at the time of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount)), (vii) any payment amount required to be paid by law, rule or regulation upon receipt to a third party related to the transaction (including to labor unions and environmental trusts) in each case, as determined in good faith by an Authorized Officer of the Borrower and (viii) in the case of any Asset Sale by a non-wholly-owned Restricted Subsidiary or non-wholly owned Unrestricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (viii)) attributable to minority or other third-party interests and not available for distribution to or for the account of the Borrower or a wholly-owned Restricted Subsidiary as a result thereof; provided that, with respect to any Asset Sale or Casualty Event, no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $2,500,000 (the proceeds described in this proviso, the “Below Threshold Asset Sale Proceeds”).

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of its Restricted Subsidiaries of Indebtedness (other than Excluded Indebtedness) net of all Taxes and fees (including investment banking fees), underwriting discounts, commissions, costs and other expenses (including legal fees and expenses), in each case, incurred in connection with such incurrence, issuance or sale.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with IFRS and before any reduction in respect of Preferred Stock dividends.

“New York Courts” as defined in Section 10.15(a).

“Non-Consenting Lender” as defined in Section 2.19(c).

“Non-Credit Party Limitation” as defined in the definition of “Permitted Acquisition.”

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” as defined in Section 2.4(b)(iii).

“Non-Public Information” means material non-public information (within the meaning of Canadian, United States federal, state, provincial or other applicable securities laws) with respect to the Borrower or its subsidiaries or securities.

“Non-Reinstatement Deadline” as defined in Section 2.4(b)(iv).

“Non-U.S. Plan” means any Employee Benefit Plan maintained or contributed to by the Borrower or any of its subsidiaries that is mandated or governed by any law, rule or regulation of any Governmental Authority other than the United States, any State thereof or any other political subdivision thereof, but for greater certainty excludes a Canadian Pension Plan.

“North Bundle” means those casinos and other assets acquired by the Borrower pursuant to that certain transition and asset purchase agreement dated December 12, 2016, among the Borrower, the OLGC and the OGAC (Gaming Bundle 3 (North)).

“Note” means an Initial Term Loan Note or a Revolving Loan Note.

“North Bundle Lenders Direct Agreement” means the Lenders Direct Agreement entered into by OLGC, the Administrative Agent and the Collateral Agreement and acknowledged by the Borrower on May 9, 2017.

“Obligations” means all obligations of every nature, from time to time owed to Agents (including former Agents), Lenders or any of them and Lender Counterparties, under any Credit Document, Secured Cash Management Agreement or Secured Hedge Agreement, whether for principal, interest (including interest, fees and other amounts which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest, fees and other amounts in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Secured Hedge Agreements, fees (including any prepayment fees payable hereunder), expenses, indemnification or otherwise, excluding in each case, with respect to each Guarantor, the Excluded Swap Obligations of such Guarantor.

“Obligations of the Borrower” means all obligations of every nature of the Borrower, including obligations from time to time owed to Agents (including former Agents), Lenders or any of them and Lender Counterparties, under any Credit Document, Secured Cash Management Agreement or Secured Hedge Agreement, whether for principal, interest (including interest, fees and other amounts which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest, fees and other amounts in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Secured Hedge Agreements, fees (including any prepayment fees payable hereunder), expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Lists” means, collectively, the List of Specially Designated Nationals and Blocked persons maintained by OFAC, as amended from time to time, or any similar lists issued by OFAC.

“OGAC” means the Ontario Gaming Assets Corporation.

“Old Gateway” means Gateway Casinos & Entertainment Inc., as it existed prior to September 16, 2010.

“OLGC” means the Ontario Lottery and Gaming Corporation together with its successors and assigns.

“OLGC Prescribed LC Form” means the form of Letter of Credit acceptable to the OLGC, which form is expected to be substantially similar to the form attached hereto as Exhibit L.

“Organizational Documents” means (i) with respect to any corporation or company or unlimited liability company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any Foreign Subsidiary, the equivalent thereof in its jurisdiction of incorporation or organization. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official including an official of a non-United States government, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official in such official’s relevant jurisdiction.

“Original Closing Date” means February 22, 2017.

“Original Currency” as defined in Section 10.19(a).

“Original Term Loans” means, collectively, the Original Tranche B-1 Term Loans and the Original Tranche B-2 Term Loans.

“Original Tranche B-1 Term Loans” means the Initial Tranche B-1 Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date.

“Original Tranche B-2 Term Loans” means the Initial Tranche B-2 Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date.

“Original Transactions” means the Transactions (as defined in the Existing Credit Agreement).

“Other Applicable Indebtedness” as defined in Section 2.13(a).

“Other Connection Taxes” means, with respect to the Recipient, Taxes imposed as a result of a present or former connection between the Recipient and the jurisdiction imposing such Tax (other than connections arising solely from the Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, this Agreement or any other Credit Document).

“Other Currency” as defined in Section 10.19(a).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Outstanding Amount” means (i) with respect to Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Parent Entity” means any direct or indirect parent of the Borrower.

“Participant” as defined in Section 10.4(d)(i).

“Participant Register” as defined in Section 10.4(d)(i).

“PBA” means the Pension Benefits Standards Act (British Columbia), the Pension Benefits Act (Ontario), the Supplemental Pension Plans Act (Québec) or similar pension minimum standards legislation of another Canadian jurisdiction, as applicable.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means that certain Perfection Certificate, dated as of the Original Closing Date, as it may be amended, restated, supplemented or otherwise modified from time to time, duly executed and delivered by the Borrower and the Guarantors.

“Permitted Acquisition” means any acquisition, directly or indirectly (including in one transaction or a series of related transactions), of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares or shares issued to foreign nationals) in, or merger or consolidation or amalgamation with, a person or division or line of business of a person or franchisee rights, assets or operations (or any subsequent investment made in a person, division, line of business or franchisee rights, assets or operations previously acquired in a Permitted Acquisition), if immediately after giving effect thereto: (a) no Event of Default shall have occurred and be continuing or would result therefrom, (b) [reserved], (c) any Credit Party making such acquisition and any person acquired in such acquisition comply with Section 5.11 and (d) the aggregate consideration funded by a Credit Party for any and all such acquisitions of any Person that is not and will not become a Credit Party concurrently with or reasonably promptly following such acquisition shall not, when aggregated with Investments made pursuant to Section 6.3(l) and Indebtedness incurred by Restricted Subsidiaries that are not Credit Parties owing to a Credit Party pursuant to Section 6.1(g)(ii), exceed the greater of (i) $45,000,000 and (ii) 37.5% of Consolidated Adjusted EBITDA (the “Non-Credit Party Limitation”); provided that if greater than 70% of the assets or EBITDA being acquired in any Permitted Acquisition is generated by entities that will become Credit Parties concurrently with or reasonably promptly following such Permitted Acquisition, such Investment shall not reduce the Non-Credit Party Limitation.

“Permitted Buyback” means the purchase or assignment of any Term Loans hereunder by the Borrower or any of its Restricted Subsidiaries on a non-pro rata basis (a) through open-market purchases (which includes privately negotiated transactions) and/or (b) pursuant to a Dutch Auction in accordance with the terms hereof; provided that no Permitted Buyback shall be financed with the proceeds of Revolving Loans.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) any Person that has no material assets other than the Capital Stock of the Borrower and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Interests of the Borrower, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clause (i) above, holds more than 50% of the total voting power of the Voting Interests thereof and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clause (i) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Interests of the Borrower (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Interests held by the Permitted Holder Group.

“Permitted Junior Secured Refinancing Debt” as defined in Section 2.22(h)(i).

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Pari Passu Secured Refinancing Debt” as defined in Section 2.22(h)(i).

“Permitted Unsecured Refinancing Debt” as defined in Section 2.22(h)(i).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, unlimited liability companies, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 10.17.

“Playtime Acquisition” means the acquisition by the Borrower of all of the shares of the Playtime Group pursuant to the Playtime Acquisition Agreement.

“Playtime Acquisition Agreement” means the share purchase agreement dated December 17, 2015 between the Borrower, Tom Nellis, Thomas Nellis Family Trust, Joe Nellis Trust, Jeff Nellis Trust, Leah Skinner Trust, Ruth Yelle and 683781 B.C. Ltd.

“Playtime Group” means, collectively, Playtime Community Gaming Centres Inc., Playtime Peardonville Ventures Ltd., PT Abbotsford Enterprises Ltd., PT Courtenay Enterprises Ltd., R&E Projects Ltd., K&T Properties #2 Ltd., K&T Properties Ltd., Abby Properties Ltd., Abby Joint Venture (as defined in the Playtime Acquisition Agreement) and Dominion Catering Ltd.

“Playtime Holdback” means the amount of C$6,000,000 held back from the purchase price under the Playtime Acquisition Agreement in respect of the Langley Property.

“PPSA” means the Personal Property Security Act (Ontario) or similar legislation of any other Canadian province or territory (including the Civil Code of Quebec) the laws of which are required by such legislation and conflicts of law rules to be applied in connection with the perfection, enforcement, priority or validity of security interests.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Notice” means a notice substantially in the form of Exhibit A-3.

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that is not included in the Credit Documents at such time.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the “Prime Rate” in respect of such currency, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agents or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. The Prime Rate is currently defined as the base rate on corporate loans posted by at least 75% of the United States’ thirty (30) largest banks.

“Principal Office” means, for the Administrative Agent and each L/C Issuer, such Person’s “Principal Office” as set forth on Schedule 10.1, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, the Administrative Agent and each Lender.

“Pro Forma” or “Pro Forma Basis” means, for purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test or the amount of revenue or Consolidated Total Assets or Consolidated Adjusted EBITDA, that any Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the four consecutive fiscal quarter period of the Borrower most recently ended for which financial statements have been delivered pursuant to Section 5.4, including pro forma adjustments arising out of events attributable to such Specified Transaction (including giving effect to those specified in accordance with the definitions of “Consolidated Adjusted EBITDA” and “Consolidated Net Income): without duplication, (i) income statement items (whether positive or negative) and Consolidated Adjusted EBITDA as certified by an Authorized Officer of the Borrower and attributable to the property or Person subject to such Specified Transaction, in the case of an acquisition or Investment described in the definition of “Specified Transaction,” (ii) any retirement, repayment, redemption or prepayment of Indebtedness in connection with such Specified Transaction, (iii) any Indebtedness incurred or assumed by any Credit Party in connection with such Specified Transaction, and if such Indebtedness has a floating or formula rate, such Indebtedness shall be deemed to have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, with clauses (i) through (iii) as calculated in accordance with IFRS; (iv) one-time transaction, restructuring and integration costs in respect of Specified Transactions (including legal, consulting and accounting fees), (v) other pro forma adjustments which would be permitted or required by Regulations S-K and S-X under the Securities Act and (vi) such other pro forma adjustments as determined in good faith by the Borrower and certified by an Authorized Officer of the Borrower that (A) relate to the Specified Transaction, (B) are factually supportable, and (C) are projected to result from actions that either have been taken or are expected to be taken within 12 months following the consummation of such Specified Transaction, in each case in respect of cost savings, operating expense reductions and synergies.

“Pro rata Share” means (i) with respect to all payments, computations and other matters relating to the Initial Term Loans of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Exposure of that Lender by (b) the aggregate Initial Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Initial Term Loans of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Exposure relating to Initial Term Loans of that Lender by (b) the aggregate Initial Term Loan Exposure relating to Initial Term Loans of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders and (iv) with respect to all payments, computations and other matters relating to any other Class of Loan of any Lender, the percentage obtained by dividing (a) an amount equal to the sum of the outstanding principal amount of the Loans of such Class held by such Lender by an amount equal to the sum of the outstanding principal amount of the Loans of such Class held by all Lenders. For all other purposes with respect to each Lender, “Pro rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Initial Term Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Initial Term Loan Exposure and the aggregate Revolving Exposure of all Lenders.

“Prohibited Person” means any Person who is the target of international economic sanctions adopted, administered or enforced by Canada, the United Nations Security Council, the European Union, the United Kingdom, OFAC (including any Persons who are the targets of country-specific or activity-specific sanctions administered by OFAC and any Persons named on any OFAC List), the U.S. Department of Commerce Bureau of Industry and Security, the U.S. Department of State or pursuant to any other law, rules, regulations or other official acts of the United States or Canada (each of the foregoing, collectively, “Sanctions”).

“Projections” means the financial projections of the Borrower and its Subsidiaries included in the Lender Presentation (or a supplement thereto).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information.

“Purchasing Borrower Party” means the Borrower or any Restricted Subsidiary that becomes an assignee hereof pursuant to Section 10.4.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified IPO” means an underwritten public offering of the Equity Interests of the Borrower or any Parent Entity of the Borrower that generates gross cash proceeds of at least C$50,000,000, other than a public offering pursuant to a registration statement on Form S-4 or Form S-8.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Borrower shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Receivables Subsidiary;

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value (as determined in good faith by the Borrower); and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure the Obligations, Indebtedness in respect of the Secured Notes or any Refinancing Indebtedness with respect to the Secured Notes shall not be deemed a Qualified Receivables Financing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedge Agreements entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a wholly-owned Restricted Subsidiary of the Borrower (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Borrower in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and

(3) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate of an Authorized Officer certifying that such designation complied with the foregoing conditions.

“Recipient” means the Administrative Agent, each Lender and each L/C Issuer.

“Refinance” as defined in the definition of “Refinancing Indebtedness.”

“Refinanced Debt” as defined in Section 2.22(a).

“Refinanced Loans” as defined in Section 2.22(h)(i).

“Refinancing Amendment” as defined in Section 2.22(f).

“Refinancing Closing Date” as defined in Section 2.22(d).

“Refinancing Commitments” as defined in Section 2.22(a).

“Refinancing Equivalent Debt” as defined in Section 2.22(h)(i).

“Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees, underwriting fees, legal fees, accounting and audit fees and other similar or customary fees), commissions and expenses), (b) except with respect to Section 6.1(k), the Weighted Average Life to Maturity of such Refinancing Indebtedness is greater than or equal to the Weighted Average Life to Maturity of the Indebtedness being Refinanced (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable taken as a whole to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced; provided, further, that with respect to a Refinancing of any indebtedness permitted hereunder that is subordinated, such Refinancing Indebtedness shall (A) be subordinated to the guarantee by the Borrower and the Guarantors of the Obligations and (B) be otherwise on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced; provided, further, that Indebtedness constituting Refinancing Indebtedness shall not cease to constitute Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date, (d) no Refinancing Indebtedness shall have different obligors, or greater guarantees or security than, the Indebtedness being Refinanced (provided that (i) Indebtedness (A) of any Credit Party may be Refinanced to add or substitute as an obligor another Credit Party and (B) of any subsidiary that is not a Credit Party may be Refinanced to add or substitute as an obligor another subsidiary that is not a Credit Party, in each case to the extent not prohibited by Section 6, and (ii) other guarantees and security may be added to the extent then permitted by Section 6) and (e) if the Indebtedness being Refinanced is secured by a Lien on any Collateral (whether equally and ratably with, or junior to, the Lien of the Secured Parties or otherwise), such Refinancing Indebtedness may be secured by a Lien on such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral would have secured the Indebtedness being Refinanced) on terms relating to such Collateral not materially less favorable to the Secured Parties (as determined conclusively by the Borrower and evidenced by a certificate of an Authorized Officer of the Borrower) than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced, or on terms otherwise then permitted by Section 6.2.

“Refinancing Lenders” as defined in Section 2.22(c).

“Refinancing Loan” as defined in Section 2.22(b).

“Refinancing Loan Request” as defined in Section 2.22(a).

“Refinancing Revolving Commitments” as defined in Section 2.22(a).

“Refinancing Revolving Lender” as defined in Section 2.22(c).

“Refinancing Revolving Loan” as defined in Section 2.22(b).

“Refinancing Term Commitments” as defined in Section 2.22(a).

“Refinancing Term Lender” as defined in Section 2.22(c).

“Refinancing Term Loan” as defined in Section 2.22(b).

“Register” as defined in Section 2.6(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate amount of Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection therewith that are not applied to prepay the Term Loans as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Casualty Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by an Authorized Officer of the Borrower stating that the Borrower or any Restricted Subsidiary intends and expects to use all or a portion of the amount of Net Cash Proceeds of an Asset Sale or Casualty Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Borrower’s or any Restricted Subsidiary’s business (including through Permitted Acquisitions and the making of capital expenditures).

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Borrower’s or any Restricted Subsidiary’s business.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date (which shall be a Business Day) occurring eighteen (18) months after such Reinvestment Event (or, if the Borrower or any Restricted Subsidiary shall have entered into a legally binding commitment within eighteen (18) months after such Reinvestment Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Borrower’s or any Restricted Subsidiary’s business, the date (which shall be a Business Day) occurring twenty-four (24) months after such Reinvestment Event) and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Borrower’s or any Restricted Subsidiary’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub-agents, trustees, advisors and attorneys of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the Environment, or within from, or into any building, structure, facility or fixture.

“Relevant Four Fiscal Quarter Period” as defined in Section 8.2.

“Repricing Transaction” means, in connection with a transaction, the primary purpose of which is to prepay, refinance, substitute or replace the Initial Term Loans or to amend this Agreement to reduce the All-In-Yield, (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans with the incurrence of any long-term debt financing by the Borrower or any of its Restricted Subsidiaries having an All-In-Yield at the time of incurrence thereof that is less than the All-In-Yield of such Initial Term Loans at the time of such incurrence, or (b) any amendment to this Agreement that, directly or indirectly, reduces the All-In-Yield of such Initial Term Loans. No “Repricing Transaction” shall be deemed to occur in connection with any Change of Control, initial public offering or Transformative Acquisition.

“Required Percentage” means, with respect to any Excess Cash Flow Period, 50.0%; provided that (a) if the First Lien Net Leverage Ratio as of the end of the applicable Excess Cash Flow Period is less than or equal to 2.25:1.00 but greater than 1.75:1.00, such percentage shall be 25.0% and (b) if the First Lien Net Leverage Ratio as of the end of the applicable Excess Cash Flow Period is less than or equal to 1.75:1.00, such percentage shall be 0%.

“Requisite Class Lenders” means, as of any date of determination, with respect to one or more Classes, Lenders having more than 50% of the sum of (a) the Outstanding Amount under such Class or Classes (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations under such Class or Classes being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Class or Classes.

“Requisite Lenders” means one or more Lenders having or holding Initial Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of the aggregate Voting Power Determinants of all Lenders; provided that amount of Voting Power Determinants shall be determined with respect to any Sponsor Affiliated Lender, by deeming such Sponsor Affiliated Lender to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lenders (except in the event that such amendment, modification, waiver, consent or other such action disproportionately affects such Sponsor Affiliated Lender in its capacity as a Lender as compared to other Lenders). The Initial Term Loan Exposure and/or Revolving Exposure, as applicable, of any Defaulting Lender shall be disregarded in determining Requisite Lenders at any time.

“Restatement Effective Date” means March 13, 2018.

“Restricted Payment” means (a) any dividend or other distribution on account of any class of Equity Interests of the Borrower or any Restricted Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Equity Interests of the Borrower or any Restricted Subsidiary now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Equity Interests of the Borrower or any Restricted Subsidiary now or hereafter outstanding.

“Restricted Subsidiary” means any subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolver Extension Request” as defined in Section 2.23(b).

“Revolver Extension Series” as defined in Section 2.23(b).

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Restatement Effective Date is C$150,000,000.

“Revolving Commitment Increase” as defined in Section 2.21(a).

“Revolving Commitment Period” means the period from the Restatement Effective Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Restatement Effective Date; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.14(b); and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Section 2.2(a).

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of any L/C Issuer, the aggregate L/C Obligations in respect of all Letters of Credit issued by that L/C Issuer (net of any participations by Lenders in such Letters of Credit), and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any Unreimbursed Amount.

“Revolving Lender” means, at any time, a Lender that has a Revolving Commitment at such time.

“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.2(a), or, to the extent relating to revolving commitments, Section 2.21, Section 2.22 or Section 2.23.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement, direct or indirect, with any person whereby the Borrower sells or transfers any property, real or personal, used or useful in the Borrower’s business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Same Day Funds” means immediately available funds.

“Sanctioned Jurisdiction” means any of the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria or any other country or territory, in each case, to the extent that such country or territory itself is the subject (or becomes the target) of comprehensive Sanctions.

“Sanctions” as defined in the definition of “Prohibited Person.”

“Secured Cash Management Agreement” means a Cash Management Agreement entered into by the Borrower or a Restricted Subsidiary with a Lender Counterparty.

“Secured Hedge Agreement” means a Hedge Agreement entered into by the Borrower or a Restricted Subsidiary with a Lender Counterparty.

“Secured Notes” means the 8.250% Second Priority Senior Secured Notes due 2024 issued by the Borrower.

“Secured Notes Documents” means the collective reference to the Secured Notes Indenture, any notes issued pursuant thereto and the guarantees thereof, and all Security Documents (as defined in the Secured Notes Indenture).

“Secured Notes Indenture” means the Indenture dated as of the Original Closing Date among the Borrower, Computershare Trust Company of Canada as Canadian trustee and collateral agent, Computershare Trust Company, N.A. as US trustee and certain subsidiaries of the Borrower, as guarantors, as amended by that certain supplemental indenture dated as of the Restatement Effective Date and as it may be further amended, restated, supplemented, Refinanced, replaced, extended or otherwise modified from time to time in accordance with the terms hereof.

“Secured Parties” means the Agents, the L/C Issuers, the Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, L/C Issuers, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, L/C Issuers, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Pledge Agreement” means the securities pledge agreement to be executed by the Borrower and each Guarantor substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Net Leverage Ratio” means, as of any date, the ratio of (i) Indebtedness secured by a Lien on any assets of the Borrower or any Restricted Subsidiary as of such date (net of unrestricted cash and Cash Equivalents of the Borrower or any Restricted Subsidiary, except (x) the proceeds of Indebtedness that is incurred for which the Senior Secured Net Leverage Ratio is to be calculated and the proceeds of other Indebtedness incurred substantially contemporaneously therewith and (y) Cage Cash) to (ii) Consolidated Adjusted EBITDA for the trailing four Fiscal Quarter period ending on the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.4.

“Solvency Certificate” means a Solvency Certificate of any Financial Officer of the Borrower substantially in the form of Exhibit F.

“Southwest Bundle” means the casinos and other assets acquired by the Borrower pursuant to that certain transition and asset purchase agreement dated December 12, 2016, among the Borrower, the OLGC and the OGAC (Gaming Bundle 4 (Southwest)).

“Southwest Bundle Lenders Direct Agreement” means the Lenders Direct Agreement entered into by OLGC, the Administrative Agent and the Collateral Agreement and acknowledged by the Borrower on May 9, 2017.

“Specified Dividend” means a return of capital, dividend or other similar distribution of up to $100,000,000 to shareholders of the Borrower.

“Specified Equity Contribution” as defined in Section 8.2.

“Specified Event of Default” means any Event of Default under Section 8.1(b), Section 8.1(c), Section 8.1(g) or Section 8.1(h).

“Specified Investment” means an Investment permitted by Section 6.3(b), (h), (l), (u), (cc), (dd) or (ee); provided that for purposes of calculating Excess Cash Flow with respect to Section 6.3(u), to the extent such Restricted Payments would be subtracted pursuant to clause (2)(f) of the definition of “Excess Cash Flow.”

“Specified Sale and Lease-Back Transaction” means the Borrower’s sale and lease-back transaction with respect to (i) the Grand Villa Casino located in Burnaby, British Columbia, (ii) the Starlight Casino located in New Westminster, British Columbia and (iii) the Cascades Casino located in Langley, British Columbia pursuant to the Agreement of Purchase and Sale, dated as of December 15, 2017, between the Borrower and Mesirow Realty Sale-Leaseback, Inc., as amended, restated, supplemented or otherwise modified.

“Specified Transaction” means with respect to any period, any (i) Investment involving the acquisition of an operating or geographical unit of a business or that constitutes an acquisition of all or substantially all of the common stock of a person, and any Permitted Acquisition (ii) sale or transfer of assets or property or other asset disposition (including any disposal, abandonment or discontinuance of operations) other than in the ordinary course of business, (iii) incurrence, amendment, modification, repayment or refinancing of Indebtedness, (iv) Restricted Payment, (v) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, (vi) provision of Incremental Revolving Commitment increases, (vii) any payment in respect of Junior Financing, (viii) discontinued operations (as determined in accordance with IFRS) with respect to an operating unit of a business and any operational changes that the Borrower or any of its Restricted Subsidiaries has determined to make and/or made or (ix) other event, in each case that by the terms of the Credit Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor Affiliated Lender Assignment Agreement” means, as applicable, an assignment and assumption agreement substantially in the form of Exhibit G, with such amendments or modifications as may be approved by the Administrative Agent and the Borrower.

“Sponsor Affiliated Lenders” means any Affiliate of any Sponsor other than (i) the Borrower or any of its Restricted Subsidiaries and (ii) any natural person.

“Sponsors” means The Catalyst Capital Group Inc. (or an Affiliate thereof (other than a portfolio company)) and/or Tennenbaum Opportunities Partners V, LP (or an Affiliate thereof (other than a portfolio company)).

“Springing Maturity Date” means the earlier of (x) December 1, 2023 and (y) the date that is 91 days prior to the maturity date of the Secured Notes.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Redesignation” as defined in the definition of “Unrestricted Subsidiary.”

“Supplemental Agent” as defined in Section 9.1(d).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1 a(47) of the Commodity Exchange Act.

“Tax” means any present or future tax, levy, impost, duty, assessment, fee, deduction or withholding (together with interest, penalties and other additions thereto) or other similar charge imposed by any Governmental Authority.

“Term Loan” means an Initial Term Loan, an Incremental Term Loan, a Refinancing Term Loan or Extended Term Loan as the context may require.

“Term Loan Commitment” means the Initial Term Loan Commitments, the Incremental Term Commitment or the Refinancing Term Commitment of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Extension Request” as defined in Section 2.23(a).

“Term Loan Extension Series” as defined in Section 2.23(a).

“Term Loan Increase” as defined in Section 2.21(a).

“Term Loan Lender” means at any time, a Lender that has a Term Loan Commitment or holds a Term Loan, in each case, at such time.

“Threshold Amount” means, if applicable as to any Gaming Authority, the lowest Dollar amount of aggregate Credit Extensions and Commitments of any Lender or proposed Lender as prescribed or determined by such applicable Gaming Authority, at or above which: (a) the approval or consent of such Gaming Authority to such Lender may be required, or (b) the Borrower would be required to notify such Gaming Authority of the identity of such Lender, or (c) such Lender would be required to be registered, licensed, qualified or submit to probity and found suitable under, or otherwise comply with the requirements of, applicable Gaming Law.

“Total Net Leverage Ratio” means, as of any date, the ratio of (i) Indebtedness of the Borrower and its Restricted Subsidiaries as of such date (net of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries, except (x) proceeds of Indebtedness that is incurred for which the Total Net Leverage Ratio is to be calculated and the proceeds of other Indebtedness incurred substantially contemporaneously therewith and (y) Cage Cash) to (ii) Consolidated Adjusted EBITDA for the trailing four Fiscal Quarter period ending on the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.4.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing any L/C Issuer for any amount drawn under any Letter of Credit, but not yet so applied) and (ii) the aggregate L/C Obligations.

“Transactions” as defined in the recitals hereto.

“Transformative Acquisition” means any acquisition or investment by the Borrower or any Subsidiary that either (a) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of the Credit Documents immediately prior to the consummation of such acquisition or investment, would not provide the Borrower and its subsidiaries with adequate flexibility under the Credit Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type of Loan” means with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurocurrency Rate Loan or, in the case of Loans denominated in Canadian Dollars, Canadian Prime Rate Loans or CDOR Rate Loans.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unreimbursed Amount” as defined in Section 2.4(d)(i).

“Unrestricted Subsidiary” means (a) any subsidiary of the Borrower identified on Schedule 1.1(c), (b) any additional subsidiary of the Borrower that is designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary so long as no Default or Event of Default has occurred and is continuing or would result therefrom; provided, further, that such designation shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such subsidiary attributable to the Borrower’s equity interest therein (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.3), and (c) any subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i), and (iii) such designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute an incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided, further, that no Credit Party may be designated as an Unrestricted Subsidiary (unless such Credit Party ceases to be a Credit Party in accordance with the terms hereof in connection with such designation). No Restricted Subsidiary may be designated as an Unrestricted Subsidiary hereunder if it is a Restricted Subsidiary under the documentation governing the Secured Notes.

“U.S. Dollar Sublimit” means $25,000,000.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Unused Commitment Fee” as defined in Section 2.10(a).

“Voting Interests” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Voting Power Determinants” means, collectively, Initial Term Loan Exposure and/or Revolving Exposure.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with IFRS. Financial statements required to be delivered by the Borrower to Lenders pursuant to Sections 5.4(a) and 5.4(b) shall be prepared in accordance with IFRS as in effect at the time of such preparation. If at any time any change in IFRS would affect the computation of any financial ratio or requirement set forth in any Credit Document, and the Administrative Agent or Borrower shall so request, the Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in IFRS (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies as in effect immediately prior to such change.

1.3 Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

1.4 Limited Condition Transactions. When calculating the availability under any basket or ratio under this Agreement or compliance with any provision of this Agreement in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens and repayments), in each case, at the option of the Borrower (the Borrower’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any (or any type of) continuing Default or Event of Default)) under this Agreement shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into, and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens and repayments).

For the avoidance of doubt, if the Borrower has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any (or any type of) continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of any Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Conditionality Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice or declaration for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transactions.

1.5 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.6 Currency Translation. Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars. For purposes of determining compliance as of any date with Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 (other than for purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and Total Net Leverage Ratio as used in any Section, which shall be calculated in accordance with the definition thereof), amounts incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rates in effect on the first Business Day of the Fiscal Quarter in which such determination occurs or in respect of which such determination shall be made. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 or paragraph (e) or (i) of Section 8.1 being exceeded solely as a result of changes in Exchange Rates from those rates applicable on the first day of the Fiscal Quarter in which such determination occurs or in respect of which such determination is being made. Calculation of the Outstanding Amount and similar calculations with respect to the Revolving Facility shall be based on the Canadian Dollar Equivalent of such amounts, as determined by the Administrative Agent in a customary manner.

1.7 Financial Calculations. For purposes of this Agreement, Consolidated Adjusted EBITDA, Immaterial Subsidiary, First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio and Total Net Leverage Ratio (and all other defined terms used in such calculations) shall be calculated on a Pro Forma Basis.

1.8 Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Initial Term Loan”) or by Type (e.g., a “Eurocurrency Rate Loan”) or by Class and Type (e.g., a “Eurocurrency Rate Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “Eurocurrency Rate Borrowing”) or by Class and Type (e.g., a “Eurocurrency Rate Term Borrowing”).

1.9 Certain Interpretative Provisions. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Section 6.10 hereof, any First Lien Net Leverage Ratio test, any Senior Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, Section 6.10 hereof, any First Lien Net Leverage Ratio test, any Senior Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

SECTION 2. LOANS AND LETTERS OF CREDIT

2.1 Term Loans.

(a) Loan Commitments.

(i) Subject to the terms and conditions hereof and in the Amendment and Restatement Agreement, each Lender with an Initial Term Loan Commitment severally agrees to make, on the Restatement Effective Date, an Initial Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Initial Term Loan Commitment. The Borrower may make only one borrowing under the Initial Term Loan Commitments, which shall be on the Restatement Effective Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12(a) and 2.13, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date applicable to such Initial Term Loans. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action after giving effect to the funding of such Lender’s Initial Term Loan Commitment on the Restatement Effective Date.

(b) Borrowing Mechanics for Term Loans.

(i) The Borrower shall deliver to Administrative Agent a fully executed Funding Notice with respect to the Initial Term Loans no later than (x) one day prior to the Restatement Effective Date, with respect to Base Rate Loans or Canadian Prime Rate Loans and (y) three days prior to the Restatement Effective Date, with respect to Eurocurrency Rate Loans or CDOR Rate Loans (or such shorter period as may be acceptable to Administrative Agent). Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Initial Term Loans available to Administrative Agent not later than 9:00 a.m. (New York City time) on the Restatement Effective Date by wire transfer of Same Day Funds in the applicable Currency specified in the Funding Notice at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Initial Term Loans available to the Borrower on the Restatement Effective Date by causing an amount of Same Day Funds in the applicable Currency specified in the Funding Notice equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to Administrative Agent by the Borrower.

2.2 Revolving Loans.

(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender with a Revolving Commitment severally agrees to make Revolving Loans in Dollars or Canadian Dollars, as applicable, to the Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall (i) the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect and (ii) the Total Utilization of Revolving Commitments denominated in Dollars exceed the U.S. Dollar Sublimit. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, (i) Revolving Loans denominated in Canadian Dollars shall consist of Canadian Prime Rate Revolving Loans or CDOR Rate Loans and (ii) Revolving Loans denominated in Dollars may consist of Base Rate Loans or Eurocurrency Rate Loans. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Revolving Loans shall be made in an aggregate minimum amount of (x) in the case of Revolving Loans denominated in Canadian Dollars, C$1,000,000 and integral multiples of C$100,000 in excess of that amount and (y) in the case of Revolving Loans denominated in Dollars, $1,000,000 and integral multiples of $100,000 in excess of that amount.

(ii) Whenever the Borrower desires that Lenders make Revolving Loans, the Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 11:00 a.m. (New York City time) (A) at least three Business Days in advance of the proposed Credit Date in the case of a Eurocurrency Rate Loan or a CDOR Rate Loan and (B) on the proposed Credit Date (which shall be a Business Day) in the case of a Revolving Loan that is a Base Rate Loan or Canadian Prime Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurocurrency Rate Loan or a CDOR Rate Loan shall be irrevocable on and after the date issued, and the requesting Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Funding Notice from the Borrower unless the date on which the Funding Notice is received is the Credit Date, in which case by 12:00 p.m. (New York City time); provided, however, that if, on the date the Funding Notice with respect to such Revolving Loans is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Loan, first, shall be applicable to the payment in full of any such L/C Borrowing and second, shall be made available to the Borrower.

(iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of Same Day Funds in the applicable Currency specified in the Funding Notice at the Principal Office of the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Credit Date by causing an amount of Same Day Funds in the applicable Currency specified in the Funding Notice equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to Administrative Agent by the Borrower.

2.3 [Reserved].

2.4 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Borrower and the Lenders set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Canadian Dollars, at the election of the Borrower, for the account of the Borrower or its subsidiaries (subject to the approval of the applicable subsidiary by the applicable L/C Issuer), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, (w) the Total Utilization of Revolving Commitments denominated in Dollars shall not exceed the U.S. Dollar Sublimit, (x) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro rata Share of the Outstanding Amount of L/C Obligations, shall not exceed such Lender’s Revolving Commitment then in effect and (y) the Outstanding Amount of L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the

Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Existing Letter of Credit shall remain outstanding after the Restatement Effective Date in accordance with its terms (notwithstanding that the Revolving Commitments (as defined in the Existing Credit Agreement) are being terminated pursuant to the Amendment and Restatement Agreement) and shall be deemed to be a Letter of Credit issued hereunder for all purposes of the Credit Documents.

(ii) No L/C Issuer shall issue any Letter of Credit, if:

(A) subject to Section 2.4(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Requisite Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders and the applicable L/C Issuer have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date (for which such L/C Issuer is not otherwise compensated hereunder) and which such L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) such Letter of Credit is a commercial Letter of Credit (unless the applicable L/C Issuer consents to the issuance of a commercial Letter of Credit);

(D) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than (x) in the case of Letters of Credit denominated in Dollars, $50,000 and (y) in the case of Letters of Credit denominated in Canadian Dollars, C$50,000;

(E) any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.20 (a)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 9 with respect to any acts taken or omissions suffered by any L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Section 9 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower or any subsidiary delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower or such subsidiary. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) at least three Business Days (or such later date and time as the applicable L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof (including a final expiration date in the case of an Auto-Extension Letter of Credit); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require (which may include the form of the requested Letter of Credit). In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, the Borrower or applicable subsidiary shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from the Administrative Agent (or any Lender or Credit Party through the Administrative Agent), at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once an Auto-Extension Letter of Credit has been issued, unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof , or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Requisite Lenders have elected not to permit such extension or (2) from the Administrative Agent (or any Lender or Credit Party through the Administrative Agent) or the Borrower that one or more of the applicable conditions specified in Section 3.2 is not then satisfied (or a Default or Event of Default has occurred and is continuing), and in each such case directing such L/C Issuer not to permit such extension.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Once an Auto-Reinstatement Letter of Credit has been issued, unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Requisite Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.2 is not then satisfied (or a Default or Event of Default has occurred and is continuing) (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement. The Borrower acknowledges that Bank of Montreal, as L/C Issuer, does not issue Auto-Reinstatement Letters of Credit.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(vi) Anything herein to the contrary notwithstanding, in the event of any conflict between the terms of any Letter of Credit Application and those of this Agreement, the terms of this Agreement shall be controlling.

(vii) If the Borrower requests, in the Letter of Credit Application, that the applicable Letter of Credit be issued in the OLGC Prescribed LC Form then, assuming that the conditions to the issuance of such Letter of Credit are otherwise satisfied, the applicable L/C Issuer shall issue such Letter of Credit in the OLGC Prescribed LC Form.

(c) Provisions Related to Extended Revolving Commitments. If the Letter of Credit Expiration Date in respect of any Class of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by such L/C Issuer which issued such Letter of Credit, if one or more other Classes of Revolving Commitments under which Letters of Credit are issued in respect of which the Letter of Credit Expiration Date shall not have occurred are then in effect, such Letters of Credit for which consent of the respective L/C Issuer has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.4(d) and (e)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or the Borrower shall provide Cash Collateral for any such Letter of Credit. Commencing with the Maturity Date of any Class of Revolving Commitments, the sublimit for Letters of Credit shall be agreed solely with such L/C Issuer; provided that, at the request of the Borrower, the Letter of Credit Sublimit immediately following such Maturity Date shall be no less than the Letter of Credit Sublimit immediately prior to such Maturity Date multiplied by a fraction, the numerator of which is the aggregate amount of the Revolving Commitments immediately following such Maturity Date and the denominator of which is the aggregate amount of the Revolving Commitments immediately prior to such Maturity Date.

(d) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. (New York City time) on the first Business Day after such notice of drawing is delivered to the Borrower, in accordance with normal banking procedures in the place of payment (each such date, an “Honor Date”), the Borrower shall reimburse (or cause the applicable subsidiary to reimburse) such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the applicable Currency of such Letter of Credit. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan that is a Base Rate Loan (or if the Unreimbursed Amount is denominated in Canadian Dollars, Canadian Prime Rate Loans) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans or Canadian Prime Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 3.2 (other than the delivery of a Funding Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.4(d)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.4(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in the applicable Currency, at the Principal Office designated by such L/C Issuer in an amount equal to its Pro rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.4(d)(iv), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan or Canadian Prime Rate Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall reasonably promptly remit the funds so received to the applicable L/C Issuer in the applicable Currency.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan that is a Base Rate Loan or Canadian Prime Rate Loan, as applicable, because the conditions set forth in Section 3.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Letter of Credit Fees Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.4(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.4.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.4(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.4(d) is subject to the conditions set forth in Section 3.2 (other than delivery by the Borrower of a Funding Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(d) by the time specified in Section 2.4(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the L/C Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Commitment or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e) Repayment of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.4(d), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro rata Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.4(a)(i) is required to be returned under any of the circumstances described in Section 10.10 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the L/C Overnight Rate. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing (whether made to the Borrower or any of its subsidiaries) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, curator or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of an L/C Issuer. Each Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.4(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of all the documents specified in such Letter of Credit strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro rata Share, in the applicable Currency of such Letter of Credit, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit, in each case, calculated on the basis of a 365 or 366 day year, as the case may be; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to Section 2.20 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Pro rata Share allocable to such Letter of Credit pursuant to Section 2.20(a)(ii), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to applicable L/C Issuer. The Borrower shall pay (or cause the applicable subsidiary to pay) directly to the applicable L/C Issuer for its own account, in the applicable Currency of such Letter of Credit, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate equal to an amount to be agreed at the time of issuance of each such commercial Letter of Credit, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the applicable L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, in each case, on the basis of a 365 or 366 day year, as the case may be. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, in the applicable Currency of such Letter of Credit, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such subsidiaries.

(m) Resignation as L/C Issuer. Any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders resign as L/C Issuer. In the event of any such resignation as L/C Issuer the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of any L/C Issuer. If any Person resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit that it issued, including Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

2.5 Pro rata Shares; Availability of Funds.

(a) Pro rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate (in respect of Credit Extensions in Dollars) or the Canadian Prime Rate (in respect of Credit Extensions in Canadian Dollars). In the event that (i) Administrative Agent does not make available to Borrower a requested amount on the applicable Credit Date until such time as all applicable Lenders have made payment to Administrative Agent, (ii) any payment by or on behalf of a Lender hereunder is not made in Same Day Funds prior to the time period specified herein and (iii) such delay causes Administrative Agent’s failure to fund to Borrower in accordance with its Funding Notice, such payment shall be deemed a non-conforming payment and such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by Borrower through and including the time of Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower and the Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans (in respect of Credit Extensions in Dollars) or Canadian Prime Rate Loans (in respect of Credit Extensions in Canadian Dollars) for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6 Evidence of Debt; Register; Disqualified Persons; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. In addition to the accounts and records referred to in subsection (b), each Lender shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders, and the Revolving Commitments and Loans of each Lender from time to time (the “Register”). The Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the principal amount of Loans and L/C Borrowings and related interest amounts in accordance with the provisions of Section 10.4, and each repayment or prepayment in respect of the principal amount of the Loans and L/C Borrowings. The entries in the Register shall be conclusive absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s Obligations in respect of any Loan. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Borrower hereby designates Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.6, and the Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Disqualified Persons. The list of Disqualified Persons will be available to the Lenders and the Agents upon request to the Administrative Agent. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent shall not be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities as a result of a breach of this Section 2.6(c), nor shall the Administrative Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Persons, or otherwise take (or omit to take) any action with respect thereto (it being understood that any assignment or participation to any Disqualified Person shall be without effect and void and the Administrative Agent shall not consider any Disqualified Person to be a Lender or have any rights hereunder). The parties to this Agreement further acknowledge and agree that, notwithstanding the right of the Borrower to provide or supplement the list of Disqualified Persons pursuant to clause (a), (b) or (c) of the definition thereof, in no event shall any such provision or supplement apply retroactively to disqualify any Person or Persons that have previously acquired an assignment or participation interest under this Agreement that is otherwise permitted hereunder; provided that upon the effectiveness of any such provision or supplement, any such Person or Persons shall not be permitted to acquire additional Loans, Commitments or participations hereunder.

(d) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least three Business Days prior to the Restatement Effective Date, (or, if such notice is delivered after the Restatement Effective Date, promptly after receipt by Borrower of such notice) the Borrower shall execute and deliver to such Lender (or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.4) on the Restatement Effective Date (or, if such notice is delivered after the Restatement Effective Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Initial Term Loan or Revolving Loan, as the case may be.

2.7 Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin;

(ii) if a Eurocurrency Rate Loan, at the Adjusted LIBOR plus the Applicable Margin;

(iii) if a Canadian Prime Rate Loan, at the Canadian Prime Rate plus the Applicable Margin;

(iv) if a CDOR Rate Loan, at the CDOR Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurocurrency Rate Loan or CDOR Rate Loan, shall be selected by the Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c) In connection with Eurocurrency Rate Loans, there shall be no more than ten (10) Interest Periods outstanding at any time. With respect of the Initial Term Loans and Revolving Loans borrowed by the Borrower, in the event the Borrower fails to specify between a Base Rate Loan and a Eurocurrency Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan, (i) if outstanding as a Eurocurrency Rate Loan, will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan, (ii) if outstanding as a Base Rate Loan, will remain as a Base Rate Loan or (iii) if not then outstanding, will be made as a Base Rate Loan. In the event the Borrower fails to specify an Interest Period for any Eurocurrency Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each date a Eurocurrency Rate Loan is made, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) In connection with CDOR Rate Loans, there shall be no more than ten (10) Interest Periods outstanding at any time. With respect of the Initial Term Loans and Revolving Loans borrowed by the Borrower, in the event the Borrower fails to specify between a Canadian Prime Rate Loan and a CDOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan, (i) if outstanding as a CDOR Rate Loan, will be automatically converted into a Canadian Prime Rate Loan on the last day of the then-current Interest Period for such Loan, (ii) if outstanding as a Canadian Prime Rate Loan, will remain as a Canadian Prime Rate Loan or (iii) if not then outstanding, will be made as a Canadian Prime Rate Loan. In the event the Borrower fails to specify an Interest Period for any CDOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (Toronto time) on each funding, conversion or continuation date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the CDOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(e) Interest payable pursuant to Section 2.7(a) shall be computed (i) in the case of Base Rate Loans, CDOR Rate Loans or Canadian Prime Rate Loans, on the basis of a 365 or 366 day year, as the case may be, and (ii) in the case of Eurocurrency Rate Loans, on the basis of a 360-day year, in each case, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan, as applicable, being converted from a Eurocurrency Rate Loan or CDOR Rate Loan, as applicable, the date of conversion of such Eurocurrency Rate Loan or CDOR Rate Loan, as applicable, to such Base Rate Loan or Canadian Prime Rate Loan, as applicable, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan, as applicable, being converted to a Eurocurrency Rate Loan or a CDOR Rate Loan, as applicable, the date of conversion of such Base Rate Loan or Canadian Prime Rate Loan, as applicable, to such Eurocurrency Rate Loan or CDOR Rate Loan, as applicable, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(f) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(g) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan or Canadian Prime Rate Loan, accrued and unpaid interest shall instead be payable on the applicable Interest Payment Date.

2.8 Conversion/Continuation.

(a) Subject to Section 2.16 and so long as no Event of Default shall have occurred and then be continuing.

(i) The Borrower shall have the option to convert at any time all or any part of any Revolving Loans or any Initial Term Loan, in each case, equal to or greater than (x) $1,000,000, in the case of Loans denominated in Dollars and (y) C$1,000,000, in the case of Loans denominated in Canadian Dollars, as applicable, from one Type of Loan to another Type of Loan; provided, Eurocurrency Rate Loans and CDOR Rate Loans may only be converted on the expiration of the Interest Period applicable to such Eurocurrency Rate Loan or CDOR Rate Loan, as applicable, unless the Borrower shall pay all amounts due under Section 2.16 in connection with any such conversion; or

(ii) Borrower shall have the option (x) upon the expiration of any Interest Period applicable to any Eurocurrency Rate Loan, to continue all or any portion of such Loan equal to or greater than $1,000,000 as a Eurocurrency Rate Loan and (y) in the case of a CDOR Rate Loan, to continue all or any portions of such Loan equal to or greater than C$1,000,000 as a CDOR Rate Loan.

(b) Subject to Section 3.2(b), the Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan or Canadian Prime Rate Loan, as the case may be) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan or CDOR Rate Loan, as the case may be). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to (solely with respect to Initial Term Loans), or continuation of, any Eurocurrency Rate Loans or CDOR Rate Loan, shall be irrevocable after it is delivered, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan for Loans denominated in Dollars or a Canadian Prime Rate Loan for Loans denominated in Canadian Dollars.

2.9 Default Interest. During the continuance of any Specified Event of Default, the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

2.10 Commitment Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro rata Share or other applicable share provided for under this Agreement, an unused commitment fee (the “Unused Commitment Fee”) in Canadian Dollars equal to the Applicable Margin for Unused Commitment Fees times the actual daily amount by which the aggregate Revolving Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Loans and (B) the Outstanding Amount of L/C Obligations; provided that any Unused Commitment Fee accrued with respect to any of the Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no Unused Commitment Fee shall accrue on any of the Revolving Commitments of a Defaulting Lender. The Unused Commitment Fee on the Revolving Commitments shall accrue at all times from the Restatement Effective Date until the Maturity Date for the Revolving Loans, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the last Business Day of March 31, 2018, and on the Maturity Date for the Revolving Loans. The Unused Commitment Fee shall be calculated quarterly in arrears on the basis of a 365 or 366 day year, as the case may be, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

2.11 Scheduled Payments.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders of the applicable Class (A) on the last Business Day of each March, June, September and December commencing with the last Business Day of September 30, 2018, an aggregate amount equal to 0.25% of an amount equal to the aggregate principal amount of Initial Term Loans made on the Restatement Effective and (B) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date; provided that the amount of any such payment set forth above shall be adjusted to account for the addition of any Extended Term Loan or Incremental Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were converted in connection with the incurrence of such Extended Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment involving a Term Loan Increase to the Term Loans, a Refinancing Amendment to the amount of Term Loans or an Extension Amendment increasing the amount of Term Loans.

(b) Revolving Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Lenders on the Maturity Date for the Revolving Loans the aggregate principal amount of all of its Revolving Loans outstanding on such date.

2.12 Voluntary Prepayments/Commitment Reductions; Call Protection.

(a) Voluntary Prepayments.

(i) Any time and from time to time, the Borrower may, subject to Section 2.12(a)(iii), prepay any Loans on any Business Day in whole or in part, with any partial prepayment being (x) in the case of the Initial Term Loans, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount and (y) in the case of the Revolving Loans, in an aggregate minimum amount of (1) in the case of Revolving Loans denominated in Dollars, $100,000 and (2) in the case of Revolving Loans denominated in Canadian Dollars, C$100,000.

(ii) All such prepayments shall be made by delivering a Prepayment Notice:

(1) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans or Canadian Prime Rate Loans; and

(2) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurocurrency Rate Loans or CDOR Rate Loans;

in each case given to Administrative Agent by 11:00 a.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent, (and the Administrative Agent will promptly transmit such original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Appropriate Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a Change of Control, refinancing transaction or Permitted Acquisition or other Investment). Voluntary prepayments of any Class of Term Loan permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.11 in a manner determined at the sole discretion of the Borrower and specified in the notice of prepayment, and, subject to the other limitations expressly set forth in this Agreement, the Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion (provided that such voluntary prepayments of the Term Loans shall be made pro rata within any such Class or Classes selected by the Borrower). In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Classes of Term Loan.

(iii) The Borrower shall pay to the Administrative Agent on behalf of each applicable Lender on written demand any amounts required to compensate the Lenders for any actual loss, cost or expense suffered or incurred by it as a result of any payment being made in respect of a CDOR Rate Loan other than on the last day of the Interest Period applicable in accordance with Section 2.16(d).

(b) Term Loan Call Protection. Notwithstanding the foregoing, in the event that, on or prior to the date which is six (6) months after the Restatement Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Initial Term Loans pursuant to a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Loan Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Initial Term Loans that are the subject of such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction; provided that, for the avoidance of doubt, the Borrower shall not be subject to the requirements of this Section 2.12 with respect to any Repricing Transaction occurring after the six (6) month anniversary of the Restatement Effective Date.

(c) Voluntary Commitment Reductions.

(i) The Borrower may, upon not less than three Business Days’ prior written or telephonic notice promptly confirmed by delivery of a Prepayment Notice to Administrative Agent (which original written notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of C$500,000 and integral multiples of C$100,000 in excess of that amount.

(ii) The Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro rata Share thereof; provided, that any such termination or reduction may be conditioned on the occurrence of any subsequent event (including a Change of Control, refinancing transaction, Permitted Acquisition or other Investment).

(iii) If, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess.

2.13 Mandatory Prepayments.

(a) Asset Sales; Casualty Events; Debt. The Borrower shall apply all Net Cash Proceeds to prepay Term Loans:

(i) within five (5) Business Days following actual receipt of the Net Cash Proceeds from an Asset Sale or the Net Cash Proceeds from a Casualty Event (unless the Borrower shall have delivered a Reinvestment Notice on or prior to such fifth Business Day); provided that notwithstanding the foregoing, (A) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to such prepayment (together with accrued interest thereon); (B) the Borrower shall only be required to make a mandatory prepayment with the Net Cash Proceeds of any Asset Sale or Casualty Event pursuant to this Section 2.13(a)(i) if the aggregate Net Cash Proceeds in any fiscal year in respect of all Asset Sales or all Casualty Events, respectively, that are not the subject of a Reinvestment Notice, exceeds $10,000,000; provided that the Borrower and its Restricted Subsidiaries shall be entitled to retain $10,000,000 of such Net Cash Proceeds, with no prepayment obligation and may use such Net Cash Proceeds for any purposes not prohibited under this Agreement; and (C) to the extent such aggregate Net Cash Proceeds do not exceed $10,000,000 in any fiscal year, then the Borrower and its Restricted Subsidiaries shall be entitled to retain any such Net Cash Proceeds, with no prepayment obligation, and use such Net Cash Proceeds for any purposes not prohibited under this Agreement; provided further that, notwithstanding the foregoing, the Borrower shall not be required to apply the Excluded Playtime Net Cash Proceeds to prepay Term Loans; and

(ii) within one (1) Business Day following receipt of Net Cash Proceeds from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Indebtedness (other than Excluded Indebtedness);

provided, in the case of clause (i) above, if at the time that any such prepayment would be required, the Borrower shall be required to, or to offer to, repurchase or redeem or repay or prepay any Refinancing Loans or any Indebtedness secured on a pari passu basis with or senior to the Obligations pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Asset Sale or Casualty Event (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower (or any Restricted Subsidiary) may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans (but not the Revolving Loans) and Other Applicable Indebtedness at such time); provided, that if no Term Loans subject to such mandatory prepayment requirement are outstanding or will be outstanding after the application of such prepayment, then the Borrower may apply all such Net Cash Proceeds after the repayment of such Term Loans to repay the Other Applicable Indebtedness; provided, further, that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans (in accordance with the terms hereof); provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or repaid with such Net Cash Proceeds, the declined amount of such Net Cash Proceeds shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be so applied if such Other Applicable Indebtedness was not then outstanding).

(b) Excess Cash Flow. Commencing with respect to the Fiscal Year ending December 31, 2018, not later than ten (10) Business Days after the earlier of the date on which the Borrower is required to deliver financial statements with respect to the end of such Excess Cash Flow Period under Section 5.4(a) and the date on which the Borrower actually delivers the financial statements required under Section 5.4(a) for such Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for the relevant Excess Cash Flow Period (the “Excess Cash Flow Calculation Date”) and the Borrower shall prepay the Term Loans in an amount equal to (i) the Required Percentage times the amount of such Excess Cash Flow, minus (ii) the amount of any voluntary prepayments of principal during such Excess Cash Flow Period or on or prior to the Excess Cash Flow Calculation Date (to the extent not financed with (A) the proceeds of the incurrence of Indebtedness having a maturity of more than twelve (12) months from the date of incurrence thereof (other than revolving loans) or (B) the proceeds of Refinancing Loans or the proceeds of Refinancing Equivalent Debt), in each case, not previously deducted pursuant to this clause (ii) in any prior period, of (w) Term Loans (provided, that with respect to any prepayment of Term Loans below the par value thereof, the aggregate amount of such prepayment for purposes of this clause shall be the amount of the Borrower’s cash payment in respect of such prepayment), (x) Revolving Loans or Incremental Revolving Loans (in each case, to the extent commitments in respect thereof are permanently reduced by the amount of such prepayments), (y) Refinancing Loans, Refinancing Equivalent Debt, Incremental Loans, Incremental Equivalent Debt and any other Indebtedness permitted under Section 6.1 that in each case is secured by the Collateral on a pari passu basis with the Obligations and (z) any Refinancing Indebtedness in respect of any of the foregoing that is secured by the same collateral, and with the same priority, as the Indebtedness being refinanced, in each case, permitted hereunder.

(c) Exceeding Revolving Commitments.

(i) If for any reason the Canadian Dollar Equivalent of the aggregate Outstanding Amount of Revolving Loans and L/C Obligations at any time exceeds the aggregate Revolving Commitments then in effect, the Borrower shall promptly (but in any event, within one Business Day) prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.13(c) so long as Revolving Loans have been prepaid in an amount sufficient to remove such excess.

(ii) If for any reason the aggregate Outstanding Amount of Revolving Loans and L/C Obligations denominated in Dollars at any time exceeds the U.S. Dollar Sublimit, the Borrower shall promptly (but in any event, within one Business Day) prepay Revolving Loans denominated in Dollars and/or Cash Collateralize the L/C Obligations denominated in U.S. Dollars in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.13(c) so long as Revolving Loans have been prepaid in an amount sufficient to remove such excess.

(d) Declining Lender. Notwithstanding anything in this Section 2.13 to the contrary, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or PDF attachment to an e-mail) at least one Business Day prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Loans pursuant to this Section 2.13 (other than clause (a)(ii) above), in which case the aggregate amount of the mandatory prepayment that would have been applied to prepay Loans but was so declined shall be applied as required under the terms of any other Indebtedness of the Borrower or its Restricted Subsidiaries and may otherwise be retained by the Borrower and shall increase the Cumulative Credit.

(e) Order of Payments. Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, or any Incremental Amendment, (i) each prepayment of Term Loans pursuant to this Section 2.13 shall be applied ratably to each Class of Term Loans then outstanding, unless such ratable payment between classes of Term Loan would result in material adverse tax consequences to the Borrower or any of its subsidiaries as determined in good faith by the Borrower (which determination will be conclusive and binding) in consultation with the Administrative Agent, in which case such payment shall be allocated as directed by the Borrower in consultation with the Administrative Agent, except that the Borrower may direct that any proceeds of Refinancing Term Loans, Refinancing Revolving Loans or Refinancing Equivalent Debt shall be applied to the Class or Classes of Term Loans being refinanced as selected by the Borrower (provided that any Class of Incremental Term Loans, Refinancing Term Loans or Extended Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Incremental Term Loans, Refinancing Term Loans or Extended Term Loans); (ii) with respect to each Class of Term Loans, each prepayment pursuant to clauses (a) and (b) of this Section 2.13 shall be applied to the scheduled installments of principal thereof (following the date of prepayment) in a manner determined at the sole discretion of the Borrower and specified to the Administrative Agent and, if not specified, in direct order of maturity and (iii) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro rata Shares of such prepayment.

(f) Break-Funding Savings Clause. Notwithstanding any of the other provisions of this Section 2.13, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans or CDOR Rate Loans is required to be made under this Section 2.13, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.13 in respect of any such Eurocurrency Rate Loan or CDOR Rate Loans prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.13. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of Section 8.1. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.

(g) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.13(a) and (b), the Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds or Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount of Net Cash Proceeds received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess in accordance with Section 2.13(a), and the Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.14 General Provisions Regarding Payments.

(a) All payments by the Borrower of principal, interest, fees and other Obligations shall be made in the applicable Currency of the underlying obligation in Same Day Funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than, 1:00 p.m. (New York City time) on the date due at the Principal Office of the Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date may, in the discretion of the Administrative Agent, be deemed to have been paid by Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Lender requesting compensation pursuant to Section 2.17(b), the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in Same Day Funds prior to 1:00 p.m. (New York City time) for any payments in the applicable Currency to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.11 from the date such amount was due and payable until the date such amount is paid in full.

(g) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by the Administrative Agent or Collateral Agent in respect of any of the Obligations, shall be applied in accordance with the following application arrangements:

(i) Subject to the Intercreditor Agreement, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in the following order of priority:

(A) first, ratably, to all amounts owing to the Collateral Agent or the Administrative Agent pursuant to any of the Credit Documents in its capacity as such (and, for the avoidance of doubt, not interest or principal on the Loans) (x) in respect of the preservation of Collateral or its security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Credit Documents;

(B) second, ratably, to the extent proceeds remain after the application pursuant to the preceding clause (A), to all other amounts owing to the Administrative Agent or the Collateral Agent pursuant to any of the Credit Documents in its capacity as such (and, for the avoidance of doubt, not interest or principal on the Loans);

(C) third, to the extent proceeds remain after the application pursuant to preceding clauses (A) and (B), to an amount equal to the outstanding Obligations to be paid to the Secured Parties as provided in clause (iii) below, with each Secured Party receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its pro rata share of the amount remaining to be distributed; and

(D) fourth, to the extent proceeds remain after the application pursuant to preceding clauses (A) through (C), inclusive, and after the Obligations shall have been paid in full, to the relevant Credit Party, their successors or assigns, or as a court of competent jurisdiction may otherwise direct or as otherwise required by the Intercreditor Agreement.

(ii) If any payment to any Secured Party pursuant to this Section 2.14(g) of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Parties, with each Secured Party whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Party and the denominator of which is the unpaid Obligations of all Secured Parties entitled to such distribution.

(iii) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder or under another Credit Document, Secured Hedge Agreement or Cash Management Agreement shall be made to the Administrative Agent for the account of such Secured Parties or as the Administrative Agent may otherwise direct in accordance with the Credit Documents.

(iv) For purposes of applying payments received in accordance with this Section 2.14(g), the Collateral Agent shall be entitled to rely upon the applicable Secured Parties with respect to payments of Secured Hedge Agreements or Secured Cash Management Agreements (which the Administrative Agent and each other Secured Party agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations of the Credit Parties owed to such Secured Parties.

(v) Subject to the other limitations (if any) set forth herein and in the other Credit Documents, it is understood that the Credit Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations of the Credit Parties.

(vi) It is understood and agreed by each Credit Party that the Collateral Agent and the Administrative Agent shall have no liability for any determinations made by it in this Section 2.14(g) except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its own bad faith, gross negligence or willful misconduct. Each Credit Party also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent and Administrative Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

(h) The Borrower hereby authorizes the Administrative Agent to debit any account maintained by the Borrower with the Administrative Agent from time to time in order to pay any amount of principal, interest and fees payable by the Borrower when due pursuant to this Agreement until such time as the Borrower otherwise notifies the Administrative Agent that such authorization is withdrawn.

2.15 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise expressly provided in this Agreement or the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary or mandatory payment (other than a voluntary or mandatory prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Debtor Relief Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.15 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.16 Making or Maintaining Eurocurrency Rate Loans or CDOR Rate Loans.

(a) Inability to Determine Applicable Interest Rate. If prior to the commencement of any Interest Period for a Eurocurrency Rate Loan:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR for such Interest Period; or

(ii) the Administrative Agent is advised by the Requisite Lenders that the Adjusted LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans included for such Interest Period (each of clauses (i) and (ii), a “Market Disruption Event”);

then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone, facsimile transmission or PDF attachment to an e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Funding Notice that requests the conversion of any applicable Loan to, or continuation of any such Loan as, a Eurocurrency Rate Loan shall be ineffective and such Eurocurrency Rate Loan shall be converted to or continued as, on the last day of the Interest Period applicable thereto, a Base Rate Loan and (ii) if any Funding Notice requests a Eurocurrency Rate Loan such Eurocurrency Rate Loan shall be made as a Base Rate Loan. During any period in which a Market Disruption Event is in effect, the Borrower may request that the Administrative Agent or the Requisite Lenders, as applicable, to confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect; provided that (A) the Borrower shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 2.16 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Administrative Agent’s or Requisite Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 2.16. If the Administrative Agent or Requisite Lenders, as applicable, have not confirmed within 10 Business Days after request of such report from the Borrower that a Market Disruption Event has occurred, then such Market Disruption Event shall be deemed to be no longer existing.

(b) Circumstances Making Banker’s Acceptances Unavailable. If, by reason of circumstances affecting the money market generally, as determined by the Administrative Agent, there is no market for bankers’ acceptances, (i) the right of the Borrower to request a CDOR Rate Loan shall be suspended until the circumstances causing a suspension no longer exist; and (ii) any Funding Notice which is outstanding shall be deemed to be a Conversion/Continuation Notice requesting a Canadian Prime Rate Loan. The Administrative Agent shall promptly notify the Borrower of the suspension of the Borrower’s right to request a CDOR Rate Loan and of the termination of any such suspension

(c) Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or if any Governmental Authority has asserted after the Restatement Effective Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Rate Loans in Dollars then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(d) Compensation for Breakage or Non-Commencement of Interest Periods. In the event of (a) the payment of any principal of any Eurocurrency Rate Loan or CDOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Rate Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Rate Loan or CDOR Rate Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Rate Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR or CDOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Rate Loan or CDOR Rate Loan for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.17 Increased Costs; Capital Adequacy.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR);

(ii) subject the Administrative Agent or any Lender or L/C Issuer to any Taxes (other than Indemnified Taxes, Excluded Taxes or Other Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.17(b) as a result of a Change in Law resulting from Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act if it shall not at the time be the general policy or practice of such Lender to demand such compensation from similarly situated borrowers (to the extent that, with respect to such Change in Law, such Lender has the right to do so under its credit facilities with similarly situated borrowers).

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.17 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.17, such Lender shall notify the Borrower. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.17 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

2.18 Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b) Withholding of Taxes. If any Credit Party, the Administrative Agent or any other applicable withholding agent is required by applicable law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party under any of the Credit Documents: (i) the applicable withholding agent shall make such deduction or withholding and pay, or cause to be paid to the relevant Government Authority, any such Tax before the date on which penalties attach thereto; (ii) if the Tax is an Indemnified Tax or Other Tax, the sum payable by such Credit Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that, after the making of the deduction, withholding or payment for Indemnified Taxes or Other Taxes is made (including any deduction or withholding applicable to additional sums payable under this Section 2.18), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives on the due date a net sum equal to what it would have received had no such deduction or withholding for Indemnified Taxes or Other Taxes been required or made (provided that, if the applicable withholding agent in respect of an Indemnified Tax or Other Tax is a Person other than a Credit Party or the Administrative Agent (e.g., a Lender), the additional amounts required to be paid by a Credit Party under this clause (ii) in respect of such Tax shall not be greater than the additional amounts such Credit Party would have been obligated to pay had such Credit Party made payment of such sum directly to the applicable beneficial owner of such payment; provided further, that such Tax would not have been an Excluded Tax had such beneficial owner been a Lender hereunder and had complied with the provisions of Section 2.18(c)); and (iii) as soon as practicable after the payment of any Tax by a Credit Party which is required by clause (i) above to be paid, the Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence satisfactory to the Administrative Agent of such payment to the relevant taxing or other authority.

(c) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested in writing by the Borrower or the Administrative Agent, such properly completed and executed documentation that is required by applicable law and that is reasonably requested in writing by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested in writing by the Borrower or the Administrative Agent, shall, to the extent it is legally eligible to do so, deliver such other documentation prescribed by applicable law and reasonably requested in writing by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(i) each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding; and

(ii) each Lender that is not a U.S. Person shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two executed originals of an applicable IRS Form W-8, certifying that it is not a U.S. Person.

(iii) If a payment made to a Lender under any Credit Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct or withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.18, a Recipient shall not be required to deliver any documentation pursuant to this Section 2.18(c) that it is not legally eligible to deliver.

(d) The Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for such Other Taxes. The Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder as soon as practicable after payment of such Other Taxes.

(e) Each Credit Party shall jointly and severally indemnify the Administrative Agent and any Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to any payment made by or on account of an obligation of such Credit Party under any Credit Document and Other Taxes (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) paid or payable by the Administrative Agent or Lender or any of their respective Affiliates or required to be withheld or deducted from a payment to such person (to the extent such amount has not otherwise been grossed-up in accordance with Section 2.18(b) or paid in accordance with Section 2.18(d)), and for any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Credit Parties shall not be required to compensate any recipient pursuant to this Section 2.18(e) for any incremental interest, penalties or expenses resulting from the failure of such Agent or Lender to notify the Credit Party of such possible indemnification claim within 180 days after such Agent or Lender receives written notice from the applicable Governmental Authority of the specific Tax assessment giving rise to such indemnification claim. A certificate as to the amount of such payment or liability (together with a reasonable explanation thereof) delivered to such Credit Party shall be conclusive absent manifest error.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund (whether received in cash or applied as an offset against other cash taxes), from the authority imposing the Tax, of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party as soon as reasonably practicable the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person, or to arrange its affairs in any particular manner.

(g) Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(h) Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.18(c) or (g).

(i) For the avoidance of doubt, for purposes of this Section 2.18, the term “Lender” includes any L/C Issuer.

2.19 Mitigation Obligations; Replacement of a Lender.

(a) If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans, Revolving Loans or participations in L/C Advances made hereunder or assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or Section 2.18, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. For purposes of this Section 2.19, the term “Lender” includes any L/C Issuer.

(b) If any Lender requests compensation under Section 2.17, if any Lender delivers a notice pursuant to Section 2.16(b), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or the Borrower is borrowing any Extended Term Loans or Extended Revolving Commitments and such Lender is not an Extending Lender or any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, either (i) so long as no Default or Event of Default has occurred and is continuing, prepay such Lender’s outstanding Loans and participations in L/C Advances hereunder in full on a non-pro rata basis without premium or penalty or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, Revolving Loans and participations in L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. No action by or consent of the replaced Lender shall be necessary in connection with such removal or assignment, in the case of clause (ii) above, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, the Administrative Agent, such replaced Lender and the replacement Lender shall otherwise comply with Section 10.4; provided that if such replaced Lender does not comply with Section 10.4 within three Business Days after the Borrower’s request, compliance with Section 10.4 shall not be required to effect such assignment.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which, pursuant to the terms of Section 10.8, requires the consent of all of the Lenders affected or all Lenders and with respect to which the Requisite Lenders or Requisite Class Lenders, as applicable, shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense, to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that (A) all Obligations of the Borrower owing to such Non-Consenting Lender (including accrued fees and any amounts due under Section 2.12(b), Section 2.16, Section 2.17 or Section 2.18) being removed or replaced shall be paid in full to such Non-Consenting Lender concurrently with such removal or assignment and (B) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such removal or assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.4; provided that if such Non-Consenting Lender does not comply with Section 10.4 within one Business Day after the Borrower’s request, compliance with Section 10.4 shall not be required to effect such assignment.

2.20 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.8.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.1 or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation or Letter of Credit; fourth, as the Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. A Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.4(i).

(iv) Reallocation of Pro rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.4, the “Pro rata Share” of each Non-Defaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default has occurred and is continuing; and (ii) such reallocation does not cause the Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitments.

(b) Defaulting Lender Cure. If Borrower, the Administrative Agent, each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.21 Incremental Facilities or Commitments.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Restatement Effective Date, by notice to the Administrative Agent (an “Incremental Loan Request”), indicate that it has obtained or is requesting (A) one or more new commitments which may be of the same Class as any outstanding Term Loan (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”), and/or (B) one or more increases in the amount of the Revolving Commitments (including Extended Revolving Commitments of a given Extension Series and Refinancing Revolving Commitments) (a “Revolving Commitment Increase”) or a new Class of Revolving Commitments (collectively with any Revolving Commitment Increase, the “Incremental Revolving Commitments” and the Incremental Revolving Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy of such Incremental Loan Request to each of the Lenders.

(b) Incremental Loans. On any Incremental Tranche Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.21, (i) each Incremental Term Lender of such Class shall make a Loan to the requesting Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Tranche Closing Date on which any Incremental Revolving Commitments of any Class are effected (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.21, (i) each Incremental Revolving Lender of such Class shall make its Commitment available to the requesting Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Commitment of such Class and (ii) each Incremental Revolving Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms (other than with respect to closing conditions, issuance date and other terms necessary to effectuate the implementation of such Incremental Term Loans) to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.21 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitments. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent and each L/C Issuer shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitments to the extent such consent, if any, would be required under Section 10.4(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Additional Lender.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Tranche Closing Date”) of each of the following conditions:

(i) no Default or Event of Default exists or shall exist after giving effect to such Incremental Amendment; provided that if proceeds of such Incremental Loans are being used to finance a Permitted Acquisition or a Specified Investment, then the foregoing shall be limited to the Specified Events of Default;

(ii) either (x) the representations and warranties of each Credit Party set forth in Section 4 and in each other Credit Document shall be true and correct in all material respects on and as of the Incremental Tranche Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or (y) with respect to any Incremental Loans the proceeds of which are being used to finance a Permitted Acquisition or Specified Investment, and if agreed to by the Incremental Lenders providing such Incremental Commitments and/or Incremental Loans, the customary “specified representations” and the “acquisition agreement representations” shall, in each case, be true and correct in all material respects on and as of the Incremental Tranche Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(iii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than (x) in the case of Incremental Term Commitments denominated in Dollars, $5,000,000 and shall be in an increment of $1,000,000 and (y) in the case of Incremental Term Commitments denominated in

Canadian Dollars, C$5,000,000 and shall be in an increment of C$1,000,000 (provided that such amount may be less than the stated amounts set forth in clauses (x) and (y) above if such amount represents all remaining availability under the limit set forth in clause (iv) below), and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than C$2,500,000 and shall be in an increment of C$500,000 (provided that such amount may be less than C$2,500,000 and not in an increment of C$500,000 if such amount represents all remaining availability under the limit set forth in clause (iv) below); and

(iv) the aggregate amount of the Incremental Loans shall not exceed (A) the Fixed Incremental Amount, plus (B) at the Borrower’s option, up to an unlimited additional amount (the “Incremental Incurrence-Based Amount”) of Incremental Term Loans or Incremental Revolving Commitments so long as, after giving effect to any such incurrence on a Pro Forma Basis (and after giving effect to any Permitted Acquisition or other Investment consummated in connection therewith on a Pro Forma Basis), and with respect to any undrawn Incremental Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, (x) in the case of Incremental Loans that are secured on a pari passu basis with the Initial Term Loans and Revolving Commitments, the First Lien Net Leverage Ratio on a Pro Forma Basis is no greater than 3.00:1.00, (y) in the case of Incremental Loans that are secured on a junior basis to the Initial Term Loans and Revolving Commitments, the Senior Secured Net Leverage Ratio on a Pro Forma Basis is no greater than 5.00:1.00 and (z) in the case of Incremental Loans that are unsecured, the Total Net Leverage Ratio on a Pro Forma Basis is no greater than 5.50:1.00, in each case, (1) calculated without netting the cash proceeds of any Incremental Loan or Incremental Commitment and (2) assuming, in the case of any undrawn Incremental Commitment that such Incremental Commitment was fully drawn on the date of effectiveness thereof.

It is understood and agreed that, unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of any Incremental Loans or Incremental Equivalent Debt would be permitted under the Incremental Incurrence-Based Amount on the applicable date of determination, such Incremental Loans or Incremental Equivalent Debt (or the relevant portion thereof) shall be deemed to have been incurred in reliance on the Incremental Incurrence-Based Amount prior to the utilization of any amount available under the “Fixed Incremental Amount.”

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be, shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Loans or Incremental Commitments, and except as otherwise set forth herein, to the extent not substantially consistent with the Term Loans or Revolving Commitments, as the case may be, existing on the Incremental Tranche Closing Date (as determined by the Borrower and conclusively evidenced by a certificate of the Borrower), shall be consistent with clauses (i), (ii) and (iii) below, as applicable, and otherwise shall be reasonably satisfactory to the Administrative Agent (in its capacity as such) (other than in respect of pricing, fees, rate floors, optional prepayment, redemption terms, amortization or maturity), it being understood that to the extent any Previously Absent Financial Maintenance Covenant is added for the benefit of any Incremental Loan or Incremental Commitment, no consent shall be required from the Administrative Agent or any existing Lender to the extent such Previously Absent Financial Maintenance Covenant is (A) also added for the benefit of the Term Loans and Revolving Commitments, existing on the Incremental Tranche Closing Date or (B) only applicable after the Maturity Date of any Term Loan or Revolving Commitment, as applicable, existing on the Incremental Tranche Closing Date. Notwithstanding the foregoing, in the case of a Term Loan Increase or Revolving Commitment Increase, the terms, provisions and documentation of such Term Loan Increase or Revolving Commitment Increase shall be identical (other than with respect to underwriting, commitment or upfront fees, original issue discount or similar fees) to the applicable Term Loans or Revolving Commitments being increased. In any event,

(i) each Incremental Term Loan or Incremental Term Commitment (but excluding, in the case of clause (A) below, any Term Loan Increase or any Incremental Term Loan pursuant thereto):

(A) at the Borrower’s option, may rank pari passu or junior in right of payment with the other Loans or Commitments, as applicable, of such Class, may be pari passu or junior in right of security with the other Loans or Commitments, as applicable, of such Class (and, if junior in right of security, subject to an Intercreditor Agreement or Acceptable Subordination Agreement) or may be unsecured;

(B) shall not mature earlier than the then-existing Maturity Date with respect to the Initial Term Loans (or, if such Incremental Term Loans are unsecured or secured on a junior basis to the Initial Term Loans), the 91st day after the then existing Maturity Date with respect to the Initial Term Loans (in each case, prior to giving any effect to any extension thereof);

(C) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans on the date of incurrence of such Incremental Term Loans (except by virtue of amortization or prepayment of the Initial Term Loans prior to the time of such incurrence);

(D) shall have fees and, subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the Borrower and the applicable Incremental Term Lenders; and

(E) may, in the case of an Incremental Term Loan or Incremental Term Commitment that is pari passu in right of payment and right of security with the Initial Term Loans, provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment.

(ii) each Incremental Revolving Loan or Incremental Revolving Commitment (but excluding any Revolving Commitment Increase or any Incremental Revolving Loan pursuant thereto):

(A) shall rank pari passu in right of payment with the other Loans or Commitments, as applicable, of such Class and shall be pari passu in right of security with the other Loans or Commitments, as applicable, of such Class;

(B) shall not mature earlier than the then-existing Maturity Date with respect to the Revolving Commitments (prior to giving any effect to any extension thereof);

(C) shall have borrowing, repayment and termination of commitment procedures as determined by the Borrower and the Incremental Revolving Lenders.

(iii) the All-In-Yield applicable to the Incremental Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Loans made under Incremental Term Commitments on or prior to the date that is 12 months after the Restatement Effective Date (other than a Loan that is secured on a junior basis, unsecured or subordinated in right of payment or security), the All-In-Yield applicable to such Incremental Term Loans shall not be greater than the applicable All-In-Yield payable pursuant to the terms of this Agreement with respect to the Initial Term Loans plus 50 basis points per annum, unless the interest rate (together with, as provided in the proviso below, Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor) with respect to such Initial Term Loans is increased so as to cause the then applicable All-In-Yield under this Agreement on such Initial Term Loans to equal the All-In-Yield then applicable to the Incremental Term Loans minus 50 basis points; provided that (A) in determining the applicable interest rate, any amendment to the Applicable Margin on the Initial Term Loans that became effective subsequent to the Restatement Effective Date but prior to the Incremental Tranche Closing Date shall be included and (B) any increase in All-In-Yield to the Initial Term Loans due to the application of an Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor applicable to the Initial Term Loans; and

(iv) there shall be no borrowers or guarantors in respect of such Incremental Term Loan or any Incremental Revolving Commitment that are not the Borrower or a Guarantor, and, to the extent secured, Incremental Term Loans and Incremental Revolving Commitments shall not be secured by assets other than Collateral (except pursuant to an escrow or similar arrangement with respect to the proceeds of such Incremental Term Loans or Incremental Revolving Commitments).

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment to be provided by a Lender with an existing Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents (i) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien subordination and associated rights of the applicable Lenders to the extent any Incremental Loans are to rank junior in right of security and/or (ii) so long as such amendments are not materially adverse to the Lenders, such other changes as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to maintain the fungibility of any such Incremental Term Loans with any tranche of then-outstanding Term Loans. The Borrower may use the proceeds, if any, of the Incremental Term Loans and Incremental Revolving Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments unless it so agrees.

(g) Reallocation of Revolving Exposure. Upon any Incremental Tranche Closing Date on which a Revolving Commitment Increase is effected, if, on the date of such increase, there are any Revolving Loans outstanding, each of the Lenders that has an existing Revolving Commitment or Revolving Exposure, as applicable, under such Class shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each such Lender under such Class, at par, such interests in the Incremental Revolving Loans outstanding on such Incremental Tranche Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans under such Class will be held by Lenders with existing Revolving Commitments or Revolving Exposure, as applicable, under such Class and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments under such Class after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments under such Class. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.2 and 2.12 of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may issue or incur one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance or incurrence of any such Incremental Equivalent Debt, the aggregate amount of Incremental Loans permitted to be incurred under Section 2.21(d)(iv); provided that the incurrence of any Incremental Equivalent Debt shall reduce, on a dollar-for-dollar basis, the aggregate amount of Incremental Loans permitted to be incurred under Section 2.21(d)(iv).

(i) The issuance of any Incremental Equivalent Debt pursuant to this Section 2.21, shall (i) in all cases, be subject to the terms and conditions applicable to Incremental Commitments set forth under Sections 2.21(d)(i), (d)(ii), (d)(iv), (e)(i), (e)(ii), (e)(iii) (with respect to Incremental Equivalent Debt in the form of term loans that are secured on a pari passu basis with the Obligations) and (e)(iv), as if set forth in this Section 2.21(i), mutatis mutandis (and, for the avoidance of doubt, the interest rate, upfront fees and original issue discount for any Incremental Equivalent Debt shall be as determined by the Borrower), (ii) in the case of Incremental Equivalent Debt in the form of loans that is secured on a pari passu basis with any Initial Term Loan existing on the date of issuance of such Incremental Equivalent Debt, be additionally subject to the terms set forth in Section 2.21(e)(iii) and (iii) the covenants, events of default, guarantees and other terms of such Incremental Equivalent Debt shall be customary for similar debt instruments in light of then-prevailing market conditions at the time of issuance and in any event not materially more restrictive, taken as a whole, to the Borrower and the other Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate and redemption provisions), except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of issuance, it being understood that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent prior to or at the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions of the Incremental Equivalent Debt satisfy the requirement set forth in this clause (iii), shall be conclusive evidence that such terms and conditions have been satisfied.

(j) This Section 2.21 shall supersede any provisions in Section 2.15 or Section 10.8 to the contrary.

2.22 Refinancing Amendments.

(a) Refinancing Commitments. The Borrower may, at any time or from time to time after the Restatement Effective Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (i) the establishment of one or more new Classes of term loans under this Agreement (any such new Class, “Refinancing Term Commitments”) or (ii) the establishment of one or more new Classes of revolving commitments under this Agreement (any such new Class, “Refinancing Revolving Commitments” and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then-existing Class or Classes of Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders.

(b) Refinancing Loans. Any Refinancing Term Loans made pursuant to Refinancing Term Commitments or any Refinancing Revolving Commitments made on a Refinancing Closing Date shall be designated a separate Class of Refinancing Term Loans or Refinancing Revolving Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.22, (i) each Refinancing Term Lender of such Class shall make a Term Loan to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto. On any Refinancing Closing Date on which any Refinancing Revolving Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.22, (i) each Refinancing Revolving Lender of such Class shall make its Refinancing Revolving Commitment available to the Borrower (when borrowed, a “Refinancing Revolving Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) and (ii) each Refinancing Revolving Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Commitment of such Class and the Refinancing Revolving Loans of such Class made pursuant thereto.

(c) Refinancing Loan Request. Each Refinancing Loan Request from the Borrower pursuant to this Section 2.22 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Commitments and identify the Refinanced Debt with respect thereto. Refinancing Term Loans may be made, and Refinancing Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Revolving Lender” or “Refinancing Term Lender,” as applicable, and, collectively, “Refinancing Lenders”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such Refinancing Term Loans or providing such Refinancing Revolving Commitments to the extent such consent, if any, would be required under Section 10.4(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Additional Lender and (ii) with respect to Refinancing Term Loans, any Sponsor Affiliated Lender providing a Refinancing Term Commitment shall be subject to the same restrictions set forth in Section 10.4(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Sponsor Affiliated Lender of Term Loans.

(d) Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i) after giving effect to such Refinancing Commitments, the conditions of Sections 3.2(c) and 3.2(d) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 3.2 shall be deemed to refer to the applicable Refinancing Closing Date);

(ii) each Refinancing Commitment shall be in an aggregate principal amount that is not less than (x) in the case of Refinancing Loans denominated in Dollars, $5,000,000 and shall be in an increment of $1,000,000 and (y) in the case of Refinancing Loans denominated in Canadian Dollars, C$5,000,000 and shall be in an increment of C$1,000,000 (provided that such amount may be less than $5,000,000 or C$5,000,000, as applicable, and not in an increment of $1,000,000 or C$1,000,000, as applicable, if such amount is equal to (x) the entire outstanding principal amount of Refinanced Debt that is in the form of Term Loans or (y) the entire outstanding principal amount of Refinanced Debt (or commitments) that is in the form of Revolving Commitments); and

(iii) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses).

(e) Required Terms. The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not substantially identical to any Class of Term Loans or Revolving Commitments, as applicable, each existing on the Refinancing Closing Date, shall be consistent with clauses (i) or (ii) below, as applicable, and otherwise shall be (taken as a whole) not materially more favorable (as reasonably determined by the Borrower and conclusively evidenced by a certificate of the Borrower) to the Refinancing Lenders than those applicable to such Class (taken as a whole) being refinanced (except for (1) covenants or other provisions applicable only to periods after the Maturity Date (as of the applicable Refinancing Closing Date) of such Class being refinanced, (2) pricing, fees, rate floors, optional prepayment, redemption terms, amortization or maturity and (3) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant); provided that, notwithstanding anything to the contrary herein, if any such terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, contains a Previously Absent Financial Maintenance Covenant, such Previously Absent Financial Maintenance Covenant shall (I) be included for the benefit of each other Loan or Commitment or (II) only be applicable after the Maturity Date of any Term Loan or Revolving Commitment, as applicable, existing on the Refinancing Closing Date. In any event:

(i) the Refinancing Term Loans:

(A) as of the Refinancing Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt,

(B) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt on the date of incurrence of such Refinancing Loans (except by virtue of amortization or prepayment of the Refinanced Debt prior to the time of such incurrence),

(C) shall have an Applicable Margin and, subject to clauses (e)(i)(A) and (e)(i)(B) above, amortization determined by the Borrower and the applicable Refinancing Term Lenders,

(D) shall not be subject to any guarantee by any person other than a Credit Party and shall not include any borrower other than the Borrower hereunder,

(E) in the case of any Refinancing Term Loans secured on a pari passu basis with the Initial Term Loans, may provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Refinancing Amendment,

(F) (I) shall rank pari passu in right of payment with the Obligations under the then existing Term Loans and Revolving Loans and (II) shall either be (x) secured by the Collateral (and shall not be secured by any assets of the Borrower or any Restricted Subsidiary not constituting Collateral) and shall rank pari passu or junior in right of security with the Obligations (and, if junior in right of payment or security, subject to an Intercreditor Agreement or Acceptable Subordination Agreement, as applicable) or (y) unsecured;

(G) shall provide that assignments and participations of Refinancing Term Loans shall be governed by the same assignment and participation provisions applicable to Term Loans existing on the Refinancing Closing Date; and

(H) shall provide that any Refinancing Term Loan may constitute a separate Class or Classes, as the case may be, of Term Loans from the Classes constituting the applicable Term Loans prior to the Refinancing Closing Date; and

(ii) the Refinancing Revolving Commitments and Refinancing Revolving Loans:

(A) shall not have a final scheduled maturity date earlier than, or mandatory scheduled commitment reductions prior to, the Maturity Date with respect to the Refinanced Debt,

(B) shall have an Applicable Margin determined by the Borrower and the applicable Refinancing Revolving Lenders,

(C) shall not be subject to any guarantee by any person other than a Credit Party and shall not include any borrower other than the Borrower hereunder,

(D) in the case of any Refinancing Revolving Commitments secured on a pari passu basis with the Revolving Commitments, shall provide that the permanent repayment of Revolving Loans with respect to, and termination or reduction of, Refinancing Revolving Commitments after the associated Refinancing Closing Date shall be made on a pro rata basis, or on a less than (but not greater than, except that Refinancing Revolving Commitments may participate on a greater than pro rata basis in any permanent prepayments and termination with other Revolving Commitments, other than the Revolving Commitments in effect on the Restatement Effective Date) pro rata basis, with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate Commitments in respect of any such Class of Revolving Loans on a greater than pro rata basis as compared to any other Class of Revolving Loans with a later Maturity Date than such Class or in connection with any refinancing thereof permitted by this Agreement,

(E) (I) shall rank pari passu in right of payment with the Obligations and (II) shall either be (x) secured by the Collateral (and shall not be secured by any assets of the Borrower or any Restricted Subsidiary not constituting Collateral) and shall rank pari passu or junior in right of security with the Obligations (and, if junior in right of payment or security, subject to an Intercreditor Agreement or Acceptable Subordination Agreement, as applicable) or (y) unsecured,

(F) shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Refinancing Revolving Commitments and (3) repayments made in connection with a permanent repayment and termination of commitments (in accordance with clause (E) above)) of Loans with respect to Refinancing Revolving Commitments after the associated Refinancing Closing Date shall be made on a pro rata basis with all other Revolving Commitments,

(G) subject to the provisions of Section 2.4(c) to the extent dealing with Letters of Credit which mature or expire after a Maturity Date when there exists Refinancing Revolving Commitments with a longer Maturity Date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Commitments existing on the Refinancing Closing Date (and except as provided in Section 2.4(c), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued),

(H) shall provide that assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans existing on the Refinancing Closing Date, and

(I) shall provide that any Refinancing Revolving Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Commitments prior to the Refinancing Closing Date; provided at no time shall there be Revolving Commitments hereunder (including Refinancing Revolving Commitments and any original Revolving Commitments) which have more than two (2) different Maturity Dates unless otherwise agreed to by the Administrative Agent.

(f) Refinancing Amendment. Commitments in respect of Refinancing Term Loans and Refinancing Revolving Commitments shall become additional Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Refinancing Lender providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22, including, if applicable, amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect (i) any lien subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security and (ii) that any Previously Absent Financial Maintenance Covenant does not benefit any Term Loan hereunder. The Borrower will use the proceeds, if any, of the Refinancing Term Loans and Refinancing Revolving Commitments in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt.

(g) Reallocation of Revolving Exposure. Upon any Refinancing Closing Date on which Refinancing Revolving Commitments are effected through the establishment of a new Class of revolving commitments pursuant to this Section 2.22, (i) if, on such date, there are any Revolving Loans outstanding, such Revolving Loans shall be prepaid from the proceeds of new Refinancing Revolving Loans under such new Class of Refinancing Revolving Commitments in such amounts as shall be necessary in order that, after giving effect to such Loans and all such related prepayments, all Revolving Loans will be held by all Lenders under the Revolving Commitments (including Lenders providing such Refinancing Revolving Commitments) ratably in accordance with their revolving commitments under all Revolving Commitments (after giving effect to the establishment of such Refinancing Revolving Commitments), (b) in the case of a Revolving Commitment, there shall be an automatic adjustment to the participations hereunder in Letters of Credit held by each Lender under the Revolving Commitments so that each such Lender shares ratably in such participations in accordance with their revolving commitments under all Revolving Commitments (after giving effect to the establishment of such Refinancing Revolving Commitments), (c) each Refinancing Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (d) each Refinancing Revolving Lender shall become a Lender with respect to the Refinancing Revolving Commitments and all matters relating thereto.

(h) Refinancing Equivalent Debt.

(i) In lieu of incurring any Refinancing Term Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Restatement Effective Date issue, incur or otherwise obtain (A) secured Indebtedness in the form of one or more series of senior secured notes that are secured on a pari passu basis with the Obligations (but without regard to the control of remedies) (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured term loans (such notes or loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Indebtedness in the form of one or more series of unsecured or subordinated notes or term loans (such notes or loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Loans (such Loans, “Refinanced Loans”).

(ii) Any Refinancing Equivalent Debt:

(A) (1) shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Loans, (2) shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Loans (except by virtue of amortization or prepayment of the Refinanced Loans prior to the time of such incurrence), (3) shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase or prepayment (except with respect to change of control, asset sale, insurance and casualty and condemnation event mandatory offers to purchase or prepayment events and events of default), in each case prior to the Maturity Date of the Refinanced Loans except, in the case of Refinancing Equivalent Debt that is secured on a pari passu basis with the Obligations, to the extent any such payment, redemption, repurchase or prepayment obligation is required to be applied on a pro rata or greater than pro rata basis to the Term Loans and except with respect to AHYDO Catch-Up Payments, (4) shall not be guaranteed by persons other than Guarantors and shall not include any borrower or issuer other than the Borrower hereunder, (5) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to an Acceptable Subordination Agreement and (6) except as otherwise set forth in this clause (h)(ii), shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) which are (taken as a whole) no more favorable (as reasonably determined by the Borrower and conclusively evidenced by a certificate of the Borrower) to the lenders or holders providing such Refinancing Equivalent Debt, than those applicable to the Refinanced Loans (except for covenants or other provisions applicable only to periods after the Maturity Date of the applicable Refinanced Loans at the time of the issuance or incurrence of such Refinancing Equivalent Debt),

(B) (1) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Credit Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (2) if Permitted Pari Passu Secured Refinancing Debt, (x) shall be secured by the Collateral on a pari passu basis with the Obligations and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, and (y) shall be subject to an Intercreditor Agreement, and (3) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, and (y) shall be subject to an Intercreditor Agreement, and

(C) shall be incurred, and the proceeds thereof used, solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Loans (plus the payment of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses) and terminate all commitments thereunder.

(iii) This Section 2.22 shall supersede any provisions in Section 2.15 or 10.1 to the contrary.

2.23 Extensions of Loans.

(a) Extension of Term Loans. The Borrower may, at any time and from time to time, request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.23(a). In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all Extending Term Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than three (3) different Maturity Dates (unless otherwise consented to by the Administrative Agent); (ii) the All-In-Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In-Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that (A) in no event shall the final Maturity Date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (C) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a Class (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for a Term Loan Extension Series of Extended Term Loans proposed to be incurred under this Section 2.23 shall be in an aggregate principal amount that is not less than $5,000,000 (in the case of Extended Term Loans denominated in Dollars) or C$5,000,000 (in the case of Extended Term Loans denominated in Canadian Dollars) (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by the Borrower in its sole discretion.

(b) Extension of Revolving Commitments. The Borrower may, at any time and from time to time, request that all or a portion of the Revolving Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so amended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.23(b). In order to establish any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all Extending Revolving Lenders) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Commitments under the Existing Revolver Tranche from which such Extended Revolving Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Commitments may be delayed to a later date than the Maturity Date of the Revolving Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Commitments hereunder (including Refinancing Revolving Commitments and Extended Revolving Commitments) which have more than two (2) different Maturity Dates (unless otherwise consented to by the Administrative Agent in its reasonable discretion); (ii) the All-In-Yield with respect to extensions of credit under the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In-Yield for extensions of credit under the Revolving Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Commitments); and (iv) all borrowings under the applicable Revolving Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except (I) for payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (II) for repayments required upon the Maturity Date of the non-extending Revolving Commitments and (III) Extended Revolving Commitments may participate on a less than (but not greater than, except that Extended Revolving Commitments may participate on a greater than pro rata basis in any permanent prepayments and termination with other Revolving Commitments, other than the Revolving Commitments in effect on the Restatement Effective Date) pro rata basis, with all other Revolving Commitments existing on the date of effectiveness of any Extension Amendment), except that the Borrower shall be permitted to permanently repay and terminate Commitments in respect of any such Class of Revolving Loans on a greater than pro rata basis as compared to any other Class of Revolving Loans with a later Maturity Date than such Class or in connection with any refinancing thereof permitted by this Agreement; provided, further, that (A) in no event shall the final Maturity Date of any Extended Revolving Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Commitments hereunder, (B) any such Extended Revolving Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Commitments amended pursuant to any Revolver Extension Request shall be designated a Class (each, a “Revolver Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each request for a Revolver Extension Series of Extended Revolving Commitments proposed to be incurred under this Section 2.23 shall be in an aggregate principal amount that is not less than C$5,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Revolver Extension Request, which may be waived by the Borrower in its sole discretion.

(c) Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Loan Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Extended Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Lender, as applicable, providing an Extended Term Loan or Extended Revolving Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.23(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Restatement Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Commitments, as applicable, are provided with the benefit of the applicable Credit Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.11 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.11), (iii) modify the prepayments set forth in Section 2.12 and Section 2.13 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.23, and the Requisite Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion or extension of Loans or Commitments pursuant to any Extension in accordance with this Section 2.23 shall constitute a voluntary or mandatory prepayment or repayment for purposes of this Agreement.

(f) This Section 2.23 shall supersede any provisions in Section 2.15 or 10.1 to the contrary.

SECTION 3. CONDITIONS PRECEDENT

3.1 Restatement Effective Date. The obligation of each Lender or L/C Issuer, as applicable, to make Credit Extensions on the Restatement Effective Date shall not become effective until the date on which each of the conditions precedent in Section 3 of the Amendment and Restatement Agreement shall have been satisfied or waived in accordance with the Amendment and Restatement Agreement.

3.2 Conditions to Any Credit Extension. Subject to Section 2.21 (with respect to Incremental Loans), the obligation of each Lender to make any Loan or each L/C Issuer to issue any Letter of Credit, on any Credit Date after the Restatement Effective Date, are subject to the satisfaction (or waiver), of the following conditions precedent:

(a) Administrative Agent shall have received a fully executed and delivered Funding Notice or Letter of Credit Application, as the case may be;

(b) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(c) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(d) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Agents, Lenders and L/C Issuers to enter into this Agreement and to make each Credit Extension to be made thereby, the Borrower, with respect to itself and each of its Restricted Subsidiaries, represents and warrants to each Agent, Lender and L/C Issuer on the Restatement Effective Date and on each Credit Date, that the following statements are true and correct:

4.1 Organization; Powers. Each of the Borrower and its Restricted Subsidiaries (a) is a limited liability company, unlimited liability company, corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its organization, (b) is in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status to the extent such equivalent status exists under the laws of any foreign jurisdiction of organization) under the laws of its jurisdiction of organization and has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required and (d) has the power and authority to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder, except for clauses (b) and (c) where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The execution, delivery and performance by each of the Credit Parties of each of the Credit Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder or limited liability company or partnership or organizational action required to be obtained by such Credit Party and (b) will not (A) violate (i) any provision of law, statute, rule or regulation, (ii) any provision of the Organizational Documents of such Credit Party, (iii) any applicable order of any court or any rule, regulation or order of any Governmental Authority that has jurisdiction over such Credit Party, (iv) any provision of any Material Contract to which such Credit Party is a party or by which any of them or any of their property is or may be bound or (B) be in conflict with, result in a breach of or constitute a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such Material Contract where any such conflict, violation, breach or default referred to in clause (b)(A)(i), (iii) or (iv) or (B), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.3 Enforceability. The Credit Documents have been duly executed and delivered by each Credit Party that is a party thereto and constitute the legal, valid and binding obligations of such Credit Party and are enforceable against each such Credit Party in accordance with their respective terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

4.4 Governmental Approvals; Third-Party Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (including any Gaming Authority) or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Collateral Documents or the exercise by any Agent or any Lender of its rights under the Credit Documents or the remedies in respect of the Collateral, except for (a) the filing of UCC and PPSA financing statements (or equivalent registration instruments), (b) filings with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, (c) recordation of any mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such other actions, consents and approvals with respect to which the failure to be obtained or made could not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.4.

4.5 Financial Statements. The financial statements referenced in Section 3.1(c), together, where applicable, with the unqualified auditor’s reports thereon, fairly present in all material respects the consolidated financial condition of the Borrower as of the dates thereof and its results of operations for the periods covered thereby in accordance with IFRS consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

4.6 No Material Adverse Effect. Since December 31, 2016, there has been no event, development or circumstance that has had a Material Adverse Effect.

4.7 Title to Properties. Each of the Borrower and the Restricted Subsidiaries (or with respect to any real property title to which is held by Amalco for the Borrower or such Restricted Subsidiary, Amalco, as nominee of the Borrower or such Restricted Subsidiary) has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its owned or leased material real properties and has valid title to its personal property and assets, except where the failure to have such title, interests or easements could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets that are fee-owned (or in jurisdictions where no fee-owned concept is applicable, owned) by any Credit Party are free and clear of Liens, other than Liens and encumbrances permitted by Section 6.2.

4.8 Equity Interests and Ownership of Subsidiaries.

(a) Schedule 4.8 sets forth as of the Restatement Effective Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of the Borrower and, as to each such subsidiary, the percentage of each class of Equity Interests owned by the Borrower or any such subsidiary.

(b) As of the Restatement Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of the Borrower or any of its Restricted Subsidiaries, except rights of current and former employees and consultants to purchase Equity Interests of the Borrower or as set forth on Schedule 4.8.

4.9 Litigation; Compliance with Laws.

(a) As of the Restatement Effective Date, except as set forth on Schedule 4.9, there are no actions, suits or proceedings at law or in equity or, to the knowledge of the Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against Amalco, the Borrower or its Restricted Subsidiaries: (i) that involve any Credit Document or (ii) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of the Borrower or its Restricted Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including all Gaming Laws), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority (including any Gaming Authority), where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.10 Federal Reserve Regulations.

(a) None of the Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors, including Regulation U or Regulation X.

4.11 Investment Company Act. Neither the Borrower nor any of the Borrower’s Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

4.12 Use of Proceeds.

(a) The proceeds of the Revolving Loans will be used on and after the Restatement Effective Date for working capital and general corporate purposes (including capital expenditures, Restricted Payments, Permitted Acquisitions and other Investments).

(b) The proceeds of the Initial Term Loans will be used, on the Restatement Effective Date, to (i) prepay the entire aggregate principal amount of the Original Term Loans that remain outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date (following the completion of the Specified Sale and Lease-Back Transaction and the application of the net proceeds thereof), (ii) prepay in full all Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date, (iii) repay the mortgage associated with the Cascades Casino located in Langley, British Columbia, (iv) pay the Specified Dividend, (v) fund general corporate purposes (including capital expenditures) and (vi) pay fees and expenses in connection with the foregoing.

4.13 Tax Returns. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries (i) has timely filed or caused to be timely filed (after giving effect to all extensions) all Tax returns required to have been filed by it and each such Tax return is true and correct in all material respects and (ii) has timely paid or caused to be timely paid all Taxes shown thereon to be due and payable by it and all other Taxes, assessments or reassessments, (including in its capacity as a withholding agent) except Taxes, assessments or reassessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.3 and for which the Borrower or its Restricted Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with IFRS.

4.14 No Material Misstatements.

(a) As of the Restatement Effective Date, all written information (other than the Projections, financial estimates, forecasts and forward-looking information and information of a general economic or industry nature) (the “Information”) concerning the Borrower or any of its Restricted Subsidiaries or the Transactions and otherwise furnished by or on behalf of the foregoing or their representatives and made available to any Lender or the Administrative Agent in connection with the Transactions for use in evaluating the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to the Lenders and as of the Restatement Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in any material respect in light of the circumstances under which such statements were made.

(b) The Projections, financial estimates, forecasts and forward-looking information (other than information of a general economic nature or general industry nature) furnished by or on behalf of the Borrower or its Restricted Subsidiaries and furnished to the Administrative Agent or Lenders have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made and at the time such Projections were furnished (it being understood that no Projections are to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, no assurance can be given that such Projections will be realized and actual results may differ and such differences may be material).

4.15 Employee Benefit Plans.

(a) (i) The Borrower and each of its subsidiaries are in compliance with all applicable provisions and requirements of all applicable laws, rules and regulations with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter (or favorable opinion letter) from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of such determination letter or opinion letter which could cause such Employee Benefit Plan to lose its qualified status, (iii) no liability to the PBGC (other than required premium payments due but not delinquent), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower, any of its subsidiaries or any of their ERISA Affiliates, (iv) no ERISA Event has occurred or is reasonably expected to occur, (v) the Borrower, each of its subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan and (vi) none of the Borrower, any of its subsidiaries or any of their respective ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; in each case, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(b) (i) The Borrower and each of its subsidiaries are in compliance with all applicable provisions and requirements of the PBA and all applicable laws, rules and regulations with respect to each Canadian Pension Plan, and have performed all their obligations under each Canadian Pension Plan except as could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect, (ii) each Canadian Pension Plan which is intended to be registered under the PBA is so registered and, to the knowledge of the Borrower, nothing has occurred which could cause such Canadian Pension Plan to lose its registered status except as could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect, and (iii) the Borrower and each of its subsidiaries has made or paid all required contributions (including special payments and any other payments in respect of any funding deficiencies or shortfalls) required by the terms of any Canadian Pension Plan or applicable law and all assessments owed to the Pension Benefits Guarantee Fund of Ontario, if any, when due, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(c) In respect of each Defined Benefit Plan as of the date of this Agreement, a copy of the most recently prepared actuarial valuation report for the plan has been made available by the Borrower to the Administrative Agent and the Lenders.

4.16 Environmental Matters.

Except with respect to any matters that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(a) the Borrower and its Restricted Subsidiaries, and their respective operations and facilities, are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses and other approvals as required under any Environmental Law;

(b) neither the Borrower nor any of its Restricted Subsidiaries is subject to nor has received notice of any Environmental Claim or any Environmental Liability;

(c) there are no facts, circumstances, conditions or occurrences that would be reasonably expected to cause the Borrower or any of its Restricted Subsidiaries to incur or be subject to any Environmental Liability.

4.17 Collateral Documents.

(a) Each Lien under each Collateral Document creates the Lien which it is expressed to create with the ranking and priority it is expressed to have over the property which it is expressed to apply, subject to the Permitted Liens.

(b) Each of the Collateral Documents is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the pledged collateral described in the Securities Pledge Agreement, when certificates or promissory notes, as applicable, representing such pledged collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Debentures (other than Intellectual Property), when financing statements and other filings specified in the Debentures are filed in the offices specified in the schedules thereto, as applicable, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and, subject to Section 9-315 of the New York UCC (or any similar or equivalent legislation as in effect from time to time in the applicable jurisdiction), the proceeds thereof, as security for the Obligations, in each case, (i) to the extent perfection can be obtained by possession, in the case of such certificates or promissory notes or by filing UCC or PPSA financing statements (or similar documents, if any) in the case of the other Collateral and (ii) in each case, prior and superior in right to the Lien of any other person (except for Permitted Liens).

(c) When the Intellectual Property Security Agreement or a document specified therein is properly filed in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (b) of this Section 4.17, the Collateral Agent (for the benefit of the Secured Parties) shall have, solely if and to the extent that a Lien on and security interest in such Intellectual Property can be perfected by filing security interests in such offices, a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties thereunder in all Intellectual Property in the United States and Canada, as applicable, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens) (it being understood that subsequent recordings in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable, may be necessary to perfect a Lien on registered and applied for Intellectual Property acquired by a Credit party, as applicable) after the Restatement Effective Date).

Notwithstanding anything in this Agreement (including this Section 4.17) or in any other Credit Document to the contrary, other than to the extent set forth in this Agreement, no Credit Party makes any representation or warranty as to the effects of perfection or non-perfection or as to the rights and remedies of the Agents or any Lender with respect thereto, under any law other than those of the United States and Canada.

4.18 Insurance. The Borrower and its Restricted Subsidiaries (after giving effect to all self-insurance) have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

4.19 Solvency. On the Restatement Effective Date, after giving effect to the consummation of the Transactions to occur on each such date, including the making of the Loans hereunder on the Restatement Effective Date, and after giving effect to the application of the proceeds of such Indebtedness:

(a) the fair value of the assets of the Borrower and its subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b) the present fair saleable value of the property of the Borrower and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c) the Borrower and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

(d) the Borrower and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

4.20 [Reserved].

4.21 Intellectual Property. Except as set forth on Schedule 4.21 or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Borrower and its Restricted Subsidiaries own or has rights to all Intellectual Property necessary for the operation of its business as currently conducted (b) none of the Borrower or its Restricted Subsidiaries, nor the operation of their respective businesses, is infringing, misappropriating or otherwise violating any Intellectual Property of any Person, (c) neither the Borrower nor any of its Restricted Subsidiaries has received any written notice that any claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, in the 36-month period ending on the Restatement Effective Date and (d) no Person has infringed, misappropriated or violated any Intellectual Property owned by the Borrower or any of its Restricted Subsidiaries in the 36-month period ending on the date of this Agreement. The consummation of the Transactions and the other transactions contemplated hereby and thereby, will not alter, impair or otherwise affect or require the consent, approval or other authorization of any other Person in respect of any right of the Borrower or any of its Restricted Subsidiaries in any Intellectual Property, except to the extent that such alteration, impairment, effect, consent, approval or other authorization, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.22 Anti-Terrorism Laws.

(a) Each Credit Party is in compliance, in all material respects, with any applicable law relating to Sanctions, terrorism or money laundering, including without limitation Canadian Anti-Terrorism Laws (collectively, “Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the U.S.A. Patriot Act, the laws and regulations administered by OFAC, the Trading with the Enemy Act (12 U.S.C. §95), Canadian Anti-Terrorism Laws and the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1707).

(b) Neither any Credit Party, nor any Restricted Subsidiary, nor, to the knowledge of the Credit Parties, any of their respective officers, directors, employees or agents, is any of the following:

(i) a Prohibited Person or a Person owned or controlled by, or acting for or on behalf of, any Person that is a Prohibited Person;

(ii) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(iii) a Person who is located, incorporated, organized or ordinarily resident in a Sanctioned Jurisdiction in violation of Sanctions.

(c) The Credit Parties will not directly or indirectly, use the proceeds of the Loans and the Letters of Credit in violation of any Anti-Terrorism laws, the FCPA or the CFPOA.

4.23 Foreign Corrupt Practices Act. Neither any Credit Party nor any Restricted Subsidiary has paid, offered, promised to pay, or authorized the payment of, directly or, to the knowledge of the Credit Parties, indirectly, any money or anything of value to any Foreign Official for the purpose of influencing any act or decision of such Foreign Official or of such Foreign Official’s Governmental Authority or to secure any improper advantage, for the purpose of obtaining or retaining business for or with, or directing business to, any person, in each case in material violation of any applicable law in the jurisdictions in which it operates including but not limited to the Foreign Corrupt Practices Act 1977, as amended (the “FCPA”) and the CFPOA.

4.24 Status as Senior Debt. The Obligations are “senior debt” or “designated senior debt” (or any comparable term) under, and as may be defined in, any indenture or document governing any Indebtedness that is subordinate in right of payment to the Obligations.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as the Revolving Commitments have not been terminated and until the payment in full of the principal of and interest on each Loan, the cancellation or expiration (without any pending drawing) or Cash Collateralization (or other backstopping arrangement reasonably satisfactory to the L/C Issuer thereof) of all Letters of Credit, and the payment in full of all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and other contingent obligations with respect to which no claim has been made), the Borrower shall perform, and shall cause its Restricted Subsidiaries to perform all covenants in this Section 5.

5.1 Existence; Material Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) the legal existence of the Borrower and its Restricted Subsidiaries, except as otherwise expressly permitted under this Agreement and (ii) Material Permits, except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Do or cause to be done all things necessary to at all times maintain and preserve all material property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (with ordinary wear and tear and any casualty or condemnation excepted), except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.2 Insurance. Maintain (x) flood insurance with respect to any building located on real property required to be subject to a mortgage (to the extent required by applicable laws and regulations) and (y) casualty and liability insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance) and, with respect to the Collateral, use commercially reasonable efforts to cause the Administrative Agent to be added as a loss payee as its interests may appear under any such material property insurance policy and as an additional insured as its interests may appear under any such material third party liability insurance policy together (in form and substance reasonably satisfactory to the Administrative Agent) with a customary mortgage endorsement.

5.3 Taxes. Pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required (a) with respect to any such Tax so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Borrower or the affected Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves to the extent required in accordance with IFRS with respect thereto, or (b) except to the extent failure to do so would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

5.4 Financial Statements, Reports, Etc. Furnish to the Administrative Agent, who shall furnish to each Lender (including each Public Lender):

(a) (i) within 90 days after the end of each Fiscal Year, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Restricted Subsidiaries as of the close of such Fiscal Year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior Fiscal Year and (ii) a Narrative Report for such Fiscal Year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrower or any Material Subsidiary as a going concern (except any “going concern” qualification due to the impending maturity of any indebtedness under this Agreement, Incremental Equivalent Debt or other Material Indebtedness within one year from the date of such opinion or any prospective default of any financial maintenance covenant under this Agreement, Incremental Equivalent Debt or other Material Indebtedness) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results and cash flows of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with IFRS (it being understood that the delivery by the Borrower or any Parent Entity of an Annual Report on Form 10-K or Form 20-F shall satisfy the requirements of this Section 5.4(a) to the extent such Annual Report includes the information specified herein);

(b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2018, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Restricted Subsidiaries as of the close of such Fiscal Quarter and the consolidated results of their operations during such Fiscal Quarter and the then-elapsed portion of the Fiscal Year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior Fiscal Year) and (ii) a Narrative Report for such Fiscal Quarter, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with IFRS (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower or any Parent Entity of a Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 5.4(b) to the extent such quarterly reports include the information specified herein);

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) of this Section 5.4, a Compliance Certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred and is then continuing except as specified in such Compliance Certificate, (ii) setting forth the calculation of the First Lien Net Leverage Ratio and Total Net Leverage Ratio as of the last day of such fiscal period and (iii) in connection with the financial statements delivered under Section 5.4(a), a certificate setting forth the calculation of Excess Cash Flow for the applicable Excess Cash Flow Period;

(d) within 45 days after the beginning of each Fiscal Year, a consolidated annual budget for each of the upcoming Fiscal Quarters for such Fiscal Year, including a description of underlying assumptions with respect thereto, which budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that such budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(e) promptly, from time to time, such other customary information (which is readily available) regarding the operations, business affairs and financial condition of the Borrower and its Restricted Subsidiaries and their compliance with the terms of any Credit Document, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(f) promptly upon becoming aware of the occurrence of any ERISA Event or any material failure to remit a contribution to a Canadian Pension Plan, a written notice specifying the nature thereof, what action Borrower, any of its subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, the PBGC, the Multiemployer Plan sponsor or FICOM with respect thereto; and

(g) (i) promptly after the filing thereof with any Governmental Authority, copies of actuarial and other reports (including applicable schedules), actuarial cost certificates and any applications for regulatory approval of asset withdrawals with respect to each Canadian Pension Plan or any fund maintained in respect thereof that are filed with any Governmental Authority, (ii) notice to the Administrative Agent promptly after becoming aware of any material failure to withhold, make, remit or pay any employee or employer payments, contributions (including “normal cost,” “special payments” and any other payments in respect of any funding deficiencies or shortfalls) to a Canadian Pension Plan on a timely basis, (iii) upon request by the Administrative Agent, copies of any notifications or remittances or similar documents prepared and delivered to the trustee or custodian of any Canadian Pension Plan pursuant to the PBA, (iv) notice to the Administrative Agent within thirty (30) days of any Credit Party assuming any obligation to sponsor, administer, participate in or contribute to any Canadian Pension Plan in respect of which such Credit Party did not previously have an obligation to sponsor, administer, participate in or contribute to, as applicable, (v) copies of any material direction, order, notice or ruling received from any Governmental Authority related to the winding up of a Defined Benefit Plan promptly after receipt and (vi) notice to the Administrative Agent of any decision of a Credit Party to terminate or wind-up a Defined Benefit Plan promptly after such decision is made.

5.5 Litigation and Other Notices. Furnish to the Administrative Agent written notice (promptly after any Authorized Officer of the Borrower obtains actual knowledge thereof) of the following and which notice the Administrative Agent shall furnish to the Lenders:

(a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority (including any Gaming Authority) or in arbitration, against Borrower or any other Credit Party that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(c) The occurrence of any default, event of default or termination event (however defined) under any Material Contract or Material Permit of the Borrower or any of its Restricted Subsidiaries that if not cured would reasonably be expected to have a Material Adverse Effect.

5.6 Compliance with Laws. Comply with (i) all laws (including Gaming Laws), rules, regulations and orders of any Governmental Authority (including any Gaming Authority) applicable to it or its property (including, without limitation, ERISA and laws relating to Canadian Pension Plans), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (ii) the FCPA, CFPOA and Anti-Terrorism Laws in all material respects; provided that this Section 5.6 shall not apply to Environmental Laws, which are the subject of Section 5.10, or to laws related to Taxes, which are the subject of Section 5.3.

5.7 Maintaining Records; Access to Properties and Inspections. Maintain adequate books of record and account in all material respects and, upon at least ten (10) Business Days’ notice (or, if an Event of Default has occurred and is continuing, upon at least five (5) Business Days’ notice), permit the Administrative Agent to visit and inspect the financial records and the properties of the Borrower and its Restricted Subsidiaries (including all records and books of account of Amalco in the possession of or available to the Borrower) at reasonable times to be agreed during normal business hours, up to twice a year (or, if an Event of Default shall have occurred and be continuing, such visit and inspection may occur from time to time upon reasonable notice), subject to (i) reasonable requirements of confidentiality, including requirements imposed by law, by contract or in order to preserve solicitor-client privilege (ii) the rights of tenants (to the extent the tenants are not the Borrower or any of its subsidiaries), if applicable and (iii) the rights of, and obligations of the Borrower and all Restricted Subsidiaries to, any Gaming Authority. The Borrower shall reimburse the Administrative Agent for its actual out-of-pocket costs incurred in connection with such visits or inspections following the occurrence and during the continuance of an Event of Default.

5.8 Lender Calls. The Borrower shall hold quarterly update calls (at a time mutually agreed upon by the Borrower and the Administrative Agent but, in any event, no earlier than the Business Day following the delivery of annual or quarterly financial statements pursuant to Sections 5.4(a) and (b)) with a Financial Officer of the Borrower and the Lenders to discuss the financial condition and results of operation of the Borrower and its Restricted Subsidiaries for the period covered by the applicable financial statements; provided, however, if the Borrower is holding a conference call open to the public to discuss such results, the Borrower will not be required to hold a separate call for the Lenders; provided, further, however, that the Borrower shall provide a supplemental call to the Lenders at a mutually agreed time to the extent requested in writing by the Administrative Agent for the purpose of discussing any material non-public information not otherwise addressed during any such public call.

5.9 Use of Proceeds.

(a) Use the proceeds of the Loans in the manner set forth in Section 4.12; and

(b) Ensure that no Credit Party will use the proceeds of the Loans or the Letters of Credit in violation of any Anti-Terrorism Law, the FCPA or CFPOA.

5.10 Compliance with Environmental Laws. Comply, and take commercially reasonable steps to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and all permits, licenses or approvals required thereunder; obtain and renew all permits, licenses or approvals required under Environmental Laws; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any properties currently or formerly owned, leased or operated by it as required by any applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any of the obligations above to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with IFRS, or where the failure to undertake such obligation would not reasonably be expect to result in a Material Adverse Effect..

5.11 Further Assurances; Additional Security.

(a) (i) As promptly as practicable, and in any event within the time periods after the Restatement Effective Date specified in Schedule 5.11 (or such later date as the Administrative Agent reasonably agrees to in writing), the Borrower shall deliver, or cause to be delivered, the documents or take the actions specified on Schedule 5.11 and (ii) after the Restatement Effective Date, the Borrower or any other Credit Party shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents for the benefit of the Collateral Agent as a Secured Party.

(b) If the Borrower or any Credit Party directly or indirectly acquires fee-owned real property after the Original Closing Date (with any fee-owned real property of (x) any Restricted Subsidiary that is acquired after the Original Closing Date and becomes a Credit Party, (y) any Subsidiary that is designated a Restricted Subsidiary pursuant to a Subsidiary Redesignation and becomes a Credit Party and (z) any Immaterial Subsidiary that is designated a Material Subsidiary and becomes a Credit Party being deemed to have been acquired after the Original Closing Date at such time) that has a fair market value of C$5,000,000 or more on an individual basis at the time of acquisition of fee ownership of such real property (i) notify the Administrative Agent and provide the Administrative Agent with a description of such property reasonably promptly following the acquisition thereof, (ii) cause each such fee-owned real property to be subject to a mortgage, hypothec or deed of trust securing the Obligations, in form and substance reasonably acceptable to the Administrative Agent within ninety (90) days of the date of such acquisition (or such longer period as may be agreed by the Administrative Agent), (iii) obtain fully paid title insurance policies in form and substance, from an issuer and with endorsements (including zoning endorsements where available but excluding any survey endorsements) and in amounts reasonably acceptable to the Administrative Agent (the “Mortgage Policies”) or obtain satisfactory title opinion from a Credit Party’s counsel in lieu of such Mortgage Policies, (iv) obtain customary, favorable opinions of local counsel (consistent with those delivered on the Original Closing Date or the Restatement Effective Date, as applicable (conformed as appropriate)), to the applicable Credit Parties (A) with respect to the enforceability and registration of any such mortgage, hypothec or deed of trust in the jurisdictions in which such fee-owned real properties are located and (B) with respect to the valid existence, corporate power and authority of the applicable Credit Parties in the granting of such mortgage, hypothec or deed of trust in the jurisdictions in which the Credit Parties party to such mortgages, hypothec or deeds of trust are organized or formed, (v) to the extent available, at such time, deliver copies of any surveys in the possession of a Credit Party if so requested by the Administrative Agent, (vi) at least twenty (20) days in advance of the signing of any real estate security instrument with respect to any such fee owned real property, provide to the Administrative Agent and each Lender (A) a “life of loan” flood zone determination and (B) if any such fee owned real property is located within a “special flood hazard area” as determined by the Federal Emergency Management Agency, (i) written acknowledgment by the applicable Credit Party of receipt of written notification from the Administrative Agent that such property is in a “special flood hazard area” and whether such property is participating in the National Flood Insurance Program and (ii) evidence of such flood insurance as may be required under applicable law and regulation and otherwise consistent with requirements of Section 5.2 and naming the Administrative Agent as loss payee on behalf of the Secured Parties and (vii) take, and cause the applicable Credit Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to register such Liens, including actions described in paragraph (a) of this Section 5.11, in each case, at the expense of the Credit Parties, subject to paragraph (g) of this Section 5.11. The Collateral Agent and/or the Administrative Agent shall (and is hereby authorized by the Secured Parties), if required by any Gaming Authority, enter into such agreements as required by the Gaming Authority in order to permit the Borrower to comply with its obligations under this Section 5.11. If any Credit Party becomes aware that any of its fee-owned real property has a fair market value that equals or exceeds C$5,000,000 as a result of improvements made by a Credit Party thereon, then such Credit Party shall comply with this Section 5.11(b) as if such property were acquired on the date such Credit Party becomes so aware. Notwithstanding anything contained herein to the contrary, no mortgage, deed of trust or other real estate security instrument will be signed with respect to any real property located in the United States unless and until the Administrative Agent has provided each Lender with at least twenty (20) days’ prior written notice in advance of signing such instrument.

(c) If the Borrower or any Credit Party directly or indirectly acquires a leasehold interest in real property in Canada after the Original Closing Date (with any leasehold interest in real property in Canada of (x) any Restricted Subsidiary that is acquired after the Original Closing Date and becomes a Credit Party, (y) any Subsidiary that is designated a Restricted Subsidiary pursuant to a Subsidiary Redesignation and becomes a Credit

Party and (z) any Immaterial Subsidiary that is designated a Material Subsidiary and becomes a Credit Party being deemed to have been acquired after the Original Closing Date at such time) that has a fair market value of C$5,000,000 or more on an individual basis at the time of acquisition of leasehold interest in such real property (i) notify the Administrative Agent and provide the Administrative Agent with a description of such property reasonably promptly following the acquisition thereof, (ii) use commercially reasonable efforts to obtain a landlord estoppel and consent agreement (a “Landlord Consent”) and, if such Landlord Consent is obtained, then such Credit Party shall cause each such leasehold interest in real property to be subject to a mortgage, hypothec or deed of trust securing the Obligations, in form and substance reasonably acceptable to the Administrative Agent within ninety (90) days of the date of such Landlord Consent is obtained (or such longer period as may be agreed by the Administrative Agent), (iii) obtain Mortgage Policies or obtain satisfactory title opinion from a Credit Party’s counsel in lieu of such Mortgage Policies, (iv) obtain customary, favorable opinions of local counsel (consistent with those delivered on the Original Closing Date or the Restatement Effective Date, as applicable (conformed as appropriate)), to the applicable Credit Parties (A) with respect to the enforceability and registration of any such mortgage, hypothec or deed of trust in the jurisdictions in which such real properties are located and (B) with respect to the valid existence, corporate power and authority of the applicable Credit Parties in the granting of such mortgage, hypothec or deed of trust in the jurisdictions in which the Credit Parties party to such mortgages, hypothec or deeds of trust are organized or formed, (v) to the extent available, at such time, deliver copies of any surveys in the possession of a Credit Party if so requested by the Administrative Agent, (vi) take, and cause the applicable Credit Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to register such Liens, including actions described in paragraph (a) of this Section 5.11, in each case, at the expense of the Credit Parties, subject to paragraph (g) of this Section 5.11. If any Credit Party becomes aware that any of its leasehold interest in real property has a fair market value that equals or exceeds C$5,000,000 on an individual basis as a result of improvements made by a Credit Party thereon, then such Credit Party shall comply with this Section 5.11(c) as if such leasehold interests were acquired on the date such Credit Party becomes so aware.

(d) To the extent that the consent or approval of a Gaming Authority is required for a Credit Party to comply with this Section 5.11, such Credit Party shall use commercially reasonable efforts to obtain such consent or approval.

(e) If any additional subsidiary of the Borrower (other than an Excluded Subsidiary) is formed or acquired after the Original Closing Date, within thirty (30) days after the date such subsidiary is formed or acquired (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), notify the Administrative Agent and the Lenders thereof and, within ninety (90) days after the date such subsidiary is formed or acquired (or such longer period as the Administrative Agent shall agree in its reasonable discretion), cause the Collateral and Guarantee Requirement to be satisfied with respect to such subsidiary and with respect to any Equity Interest in or Indebtedness of such subsidiary owned by or on behalf of the Borrower or any other Credit Party, subject to paragraph (e) of this Section 5.11.

(f) Furnish to the Administrative Agent within thirty (30) days thereafter written notice of any change in (A) corporate or organization name, (B) organizational structure, (C) its jurisdiction of organization, head office or registered office, (D) (if applicable) organizational identification number (or equivalent) with respect to the Borrower and the other Credit Parties and (E) province or territory in Canada in which it has tangible personal property in excess of $500,000 and where it did not have such property on the Original Closing Date; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC, the PPSA or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all Collateral (to the extent otherwise required hereunder) for the benefit of the applicable Secured Parties.

(g) The Collateral and Guarantee Requirement and the other provisions of this 5.11 need not be satisfied with respect to any Excluded Assets or any exclusions and carve-outs from the perfection requirements set forth in the Collateral Documents.

(h) Nothing in this Section 5.11 shall require the Borrower or any other Credit Party to take any action outside the United States or Canada to create or perfect any security interests in any Collateral located outside of the United States or Canada.

Notwithstanding anything to the contrary in this Agreement, the Debentures or any other Credit Document, (w) the Administrative Agent may grant extensions of time for, or waive the requirements to obtain, the creation or perfection of security interests in, or the obtaining of title insurance with respect to, particular assets (including extensions beyond the Original Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where it determines, in consultation with the Borrower, that the cost, burden or consequences (including adverse Tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; (x) control agreements or similar arrangements (including arrangements involving acknowledgments with a third party) shall not be required with respect to any deposit accounts, securities accounts, futures accounts, commodities accounts or futures contracts ,as the case may be, (y) Liens required to be granted from time to time pursuant to the Collateral Documents shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdictions, as otherwise agreed between the Administrative Agent and the Borrower and (z) except as expressly required by this Section 5.11, the Credit Parties shall not be required to obtain any landlord waivers, estoppels or collateral access letters.

5.12 Maintenance of Ratings. Use commercially reasonable efforts to maintain at all times a credit rating by each of S&P and Moody’s in respect of the Initial Term Loans and a corporate rating by S&P and a corporate family rating by Moody’s for the Borrower, in each case, with no requirement to maintain any specific minimum rating.

5.13 Hedge Agreements. Borrower shall, or shall cause one or more Restricted Subsidiaries to, enter into, and thereafter maintain, one or more Hedge Agreements that result in the hedge of at least 75% of the aggregate principal amount of the Term Loans denominated in Dollars by swapping such exposure into Canadian Dollars through the fourth (4th) anniversary of the Restatement Effective Date.

5.14 Performance of COSA Agreements. Perform and observe all terms and provisions of each COSA Agreement to be performed or observed by the Borrower and its Restricted Subsidiaries and maintain each such COSA Agreement in full force and effect, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6. NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as the Revolving Commitments have not been terminated and until the payment in full of the principal of and interest on each Loan, the cancellation or expiration (without any pending drawing) or Cash Collateralization (or other backstopping arrangement reasonably satisfactory to the L/C Issuer thereof) of all Letters of Credit, and the payment in full of all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and other contingent obligations with respect to which no claim has been made), the Borrower shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

None of the Borrower or any Restricted Subsidiary shall:

6.1 Indebtedness. Incur, create, assume, guarantee or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Restatement Effective Date set forth on Schedule 6.1(a) and any Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(b) Indebtedness created hereunder or under the other Credit Documents, Refinancing Loans, Refinancing Equivalent Debt, Incremental Loans, Incremental Equivalent Debt and any Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness;

(c) so long as no Event of Default shall have occurred and be continuing, (i) other Indebtedness incurred, issued or assumed or guaranteed by the Borrower or any Restricted Subsidiary equal to the Fixed Incremental Amount plus an additional amount, so long as immediately after giving effect to the issuance, incurrence or assumption or guarantee of such Indebtedness, (A) in the case of Indebtedness secured by a first priority Lien on the assets of the Borrower and its Restricted Subsidiaries, the First Lien Net Leverage Ratio does not exceed 3.00:1.00 on a Pro Forma Basis, (B) in the case of Indebtedness that is secured on a junior basis to the Initial Term Loans and Revolving Commitments, the Senior Secured Net Leverage Ratio does not exceed 5.00:1.00 on a Pro Forma Basis and (C) in the case of unsecured Indebtedness, the Total Net Leverage Ratio on a Pro Forma Basis does not exceed 5.50:1.00 (it being understood that (x) with respect to any Indebtedness that is in the form of term loans incurred pursuant to this subclause (c) on or prior to the date that is 12 months after the Restatement Effective Date (other than Indebtedness that is secured on a junior basis to the Obligations, unsecured or subordinated in right of payment or security to the Loans), the All-In-Yield applicable to such Indebtedness shall not be greater than the applicable All-In-Yield payable pursuant to the terms of this Agreement with respect to the Initial Term Loans plus 50 basis points per annum, unless the interest rate (together with, as provided in the proviso below, Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor) with respect to such Initial Term Loans is increased so as to cause the then applicable All-In-Yield under this Agreement on such Initial Term Loans to equal the All-In-Yield then applicable to such Indebtedness minus 50 basis points; provided that (1) in determining the applicable interest rate, any amendment to the Applicable Margin on the Initial Term Loans that became effective subsequent to the Restatement Effective Date but prior to the time of the incurrence of such Indebtedness shall be included and (2) any increase in All-In-Yield to the Initial Term Loans due to the application of an Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor on any such Indebtedness shall be effected solely through an increase in (or implementation of, as applicable) any Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor applicable to the Initial Term Loans), (y) any such Indebtedness that is in the form of term loans shall (i) not mature earlier than the Maturity Date with respect to the Initial Term Loans (prior to giving any effect to any extension thereof) and (ii) have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans on the date of incurrence of such Indebtedness (except by virtue of amortization or prepayment of the Initial Term Loans prior to the time of such incurrence) and (z) the amount of all Indebtedness incurred pursuant to this subclause (c) on or after the Restatement Effective Date and Section 6.1(j) by Restricted Subsidiaries that are not Credit Parties shall not exceed the greater of (i) $30,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA); and (ii) Refinancing Indebtedness in respect thereof;

(d) the Secured Notes in an aggregate principal amount not to exceed $305,000,000 and any Refinancing Indebtedness in respect thereof (and, in each case, any guarantees thereof by the Guarantors);

(e) Indebtedness pursuant to (i) Hedge Agreements not entered into for speculative purposes and (ii) Hedge Agreement entered into pursuant to Section 5.13;

(f) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(g) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (i) any Indebtedness (including intercompany loans and other Investments constituting Indebtedness) owing by a Credit Party to a Restricted Subsidiary that is not a Credit Party and will not become a Credit Party in connection with the incurrence of such Indebtedness (or related Investment) shall be subordinated to the Obligations pursuant to an Acceptable Subordination Agreement and (ii) the aggregate principal amount of such Indebtedness incurred pursuant to this subclause (g) on or after the Restatement Effective Date by a Restricted Subsidiary that is not a Credit Party owing to a Credit Party, together with the aggregate amount of Investments by Credit Parties in Restricted Subsidiaries that are not Credit Parties and will not become a Credit Party in connection with the incurrence of such Investment pursuant to Section 6.3(l) and acquisitions of Persons that do not become Credit Parties pursuant to Section 6.3(k), shall not exceed in the aggregate the greater of (x) $45,000,000 and (y) 37.5% of Consolidated Adjusted EBITDA;

(h) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, including (i) those incurred to secure health, safety and environmental obligations and (ii) performance guarantees of suppliers, customers, franchisees and licensees of the Borrower and its Restricted Subsidiaries;

(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management treasury services in the ordinary course of business;

(j) Indebtedness incurred to finance any acquisition or Permitted Acquisition and where, in each case, such acquisition, merger, amalgamation or consolidation is permitted by this Agreement in an amount equal to the Fixed Incremental Amount plus an additional amount, so long as immediately after giving effect to the issuance, incurrence or assumption or guarantee of such Indebtedness, (A) in the case of Indebtedness secured by a first priority Lien on the assets of the Borrower and its Restricted Subsidiaries, the First Lien Net Leverage Ratio does not exceed 3.00:1.00 or the First Lien Net Leverage Ratio immediately prior to such incurrence, on a Pro Forma Basis, (B) in the case of Indebtedness that is secured on a junior basis to the Initial Term Loans and Revolving Commitments, the Senior Secured Net Leverage Ratio does not exceed 5.00:1.00 or the Senior Secured Net Leverage Ratio immediately prior to such incurrence on a Pro Forma Basis and (C) in the case of unsecured Indebtedness, the Total Net Leverage Ratio on a Pro Forma Basis does not exceed 5.50:1.00 or the Total Net Leverage immediately prior to such incurrence (it being understood that (x) with respect to any Indebtedness that is in the form of term loans incurred pursuant to this subclause (c) on or prior to the date that is 12 months after the Restatement Effective Date (other than Indebtedness that is secured on a junior basis to the Obligations, unsecured or subordinated in right of payment or security to the Loans), the All-In-Yield applicable to such Indebtedness shall not be greater than the applicable All-In-Yield payable pursuant to the terms of this Agreement with respect to the Initial Term Loans plus 50 basis points per annum, unless the interest rate (together with, as provided in the proviso below, Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor) with respect to such Initial Term Loans is increased so as to cause the then applicable All-In-Yield under this Agreement on such Initial Term Loans to equal the All-In-Yield then applicable to such Indebtedness minus 50 basis points; provided that (1) in determining the applicable interest rate, any amendment to the Applicable Margin on the Initial Term Loans that became effective subsequent to the Restatement Effective Date but prior to the time of the incurrence of such Indebtedness shall be included and (2) any increase in All-In-Yield to the Initial Term Loans due to the application of an Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor on any such Indebtedness shall be effected solely through an increase in (or implementation of, as applicable) any Adjusted LIBOR, Base Rate, Canadian Prime Rate or CDOR Rate floor applicable to the Initial Term Loans), (y) any such Indebtedness shall (i) not mature earlier than the Maturity Date with respect to the Initial Term Loans (prior to giving any effect to any extension thereof) and (ii) have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans on the date of incurrence of such Indebtedness (except by virtue of amortization or prepayment of the Initial Term Loans prior to the time of such incurrence) and (z) the amount of all Indebtedness incurred pursuant to this subclause (j) on or after the Restatement Effective Date and Section 6.1(c) by Restricted Subsidiaries that are not Credit Parties shall not exceed the greater of (i) $30,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA); and (ii) Refinancing Indebtedness in respect thereof;

(k) Capital Lease Obligations and other Indebtedness incurred after the Restatement Effective Date to finance the acquisition, installations, repairs, improvement and removal of fixed or capital assets in an aggregate outstanding principal amount not to exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto), the greater of (i) $30,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA;

(l) guarantees (i) by the Borrower or any Credit Party of any Indebtedness of the Borrower or any Credit Party permitted to be incurred under this Agreement, (ii) by the Borrower or any Credit Party of Indebtedness otherwise permitted hereunder of any Restricted Subsidiary that is not a Credit Party to the extent such guarantees are permitted by Section 6.3 and (iii) by any Restricted Subsidiary of the Borrower that is not a Credit Party of Indebtedness of another Restricted Subsidiary of the Borrower that is not a Credit Party; provided that guarantees by the Borrower or any Credit Party under this Section 6.1(l) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms applicable to such other Indebtedness;

(m) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for non-compete, indemnification, adjustment of purchase price or similar obligations (including Earn-Outs or similar adjustments), in each case, incurred or assumed in connection, and substantially simultaneously with, or prior to and for the purpose of consummating, any Permitted Acquisition or other Investment or the disposition of any business, assets or a subsidiary not prohibited by this Agreement, other than guarantees of Indebtedness for borrowed money incurred for the purpose of financing such Permitted Acquisition or other Investment or the acquisition of such business, assets or subsidiary;

(n) the deferred purchase price incurred in connection with the Playtime Acquisition in the amount of C$4,500,000 for taxes and the Playtime Holdback;

(o) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in subclauses (a) through (o) above and subclauses (q) through (dd) below;

(q) Indebtedness of the Borrower and the Restricted Subsidiaries incurred under any Cash Management Agreement or under any netting services or overdraft facilities (and related liabilities arising from treasury, depository or cash management services including, but not limited to, intraday, ACH and purchasing card services) extended by one or more financial institutions and established for the Borrower’s and the Restricted Subsidiaries’ ordinary course of operations;

(r) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(s) unsecured Indebtedness in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services incurred in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements;

(t) Indebtedness representing deferred compensation to employees, directors or consultants incurred in the ordinary course of business;

(u) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees, or their respective estates or family members, in each case, to finance the purchase or redemption of Equity Interests of the Borrower or any Parent Entity permitted by Section 6.3;

(v) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(w) guarantees of any lease permitted hereunder of real property entered into by the Borrower or any Restricted Subsidiary;

(x) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Borrower or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(y) other Indebtedness incurred after the Restatement Effective Date in an aggregate principal amount outstanding not to exceed the greater of (i) $55,000,000 and (ii) 45.0% of Consolidated Adjusted EBITDA;

(z) Indebtedness of Restricted Subsidiaries that are not Credit Parties incurred after the Restatement Effective Date in an aggregate principal amount outstanding not to exceed the greater of (i) $20,000,000 and (ii) 15.0% of Consolidated Adjusted EBITDA;

(aa) (i) Indebtedness of a subsidiary acquired after the Restatement Effective Date or a person merged into, amalgamated or consolidated with the Borrower or any Restricted Subsidiary after the Restatement Effective Date and Indebtedness assumed in connection with any acquisition, Permitted Acquisition or other permitted Investment and where, in each case, such acquisition, merger, amalgamation or consolidation is permitted by this Agreement, but only to the extent that (A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired, (B) such Indebtedness was not incurred in contemplation thereof and (C) the Borrower is in compliance with the Financial Performance Covenant calculated on a Pro Forma Basis for the most recent period of four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 5.4 and (ii) Refinancing Indebtedness in respect thereof;

(bb) Indebtedness with respect to letters of credit or similar instruments issued to any Gaming Authority as required by such Gaming Authority;

(cc) subordinated Indebtedness incurred after the Restatement Effective Date in an aggregate principal amount not to exceed the greater of (x) $55,000,000 and (y) 45.0% of Consolidated Adjusted EBITDA which shall be subject to an Acceptable Subordination Agreement; and

(dd) Indebtedness of the Borrower or any Restricted Subsidiary with respect to corporate credit cards in an amount not to exceed $550,000 at any time outstanding.

For purposes of determining compliance with this Section 6.1, Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in Section 6.1(a) through (dd) but may be permitted in part under any combination thereof.    In the event that an item of Indebtedness (or any portion thereon) meets the criteria of more than one of the categories of permitted Indebtedness described in this Section 6.1, the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.1; provided that the Secured Notes outstanding on the Restatement Effective Date will be treated as incurred under clause (d) of this Section 6.1 and the Borrower shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Restatement Effective Date. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

6.2 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a) (i) Liens existing on the Restatement Effective Date set forth on Schedule 6.2(a) and any modifications, replacements, renewals or extensions of any such Liens;

(b) any Lien created under the Credit Documents (including, without limitation, Liens created under the Collateral Documents securing obligations in respect of Hedge Agreements to the extent such obligations constitute Obligations secured pursuant to the Collateral Documents), any Lien created under the definitive documentation evidencing any other Indebtedness permitted under Section 6.1(b), and any Lien securing Refinancing Loans, Refinancing Equivalent Debt, Incremental Loans, Incremental Equivalent Debt and any Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness;

(c) any Lien on Cash or Cash Equivalents securing Indebtedness permitted by Section 6.1(q);

(d) Liens securing obligations outstanding under Section 6.1(d) on a junior basis to the Liens securing the Obligations and subject to the Intercreditor Agreement;

(e) any Lien securing Indebtedness permitted by Section 6.1(c) or Section 6.01(j); provided that, if such Liens are on the Collateral, such Liens shall be either secured on a pari passu basis with respect to the Obligations and be subject to an Intercreditor Agreement or secured on a junior basis with respect to the Obligations pursuant to an Intercreditor Agreement;

(f) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.3;

(g) Liens imposed by law (including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, bailee’s, construction or other like Liens) arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Restricted Subsidiary shall have set aside on its books reserves in accordance with IFRS;

(h) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act (or other similar legislation in other jurisdictions) or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance;

(i) deposits and other Liens (other than any Lien imposed under ERISA or Section 430(k) of the Internal Revenue Code) to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with public utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the Borrower or any Restricted Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(j) (i) zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way covenants, conditions, restrictions and declarations on or agreements with respect to the use of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities or (ii) Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness that, with respect to each of clauses (i) and (ii) in the aggregate, do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(k) Liens securing Indebtedness permitted to be incurred pursuant to any Sale and Lease-Back Transactions so long as such liens attach only to the property to which such Indebtedness relates (or accessions to such property and proceeds thereof);

(l) Liens securing judgments that do not constitute an Event of Default under Section 8.1(i) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(m) Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary of the Borrower, as the case may be, permitted to be incurred in accordance with Section 6.1;

(n) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not render title to the affected property unmarketable and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operations of the business of the Borrower or a Restricted Subsidiary;

(o) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(p) the rights of any tenant, occupant or licensee under any lease, occupancy agreement or license so long as, such leases, occupancy agreements or licenses are subordinated in all respects to the Liens securing the Obligations and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operations of the business of the Borrower or a Restricted Subsidiary;

(q) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts or cash pooling arrangements (including with respect to any joint and several liability provisions in relation thereto) of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements (other than Indebtedness for borrowed money) entered into with customers in the ordinary course of business;

(r) Liens arising by virtue of any statutory or common law provisions or similar provisions applicable in foreign jurisdictions relating to banker’s liens, rights of set-off or similar rights;

(s) Liens securing obligations in respect of trade-related letters of credit, trade-related bank guarantees or similar trade-related obligations and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(t) leases or subleases, licenses or sublicenses granted to or from others in the ordinary course of business and not interfering in any material and adverse respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v) Liens on the assets of a subsidiary of the Borrower that is not a Credit Party that secure obligations of a subsidiary of the Borrower that is not a Credit Party permitted to be incurred under Section 6.1;

(w) any Lien securing Indebtedness permitted by Section 6.1(aa) on assets acquired pursuant to a Permitted Acquisition or other permitted Investment, or on property or assets of a Restricted Subsidiary of the Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted

Acquisition or other permitted Investment; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition or other permitted Investment and do not attach to any other assets of the Borrower or any of its Restricted Subsidiaries other than the property and assets subject to such Liens at the time of such Permitted Acquisition or permitted Investment and the proceeds and products thereof and accessions thereto;

(x) (i) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any Investment permitted hereunder and (ii) Liens on the proceeds of Indebtedness in favor of the lenders or holders of such Indebtedness and their agents or representatives pending the application of such proceeds to a Permitted Acquisition or other Investment permitted hereunder or any refinancing;

(y) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(z) Liens securing insurance premium financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(aa) Liens securing Hedge Agreements and submitted for clearing in accordance with applicable law;

(bb) (i) Liens arising from precautionary UCC or PPSA financing statements or similar or analogous financing statements in any jurisdiction and (ii) Liens arising from UCC or PPSA financing statements or similar or analogous financing statements in any jurisdiction regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(cc) Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent in respect of leased properties;

(dd) Liens in favor of any Gaming Authority required to be granted by any Credit Party to secure its obligations to such Gaming Authority;

(ee) deemed trusts or other Liens that are unregistered and that secure amounts that are not yet due and payable in respect of employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, and pension fund obligations;

(ff) any encumbrance, restriction or Lien (including put and call arrangements) on Equity Interests of any joint venture or Unrestricted Subsidiary (i) securing obligations of such joint venture or Unrestricted Subsidiary, as the case may be, or (ii) pursuant to the relevant joint venture agreement or arrangement;

(gg) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (iii) of the definition thereof;

(hh) (i) the mortgage over the Langley Property granted in favor of Jeff Nellis Trust (or as otherwise provided for in the Playtime Acquisition Agreement) to secure the obligation of the Borrower to pay the amount representing the Playtime Holdback and (ii) the third lien mortgage over the Courtenay Property granted in favor of Jeff Nellis Trust, 683781 B.C. Ltd. and Thomas Nellis Family Trust (or as otherwise provided for in the Playtime Acquisition Agreement) to secure the obligation of the Borrower to pay the C$4,500,000 holdback amount for taxes under the Playtime Acquisition Agreement;

(ii) Liens on the Collateral securing obligations under any Secured Hedge Agreements or Secured Cash Management Agreements;

(jj) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness (including Refinancing Indebtedness) secured by any Lien otherwise permitted by this Section 6.2; provided, however, that (x) such new Lien pursuant to this clause shall be limited to all or part of the same property (which, for the avoidance of doubt, may include after-acquired property to the extent such after-acquired property would be subject to the existing Lien) that secured the original Lien (plus improvements on and accessions to such property), (y) the Indebtedness secured by such Lien at such time pursuant to this clause is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), and (B) an amount necessary to pay any underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees, underwriting fees, legal fees, accounting and audit fees and other similar or customary fees), commissions and expenses related to such refinancing, refunding, extension, renewal or replacement and (z) such new Lien pursuant to this clause shall also continue to constitute a utilization of any capacity pursuant to the clause under which such initial Lien was incurred but only to the extent of the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder;

(kk) licenses, sublicenses, covenants not to sue, releases or other rights under Intellectual Property granted to others in the ordinary course of business or in the reasonable business judgment of the Borrower or any of the Restricted Subsidiaries;

(ll) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.1(k); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, installation, repair or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property, the proceeds and the products thereof and customary security deposits and (iii) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such creditor;

(mm) Liens securing Indebtedness or other obligations in an aggregate principal or other amount outstanding at any time not exceeding the greater of $20,000,000 and 15.0% of Consolidated Adjusted EBITDA; provided that, if such Liens are on the Collateral, such Liens shall be secured on a junior basis with respect to the Obligations pursuant to an Intercreditor Agreement;

(nn) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(oo) any aboriginal, first nations, or Indian land claims or privileges or other rights, including any such claims, privileges or rights consisting or deriving from aboriginal title or any similar doctrine;

(pp) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(qq) Liens in favor of the Borrower or any Guarantor; and

(rr) Liens from operating leases of vehicles or equipment which are entered into in the ordinary course of business.

For purposes of determining compliance with this Section 6.2 and subject to the immediately following proviso, a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in Sections 6.2(a) through 6.2(rr) but may be permitted in part under any combination thereof. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Any reference in any of the Credit Documents to a permitted Lien described in this Section 6.2 is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Credit Documents to any such permitted Lien.

6.3 Investments, Loans and Advances. Make or acquire an Investment except:

(a) any Investment (i) by the Borrower or any other Credit Party in the Borrower or any other Credit Party, (ii) by any Restricted Subsidiary that is not a Credit Party in any other Restricted Subsidiary that is not a Credit Party and (iii) by any Restricted Subsidiary that is not a Credit Party in any Credit Party;

(b) Investments by the Borrower or any Restricted Subsidiary in joint ventures or Unrestricted Subsidiaries not to exceed in the aggregate the greater of (x) $50,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA;

(c) Cash Equivalents and Investments that were Cash Equivalents when made;

(d) Investments arising out of the receipt by the Borrower or any Restricted Subsidiary of non-cash consideration for the sale or other disposition of assets permitted under Section 6.4;

(e) loans and advances to officers, directors, employees or consultants of the Borrower or any Restricted Subsidiary or any Parent Entity (i) not to exceed in the aggregate $5,000,000 at any time outstanding, (ii) for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business or (iii) in connection with such person’s purchase of Equity Interests of the Borrower or any Parent Entity; provided, however, that any such contribution pursuant to the foregoing clause (iii) shall be disregarded as a capital contribution for all other purposes of this Agreement (including, without limitation, in any determination of a Specified Equity Contribution and the Cumulative Credit amount);

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Hedge Agreements not entered into for speculative purposes and Hedge Agreements entered into pursuant to Section 5.13;

(h) Investments existing on, or contractually committed as of, the Restatement Effective Date and set forth on Schedule 6.3(h) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Restatement Effective Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Restatement Effective Date);

(i) Investments resulting from pledges and deposits referred to in Sections 6.2(a), 6.2(c), 6.2(g), 6.2(h), 6.2(i), 6.2(v), 6.2(x), 6.2(z) and 6.2(gg);

(j) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(k) Investments constituting Permitted Acquisitions;

(l) Investments by the Borrower in any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary in connection and substantially concurrently with such Investment and by any Restricted Subsidiary in the Borrower or in any other Restricted Subsidiary or any entity that becomes a Restricted Subsidiary in connection and substantially concurrently with such Investment; provided that the aggregate principal amount of such Investments (including intercompany loans and other Investments) made pursuant to this Section 6.3(l) on or after the Restatement Effective Date by Credit Parties in Restricted Subsidiaries that are not Credit Parties and will not become a Credit Party in connection with the incurrence of such Investment, when aggregated with Indebtedness incurred by Restricted Subsidiaries that are not Credit Parties owing to a Credit Party pursuant to Section 6.1(g)(ii) and acquisitions of Persons that do not become Credit Parties pursuant to Section 6.3(k), shall not exceed the greater of (x) $45,000,000 and (y) 37.5% of Consolidated Adjusted EBITDA;

(m) Investments made in connection with the Transactions;

(n) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, or Investments acquired by the Borrower or any Restricted Subsidiary as a result of a foreclosure by the Borrower or any of the Restricted Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(o) Investments of a subsidiary acquired after the Restatement Effective Date or of an entity merged into, or amalgamated or consolidated with, the Borrower or merged into or amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 6.4 after the Restatement Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence or had been committed to be made on the date of such acquisition, merger or consolidation;

(p) Investments the payment for which consists of Equity Interests of the Borrower (other than Disqualified Stock) or any Parent Entity, as applicable; provided however, that such Equity Interests will not increase the Cumulative Credit;

(q) guarantees by the Borrower or any Restricted Subsidiary of obligations that do not constitute Indebtedness and are not otherwise prohibited hereunder, in each case, entered into by any Restricted Subsidiary in the ordinary course of business;

(r) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.5; provided that any such Investments shall constitute a utilization of the applicable provision or provisions (without double counting) under Section 6.5;

(s) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(t) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or any Restricted Subsidiary;

(u) Investments by the Borrower or any Restricted Subsidiaries, including loans or advances to any Parent Entity, if the Borrower or any Restricted Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.5 for all purposes of this Agreement);

(v) acquisitions by any Credit Party of Investments evidencing obligations owed by one or more officers or other employees of the Borrower, any Parent Entity, such Credit Party or its subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Borrower or any Parent Entity, so long as no cash is actually advanced in connection with the acquisition of any such obligations;

(w) guarantees permitted under Section 6.1 (except to the extent such guarantee is expressly subject to Section 6.3);

(x) Investments consisting of the licensing, sublicensing, covenants not to sue, releases or other rights under Intellectual Property in the ordinary course of business or in the reasonable business judgment of the Borrower and the Restricted Subsidiaries;

(y) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business;

(z) Investments consisting of purchases and acquisitions of Intellectual Property in the ordinary course of business or in the reasonable business judgment of the Borrower and the Restricted Subsidiaries;

(aa) Investments in assets useful in the business of the Borrower and any of its Restricted Subsidiaries made with the proceeds of any Reinvestment Deferred Amount or Below Threshold Asset Sale Proceeds; provided that if the underlying Asset Sale or Casualty Event was with respect to the Borrower or a Guarantor, then such Investment shall be consummated by the Borrower or a Guarantor.

(bb) Investments in the Term Loans and other permitted Indebtedness of the Borrower and its Restricted Subsidiaries, in each case, solely (i) to the extent permitted hereunder and under the definitive documentation governing any such other permitted Indebtedness and (ii) consummated in accordance with the terms and conditions set forth in Section 10.4(j) hereof or pursuant to the corresponding provisions of the definitive documentation governing any such other permitted Indebtedness, as applicable;

(cc) other Investments by the Borrower or any Restricted Subsidiary; provided that, after giving effect to such Investment, the aggregate amount of all Investments made pursuant to this paragraph (cc) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) on or after the Restatement Effective Date shall not exceed the greater of (x) $50,000,000 and (y) 40% of Consolidated Adjusted EBITDA plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (provided that any such amounts have not been and will not be included in calculations of the Cumulative Credit); provided, however, that if any Investment pursuant to this clause (cc) is made in any Person that is not a Credit Party at the date of the making of such Investment and such Person becomes a Credit Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (cc) for so long as such Person continues to be a Credit Party;

(dd) so long as no Event of Default shall have occurred and be continuing, Investments made with any portion of the Cumulative Credit;

(ee) so long as no Specified Event of Default shall have occurred and be continuing, Investments by the Borrower or any Restricted Subsidiary so long as, after giving effect to such Investment on a Pro Forma Basis, the Total Net Leverage Ratio is not greater than 4.00:1:00;

(ff) so long as no Event of Default shall have occurred and be continuing, Investments in an aggregate outstanding amount not to exceed the portion, if any, of the Floating Restricted Junior Payment Amount, on the relevant date of determination that the Borrower elects to apply pursuant to this Section 6.3(ff); and

(gg) any receivables, accounts, notes receivable, chattel paper, payment intangibles and prepaid accounts owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms.

For purposes of determining compliance with this Section 6.3, Investments need not be permitted solely by reference to one category of permitted Indebtedness described in Sections 6.3(a) through 6.3(gg) but may be permitted in part under any combination thereof.

6.4 Mergers, Consolidations, and Sales of Assets. Merge into, consolidate, amalgamate, liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sub-lessor), transfer or otherwise dispose of, in a single transaction or in a related series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired having a fair market value (as determined in good faith by the Borrower) in excess of $5,000,000, except:

(a) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(b) any Restricted Subsidiary may be merged or consolidated or amalgamated with or into the Borrower or any Restricted Subsidiary; provided that (i) in the case of a merger, amalgamation or consolidation involving the Borrower, the Borrower shall be the continuing or surviving person and (ii) in the case of a merger, amalgamation or consolidation involving any other Credit Party that does not involve the Borrower, either (x) the continuing or surviving person shall be or become a Credit Party or (y) such transaction shall be treated as an Investment and shall comply with Section 6.3;

(c) sales or other dispositions among the Borrower and its Restricted Subsidiaries or by and among Restricted Subsidiaries (whether pursuant to a voluntary liquidation, winding-up or dissolution, or otherwise); provided that any such sale or disposition by a Credit Party to a Person that is not a Credit Party shall be (i) for fair market value or (ii) treated as an Investment and shall comply with Section 6.3 (other than Sections 6.3(d) and (o));

(d) (i) the liquidation, winding-up or dissolution of any Restricted Subsidiary if (1) the Borrower determines in good faith that such liquidation, winding-up or dissolution is in the best interests of the Borrower and its subsidiaries, taken as a whole, and (2) either the Borrower or a Restricted Subsidiary receives any assets of such liquidated, wound-up or dissolved Restricted Subsidiary; provided that in the case of a liquidation, winding-up or dissolution of a Credit Party that results in a distribution of assets to a subsidiary that is not or does not become a Credit Party, such distribution shall be treated as an Investment and shall be permitted under Section 6.3, (ii) subject to Section 5.11(d)(i)(B), a change in the form of entity of any Restricted Subsidiary if (1) the Borrower determines in good faith that such change in form is in the best interests of the Borrower and its subsidiaries, taken as a whole, and (2) in the case of a change in the form of entity of any Restricted Subsidiary that is a Credit Party, after such change, the security interests of the Collateral Agent and the Secured Parties in the Collateral of such Credit Party shall remain in full force and effect and be perfected to the same extent as prior to such change, and (ii) any merger, amalgamation, consolidation, liquidation, winding-up or dissolution, the purpose of which is to effect (A) a sale or disposition otherwise permitted under this Section 6.4 (other than Section 6.4(a), Section 6.4(c) or this Section 6.4(d)) or (B) an Investment permitted under Section 6.3;

(e) (i) sales or leases of inventory in the ordinary course of business, (ii) the leasing or subleasing of real property in the ordinary course of business and (iii) sales, leases or other dispositions of inventory, equipment or other assets to franchisees in the ordinary course of business and consistent with past practices;

(f) disposals of surplus, obsolete, damaged, used or worn out property or other property that is no longer useful or dispositions of immaterial assets in the ordinary course of business;

(g) dispositions of Cash Equivalents;

(h) dispositions (including pursuant to any liquidation, winding-up or dissolution), mergers, amalgamations, consolidations or conveyances that constitute Liens permitted by Section 6.2, Investments permitted pursuant to Section 6.3 or Restricted Payments permitted by Section 6.5;

(i) sales or other dispositions of any assets of the Borrower or any Restricted Subsidiary for fair market value; provided that, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) at least 75.0% of the consideration for such sale or disposition shall consist of cash and Cash Equivalents (provided that for purposes of the 75.0% consideration requirement (w) the fair market value of any earn-outs or royalties (as conclusively determined by the Borrower), (x) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or a Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and its Restricted Subsidiaries shall have been validly released by all relevant creditors in writing, (y) any Equity Interests received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such person into Cash Equivalents (to the extent of the permitted Investments received) within 180 days following the closing of the applicable sale or disposition and (z) any Designated Non-Cash Consideration received in respect of such sale or disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) on or after the Restatement Effective Date not to exceed the greater of (x) $55,000,000 and (y) 45.0% of Consolidated Adjusted EBITDA, in each case, shall be deemed to be Cash Equivalents);

(j) to the extent that (i) the relevant property or assets are exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant sale or disposition are promptly applied to the purchase price of such replacement property, so long as the exchange, sale or disposition is made for fair value and on an arm’s length basis for like property or assets; provided that upon the consummation thereof, in the case of any Credit Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the property or assets so exchanged, sold or disposed;

(k) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, contractual buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) sales, discounting or forgiveness of accounts receivable in the ordinary course of business or in connection with the collection or compromise thereof;

(m) dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under an open source license), which (i) are in the ordinary course of business, (ii) do not materially interfere with the business of the Borrower and its subsidiaries or (iii) relate to closed facilities or closed storage or distribution centers or the discontinuation of any product line;

(n) (i) the expiration of any option agreement in respect of real or personal property and (ii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(o) transfers of property subject to a Casualty Event;

(p) other dispositions following the Restatement Effective Date for fair market value in an aggregate amount not to exceed the greater of (x) $15,000,000 and (y) 12.5% of Consolidated Adjusted EBITDA;

(q) sales of non-core assets acquired in connection with an acquisition or Investment permitted hereunder and sales of real estate assets acquired in an acquisition permitted hereunder which, within 60 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of the Restricted Subsidiaries or any of their respective businesses;

(r) substantially contemporaneous exchanges or swaps, including transactions covered by Section 1031 of the Internal Revenue Code, of property or assets so long as the exchange or swap is made for fair value and on an arm’s length basis for like property or assets; provided that upon the consummation of such exchange or swap, in the case of any Credit Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the property or assets so exchanged or swapped;

(s) (i) licenses, sublicenses, cross-licenses, covenants not to sue, releases or other rights under Intellectual Property granted to or from others in the ordinary course of business or in the reasonable business judgment of the Borrower and the Restricted Subsidiaries and (ii) the sale, disposal, abandonment, cancellation or lapse of Intellectual Property, or any issuances or registrations, or applications for issuances or registrations, of any Intellectual Property, which are in the ordinary course of business or, in the reasonable good faith determination of the Borrower, are uneconomical, negligible, or not material to the conduct of the business of the Borrower and/or the Restricted Subsidiaries;

(t) terminations of Hedge Agreements;

(u) sales or dispositions of Equity Interests of Unrestricted Subsidiaries and joint ventures; and

(v) (i) any Sale and Lease-Back Transaction for fair market value involving any real property located outside the United States and Canada, (ii) any Sale and Lease-Back Transaction for fair market value of any real property located in the United States, or Canada, the Net Cash Proceeds of which are subject to the prepayment requirements set forth in Section 2.13 hereof and (iii) the Specified Sale and Lease-Back Transaction.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.4 to any person other than a Credit Party, such Collateral shall automatically be sold free and clear of the Liens created by the Credit Documents, and the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Borrower in order to effect the foregoing.

For purposes of determining compliance with this Section 6.4, actions need not be permitted solely by reference to one category of permitted actions described in Sections 6.4(a) through (v) but may be permitted in part under any combination thereof.

6.5 Restricted Payments. Pay or make, directly or indirectly, any Restricted Payment, except:

(a) The Borrower may make Restricted Payments to the extent necessary to permit any Parent Entity:

(1) to pay travel and general administrative costs and expenses (including corporate overhead, operating, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management and/or consultants of any Parent Entity) required to maintain the organizational existence of such Parent Entity or that are directly attributable to the ownership or operation of the Borrower and its subsidiaries, plus any reasonable and customary indemnification claims made by directors, officers, members of management, employees or consultants of any Parent Entity in connection with and attributable to the management of the Borrower and its subsidiaries;

(2) to pay franchise or similar Taxes required to maintain the organizational existence of such Parent Entity;

(3) [reserved];

(4) to pay audit and other accounting and reporting expenses at such Parent Entity to the extent relating to the ownership or operations of the Borrower and/or its subsidiaries;

(5) to pay insurance premiums to the extent relating to the ownership or operations of the Borrower and/or its subsidiaries;

(6) to pay fees and expenses related to financings, refinancings or offerings or placements, investments or acquisitions by such Parent Entity or any of its subsidiaries (whether or not consummated) related to the Borrower or its subsidiaries;

(7) to pay the consideration to finance any Investment permitted under Section 6.3 (provided that (x) such Restricted Payments under this clause (7) shall be made substantially concurrently with the closing of such Investment and (y) such Parent Entity shall, promptly following the closing thereof, cause all such property acquired to be contributed to the Borrower or one of the Restricted Subsidiaries, or the merger or amalgamation of the person formed or acquired into the Borrower or one of the Restricted Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 5.11 as if undertaken as a direct Investment by the Borrower or such Restricted Subsidiary);

(8) to pay customary salary, bonus, long-term incentive plan awards, severance and other benefits payable to current or former directors, officers, members of management, employees or consultants of any Parent Entity to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of the Borrower and/or the Restricted Subsidiaries, in each case, so long as such Parent Entity applies the amount of any such Restricted Payment for such purpose; and

(9) to pay (x) monitoring, consulting, management, transaction, advisory, termination or similar fees (including dividends or distributions paid to the Sponsors to approximate such fees), provided that all such Restricted Payments shall not exceed $1,000,000 and (y) reasonable and documented expenses and indemnification claims payable to the Sponsors or any Sponsor Affiliate, including payments pursuant to any sponsor management agreement;

(b) the Borrower may pay (or make Restricted Payments to allow any Parent Entity to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests of any Parent Entity held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or family member thereof) of any Parent Entity (to the extent such person is providing customary services in respect of the ownership of the Borrower or its subsidiaries), the Borrower or any Restricted Subsidiary upon such person’s death, disability, retirement or termination of employment or under the terms of any employee benefit plan or agreement relating to such Equity Interests so long as the aggregate amount of all cash payments does not exceed $10,000,000 in any Fiscal Year;

(c) (i) the Borrower may pay the Specified Dividend (as defined in the Existing Credit Agreement) within 60 days of the Original Closing Date and (ii) the Borrower may pay the Specified Dividend within 60 days of the Restatement Effective Date;

(d) the Borrower may make Restricted Payments (i) to any Parent Entity to enable such Parent Entity to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Parent Entity and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management or consultants of the Borrower, any Restricted Subsidiary or any Parent Entity, in each case solely to the extent such Taxes relate to the foregoing persons’ ownership of Equity Interests in the Parent Entities and/or (B) repurchases of Equity Interests in consideration of the payments described in clause (A), including demand repurchases in connection with the exercise of stock options;

(e) the Borrower may repurchase Equity Interests of the Borrower or any Parent Entity upon exercise of options or warrants if such Equity Interests represents all or a portion of the exercise price of such options or warrants as part of a “cashless” exercise;

(f) the Borrower and its Restricted Subsidiaries may purchase receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(g) so long as no Event of Default shall have occurred and be continuing at the time of the declaration thereof, following the consummation of a Qualified IPO, the Borrower may make Restricted Payments with respect to any Equity Interests in an amount of up to 6.0% per annum of the proceeds received by or contributed to the Borrower from any Qualified IPO;

(h) Restricted Payments by a Restricted Subsidiary so long as, in the case of any Restricted Payment payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly-owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(i) for any taxable period in which the Borrower and/or any of its subsidiaries is a member of a consolidated, combined or similar income tax group of which a Parent Entity is the common parent (a “Tax Group”), the Borrower may make distributions to such Parent Entity to pay U.S. federal, non-U.S., state and local income taxes of such Tax Group that are attributable to the taxable income of the Borrower and/or its subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower and its applicable subsidiaries would have been required to pay as a stand-alone Tax Group, reduced by any portion of such income taxes directly paid by the Borrower or any of its subsidiaries; provided further that the permitted payment pursuant to this clause (i) with respect to any taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar taxes;

(j) the Borrower may pay (or make Restricted Payments to allow any Parent Entity to pay) for the repurchase of Equity Interests of any Parent Entity held by any present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or family member thereof) as a result of the exercise by such person of employee stock options, in an amount not to exceed the greater of (x) $25,000,000 and (y) 20.0% of Consolidated Adjusted EBITDA;

(k) provided no Event of Default has occurred and is continuing or would result therefrom, the Borrower may make additional Restricted Payments in an aggregate amount not to exceed the portion, if any, of the Floating Restricted Junior Payment Amount that the Borrower elects to apply in this clause (k);

(l) so long as no Default or Event of Default shall have occurred and be continuing at the time of declaration thereof, the Borrower and its Restricted Subsidiaries may make additional Restricted Payments so long as, after giving effect to such Restricted Payments on a Pro Forma Basis, the Total Net Leverage Ratio is not greater than 3.75:1.00;

(m) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom at the time of declaration thereof, the Borrower and its Restricted Subsidiaries may make Restricted Payments with the Cumulative Credit amount;

(n) the payment of any dividend, return of capital or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(o) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary of the Borrower by, Unrestricted Subsidiaries; and

(p) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower, any Parent Entity or any Credit Party in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Borrower or any Parent Entity or contributions to the equity capital of the Borrower (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Borrower) (collectively, including any such contributions, “Refunding Capital Stock”), and (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Refunding Capital Stock.

For purposes of determining compliance with this Section 6.5, Restricted Payments need not be permitted solely by reference to one category of permitted Restricted Payments described in Sections 6.5(a) through (p) but may be permitted in part under any combination thereof.

6.6 Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving consideration in excess of $5,000,000 for such transaction or series of transactions and $20,000,000 for all such transactions taken as a whole, unless such transaction or series of transactions are (i) otherwise expressly permitted (or required) with such Affiliates under this Agreement or (ii) upon terms that are not materially less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate.

(b) For greater certainty, Section 6.6(a) shall not prohibit:

(1) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Borrower;

(2) loans (or cancellation of loans) or advances to directors, employees or consultants of any Parent Entity, the Borrower or any Restricted Subsidiary to purchase Equity Interests of any Parent Entity or in accordance with Section 6.3(e);

(3) transactions among the Borrower and any Restricted Subsidiary that is a Credit Party or any entity that becomes a Restricted Subsidiary that is a Credit Party as a result of such transaction (including via merger, amalgamation or consolidation in which a Restricted Subsidiary is the surviving entity) not prohibited by this Agreement;

(4) the payment of fees, benefits and out-of-pocket costs, indemnities to directors, officers, consultants and employees of any Parent Entity, the Borrower and the Restricted Subsidiaries to the extent directly attributable to such Parent Entity’s ownership of the Borrower;

(5) the Transactions and other transactions pursuant to the agreements and arrangements in existence on the Restatement Effective Date and set forth on Schedule 6.6(b) or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(6) (A) any employment or consulting agreements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, consultants, officers or directors, and (C) any employee or consultant compensation, indemnification arrangement, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees or consultants, and any reasonable employment or consulting contract and transactions pursuant thereto;

(7) Restricted Payments permitted under Section 6.5, including payments to any Parent Entity;

(8) any purchase of Equity Interests (other than Disqualified Stock) of the Borrower or any contribution to the equity capital of the Borrower;

(9) any transaction effected as part of a Qualified Receivables Financing;

(10) transactions with wholly-owned subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its subsidiaries;

(11) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing in the United States or Canada, which letter states that (A) such transaction is on terms that are no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (B) is fair, from a financial point of view, to the Borrower or such Restricted Subsidiary;

(12) transactions with a joint venture or Unrestricted Subsidiary for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its subsidiaries;

(13) the issuance of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of the Borrower to any Person;

(14) (i) the entering into of any agreement (and any amendment or modification of any such agreement so long as, in the good faith judgment of the Board of Directors of the Borrower, any such amendment is not disadvantageous to the Lenders in any material respect when taken as a whole) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed $1,000,000 and (ii) payments by the Borrower or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors as in effect on the Restatement Effective Date or (y) approved by a majority of the Board of Directors of the Borrower in good faith;

(15) transactions between the Borrower or any Restricted Subsidiaries and any Person that would constitute an Affiliate solely by reason of a director (or directors) of such Person also being a director (or directors) of the Borrower or any Restricted Subsidiary; provided, however, that such director (or directors) abstains from voting as a director of the Borrower on any matter involving such other Person;

(16) payments by the Borrower and any of its Restricted Subsidiaries pursuant to any tax sharing agreements or arrangements that are permitted under Section 6.5(i); and

(17) any Investment permitted under Section 6.3.

6.7 Business of the Borrower and its Restricted Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than in the case of the Borrower or any Restricted Subsidiary, (x) any business or business activity conducted by any of them on the Restatement Effective Date and any business or business activities incidental or related thereto, or any business or business activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions and (y) such other business or business activity as may be consented to by the Requisite Lenders from time to time, such consent not to be unreasonably withheld, delayed or conditioned.

6.8 Limitation on Modifications and Payments of Indebtedness; Modifications of Other Agreements; Etc.

(a) (1) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of any Material Indebtedness of the Borrower or any Restricted Subsidiary that is (x) expressly subordinate to the Obligations, (y) secured by a Lien that is junior to the Lien securing the Collateral (including, without limitation, the Secured Notes) or (z) any Refinancing Indebtedness in respect of (x) and (y) (clauses (x), (y) and (z), each a “Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (a) Refinancing Indebtedness, (b) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (c) the conversion of any Junior Financing to Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Entity, (d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make additional payments or distributions in respect of Junior Financings prior to their scheduled maturity in an aggregate principal amount not to exceed the portion, if any, of the Floating Restricted Junior Payment Amount that the Borrower elects to apply pursuant to this subclause (1)(d), (e) so long as no Event of Default shall have occurred and be continuing at the time of declaration thereof, the Borrower may make additional payments or distributions in respect of Junior Financings prior to their scheduled maturity so long as, after giving effect to such payments or distribution on a Pro Forma Basis, the Total Net Leverage Ratio is not greater than 3.75:1.00, (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom at the time of declaration thereof, the Borrower may make payments or distributions in respect of Junior Financings prior to their scheduled maturity with the Cumulative Credit amount, (g) payments or distributions in amounts that would otherwise have been permitted to be made as Restricted Payments; provided that any such prepayment shall constitute a utilization of the applicable Restricted Payment capacity, (h) payment of fees, expenses and indemnifications obligations due and payable pursuant to the documentation governing the applicable Junior Financing, and (i) if applicable to such Junior Financing, AHYDO Catch-Up Payments in the minimum amount necessary to ensure that any such Junior Financing the terms of which require or permit interest to be paid in-kind will be treated as not having “significant original issue discount” within the meaning of Section 163(i)(2) of the Code; or

(2) (A) Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing (or any Refinancing Indebtedness in respect thereof) or any Acceptable Subordination Agreement or any Intercreditor Agreement related thereto, other than amendments or modifications that (a) do not affect the subordination or payment provisions thereof (if any) in a manner materially adverse to the Lenders (as determined in good faith by the Borrower) or (b) otherwise comply with the definition of “Refinancing Indebtedness” or (B) amend or modify, or permit the amendment or modification of, any provision of the Secured Notes Documents other than as permitted pursuant to the terms of the Intercreditor Agreement.

(b) Enter into, or permit any Restricted Subsidiary to enter into, any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary or (ii) the granting, perfection or enforcement of Liens by such Restricted Subsidiary or the Borrower pursuant to the Collateral Documents in respect of the Loans, in each case other than those arising under any Credit Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law (including by Gaming Authorities or other Governmental Authorities) or by this Agreement;

(B) contractual encumbrances or restrictions (i) in effect on the Restatement Effective Date, (ii) on the granting of Liens pursuant to documentation governing Indebtedness incurred in compliance with Section 6.1 that is secured by Liens pursuant to Section 6.2 on terms that are consistent with, or not materially more restrictive, taken as a whole, than, the restrictions set forth herein (as determined conclusively by the Borrower and evidenced by a certificate of an Authorized Officer of the Borrower), or (iii) pursuant to documentation related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Restatement Effective Date that does not expand the scope of any such encumbrance or restriction in any material respect (as determined conclusively by the Borrower and evidenced by a certificate of an Authorized Officer of the Borrower);

(C) any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than Indebtedness secured by second-priority Liens on the Collateral) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) customary provisions contained in licenses, sublicenses, covenants not to sue, releases and other agreements in connection with Intellectual Property and other similar agreements entered into in the ordinary course of business;

(G) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.4 pending the consummation of such sale, transfer, lease or other disposition;

(J) any agreement in effect at the time such subsidiary becomes a Restricted Subsidiary;

(K) customary net worth provisions contained in real property leases entered into by the Borrower or its Restricted Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Restricted Subsidiaries to meet their ongoing obligations;

(L) restrictions in agreements representing Indebtedness permitted under Section 6.1 of a subsidiary of the Borrower that is not a Credit Party;

(M) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(N) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(O) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.1 or Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained herein; or

(P) any encumbrances or restrictions of the type referred to in Sections 6.8(b)(i) and 6.8(b)(ii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.9 Changes in Fiscal Year. Permit its fiscal year to end on any date other than the last day of December or permit its fiscal quarters to end on a date other than the last day of March, June and September without the prior consent of the Requisite Lenders (such consent not to be unreasonably conditioned, withheld or delayed).

6.10 Financial Performance Covenant. The Borrower shall not permit the Total Net Leverage Ratio as of the last day of any period of four consecutive Fiscal Quarters for which financial statements have been (or are required to have been) delivered pursuant to Section 5.4, commencing with the period ending [June 30, 2018], to be greater than (i) initially, 7.00:1.00 and (ii) for the period ending March 31, 2019 and for each period ending thereafter, 6.00:1.00.

6.11 Amendments to Organization Documents and COSA Agreements.

(a) Amend any Organizational Documents of the Borrower or any of its Restricted Subsidiaries in a manner materially adverse to the Lenders; provided that, for certainty, the foregoing shall not prohibit any merger, winding-up, consolidation, amalgamation, liquidation or dissolution permitted hereunder.

(b) To the extent such action, whether individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, cancel or terminate any COSA Agreement or consent to or agree to any cancellation or termination thereof that is not permitted under such Material Contract, amend or otherwise modify any COSA Agreement or give any consent, waiver or approval thereunder or waive any default under or breach of any COSA Agreement or permit any of its Restricted Subsidiaries to do any of the foregoing.

SECTION 7. GUARANTY

7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, the Borrower and the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction) (each, a “Guaranteed Obligation” and, collectively, the “Guaranteed Obligations”).

7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code, Sections 95 to 101 of the Bankruptcy and Insolvency Act (Canada) or any comparable applicable provisions of state law or the law of any other applicable jurisdiction; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3 Payment by Guarantors. Subject to Section 7.2, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the applicable Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), Section 69 of the Bankruptcy and Insolvency Act (Canada), Section 11.02 of the Companies’ Creditors Arrangement Act (Canada) or any equivalent provision in any applicable jurisdiction), the Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all applicable Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other applicable Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the applicable Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability;

(b) this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(c) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(d) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor, whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(e) payment by any Guarantor of a portion, but not all, of the applicable Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the applicable Guaranteed Obligations which has not been paid (without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the applicable Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the applicable Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the applicable Guaranteed Obligations);

(f) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the applicable Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the applicable Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the applicable Guaranteed Obligations and take and hold security for the payment hereof or the applicable Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the applicable Guaranteed Obligations, any other guaranties of the applicable Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the applicable Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the applicable Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the applicable Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

(g) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the applicable Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the applicable Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the applicable Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the applicable Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the applicable Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the applicable Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the applicable Guaranteed Obligations) to the payment of indebtedness other than the applicable Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the applicable Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower any of its subsidiaries and to any corresponding restructuring of the applicable Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the applicable Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the applicable Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the applicable Guaranteed Obligations.

7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the applicable Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the applicable Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other applicable Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the applicable Guaranteed Obligations, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the applicable Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law (including, without limitation, the benefits of division and discussion) which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the applicable Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the applicable Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the applicable Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired (without any pending drawing) or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the applicable Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each

Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all applicable Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the applicable Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7 Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the applicable Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the applicable Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the applicable Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired (without any pending drawing) or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any applicable Guaranteed Obligations.

7.9 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10 Financial Condition of Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the applicable Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

7.11 Bankruptcy, Etc.

(a) So long as any applicable Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the applicable Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the applicable Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the applicable Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the applicable Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the applicable Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such applicable Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors, curator or similar Person to pay Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the applicable Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute applicable Guaranteed Obligations for all purposes hereunder.

7.12 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.12, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired (without any pending drawing) or have been cancelled or Cash Collateralized with at least 102% coverage. Each Qualified ECP Guarantor intends that this Section 7.12 constitute, and this Section 7.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) any representation or warranty made or deemed made by any Credit Party in any Credit Document shall prove to have been false in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) (i) any default shall be made in the due observance or performance by the Borrower or any of its Restricted Subsidiaries of any covenant contained in Section 5.1(a)(i) (with respect to the Borrower only), Section 5.5(a) or Section 6 or (ii) default shall be made in the due observance or performance by any Credit Party of any covenant, condition or agreement contained in any Credit Document (other than any default specified in paragraph (b) or (c) above or clause (d)(i) above) and such default shall continue unremedied for a period of thirty (30) days after the earlier of (x) the date on which any Credit Party becomes aware of such default and (y) written notice thereof from the Administrative Agent or the Requisite Lenders to the Borrower;

(e) (i) the Borrower or any Restricted Subsidiary fails to pay when due any principal of, interest on or premiums in respect of any Material Indebtedness, in each case giving effect to any grace or cure period, or (ii) any event or condition shall occur that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause, with the giving of notice if required, any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e)(ii) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) any Indebtedness that becomes due pursuant to customary prepayment or redemption provisions solely as a result of a voluntary sale or transfer of property or assets or a “change of control” or (z) any Indebtedness that becomes due solely as a result of a refinancing thereof permitted by this Agreement;

(f) there shall have occurred a Change of Control;

(g) an involuntary case or proceeding shall be commenced or an involuntary petition shall be filed (including the filing of a notice of intention in respect thereof) relating to (A) the liquidation, reorganization, winding up, dissolution or suspension of general operations or other relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary under any Debtor Relief Law (but excluding any reorganization, liquidation or dissolution not otherwise prohibited by the Credit Documents), (B) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator, monitor or similar official for the Borrower or any Material Subsidiary, or for a substantial part of the property or assets of the Borrower or any Material Subsidiary; or (C) the winding-up or liquidation of the Borrower or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.4); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition or application or its shareholders shall pass a resolution seeking liquidation, winding up, reorganization or other relief under any Debtor Relief Law (but excluding any reorganization, liquidation or dissolution not otherwise prohibited by the Credit Documents), (ii) consent to the institution of any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, interim receiver, receiver and manager, receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Material Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability to pay its debts as they become due;

(i) the failure by the Borrower or any Restricted Subsidiary to pay one or more final and non-appealable judgments aggregating in excess of $25,000,000 (to the extent not covered by third-party insurance for which the insurer has not disputed coverage), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(j) (i) a trustee shall be appointed by a U.S. district court to administer any Pension Plan, (ii) an ERISA Event or ERISA Events shall have occurred, (iii) the Borrower or any of its subsidiaries shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Employee Benefit Plan or (iv) the Borrower or any of its

subsidiaries shall not make any contributions due and owing to a Canadian Pension Plan or terminate or wind up in whole or in part any Canadian Pension Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(k) (i) any Credit Document shall for any reason be asserted in writing by any Credit Party not to be a legal, valid and binding obligation of such party thereto, (ii) any security interest purported to be created by any Collateral Document relating to a material portion of the Collateral of the Credit Parties shall cease to be, or shall be asserted in writing by the Borrower or any other Credit Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Collateral Document and subject to such limitations and restrictions as are set forth herein and therein) in the Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the applicable Agent to maintain possession of certificates actually delivered to it representing securities pledged under the General Security Agreement, or to file UCC or PPSA continuation statements, (iii) the guarantees pursuant to the Collateral Documents by any Credit Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Credit Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof) or (iv) any Intercreditor Agreement or Acceptable Subordination Agreement in respect of Material Indebtedness of the Borrower which is subordinated to the Obligations shall for any reason be asserted in writing by any Credit Party or any subordinated creditor not to be a legal, valid and binding obligation of such party; or

(l) the termination or withdrawal by any Governmental Authority (including any Gaming Authority) of any Material Permit or the termination or breach of any Material Contract, in each case, to the extent such termination, withdrawal or breach gives rise to a Material Adverse Effect;

then, except as provided below with respect to a Financial Covenant Default, (i) in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section 8.1), and at any time thereafter during the continuance of such event, the Administrative Agent may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (A) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Credit Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding; (B) declare Commitments of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated; (C) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (D) exercise all rights and remedies granted to it under any Credit Document and all of its rights under any other applicable law or in equity, and (ii) in any event with respect to the Borrower described in clause (g) or (h) of this Section 8.1, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Credit Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding.

Upon the occurrence of a failure by the Borrower to comply with the requirements of the Financial Performance Covenant (a “Financial Covenant Default”), the Requisite Lenders may (x) to the extent the Borrower is permitted to make a Specified Equity Contribution pursuant to the terms of Section 8.2, on the date that is ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.4(a) or (b), as applicable, and only if such Financial Covenant Default has not been cured pursuant to Section 8.2 or (y) to the extent the Borrower is not permitted to make a Specified Equity Contribution pursuant to the terms of Section 8.2, on the date on which financial statements are required to be delivered pursuant to Section 5.4(a) or (b), as applicable, take the actions specified in this Section 8.1; provided that, solely to the extent the

Borrower is permitted to make a Specified Equity Contribution pursuant to the terms of Section 8.2, neither the Administrative Agent, the Collateral Agent nor any Lender shall exercise the right (or have the right) to accelerate the Loans, terminate the Commitments, foreclose on or take possession of the Collateral or take or have the right to take any other remedy under the Credit Documents on the basis of such Financial Covenant Default until the expiration of the tenth (10th) Business Day following the date the applicable financial statements are to be delivered; provided, further, however, that no Lender shall have any obligation to make any Loans hereunder and no L/C Issuer shall have any obligation to issue or extend any Letter of Credit hereunder during such ten (10) Business Day period during which any Financial Covenant Default exists until the date upon which the Borrower has cured the Financial Covenant Default in accordance with Section 8.2.

8.2 Right to Cure. Notwithstanding anything to the contrary contained in Section 8.1, for purposes of determining whether a Financial Covenant Default has occurred, any equity contribution (in the form of cash common equity or other equity reasonably acceptable to the Administrative Agent) made to the Borrower after the last day of any Fiscal Quarter and on or prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for that Fiscal Quarter will, upon the delivery of a written request by the Borrower to the Administrative Agent (such request, the “Cure Notice”), be included as an addition in the calculation of Consolidated Adjusted EBITDA solely for the purposes of calculating the Financial Performance Covenant on a Pro Forma Basis at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution, a “Specified Equity Contribution”); provided that (a) the Borrower shall not be permitted to so request that a Specified Equity Contribution be included as an addition in the calculation of Consolidated Adjusted EBITDA with respect to any Fiscal Quarter unless, after giving effect to such requested Specified Equity Contribution, (x) there will be a period of at least two (2) consecutive Fiscal Quarters in the Relevant Four Fiscal Quarter Period in which no Specified Equity Contribution has been made, and (y) there have been no more than five (5) Fiscal Quarters in which a Specified Equity Contribution has been made, (b) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause the Total Net Leverage Ratio on a Pro Forma Basis to be in compliance with Section 6.10 and (c) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Credit Documents (including calculating (i) Consolidated Adjusted EBITDA for purposes of determining basket levels, Applicable Margin and other items governed by reference to Consolidated Adjusted EBITDA and (ii) netting of cash and Cash Equivalents). To the extent that the proceeds of the Specified Equity Contribution are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the First Lien Net Leverage Ratio on a Pro Forma Basis set forth in Section 6.10 for the Relevant Four Fiscal Quarter Period. For purposes of this paragraph, the term “Relevant Four Fiscal Quarter Period” means, with respect to any requested Specified Equity Contribution, the four Fiscal Quarter period ending on (and including) the Fiscal Quarter in which Consolidated Adjusted EBITDA will be increased as a result of such Specified Equity Contribution.

SECTION 9. AGENTS

9.1 Authorization and Action.

(a) Each Lender and each L/C Issuer (in its capacity as such and on behalf of itself and its Affiliates as potential Lender Counterparties (if applicable)) hereby irrevocably appoints Bank of Montreal to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents, as applicable, for the benefit of the Secured Parties, and hereby irrevocably appoints BNY Trust Company of Canada to act on its behalf as the Collateral Agent hereunder and under the other Credit Documents, as applicable, for the benefit of the Secured Parties, and each such Lender and each such L/C Issuer irrevocably authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Credit Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including, without limitation, enforcement or collection of the Notes or Loans), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Requisite Lenders (or, if required hereby, all Lenders), and such instructions shall be binding upon all Lenders, all L/C Issuers, all Lender Counterparties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or for which it has not received security and/or indemnity satisfactory to it in its sole discretion or that is contrary to this Agreement or applicable law. Without any further consent of the

Lenders, the L/C Issuers or any Lender Counterparty, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents that are, in each case, consistent with the terms of this Agreement.

(b) In further of the foregoing, each Lender and each L/C Issuer (in its capacity as such and on behalf of itself and its Affiliates as potential Lender Counterparties (if applicable)), hereby appoints the Collateral Agent to act as the agent of such Lender and/or L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental or related thereto. In this connection, the Collateral Agent (and any Supplemental Agents appointed by the Collateral Agent pursuant to Section 9.1(c) below for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of this Section 9 (including, without limitation, Section 9.5, as though any such Supplemental Agent were an “Agent” under the Credit Documents) as if set forth in full herein with respect thereto.

(c) It is understood and agreed by each Lender and each L/C Issuer (in its capacity as such and on behalf of itself and its Affiliates as potential Lender Counterparties (if applicable)), that as part of its duties and functions, the Collateral Agent (or any successor thereto) is hereby appointed and shall serve as the hypothecary representative of all present and future Secured Parties, as contemplated by Article 2692 of the Civil Code of Quebec. For avoidance of doubt, the Collateral Agent, acting as hypothecary representative, shall be entitled to the benefits of this Section 9 as if set forth in full herein with respect thereto. Each future Secured Party, or any other holder of any Obligation, shall be deemed to have ratified and confirmed (for itself and on behalf of each of its Affiliates that are or become a Secured Party from time to time) the appointment of the Collateral Agent as hypothecary representative.

(d) Any Agent may execute any of its duties under this Agreement or any other Credit Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Each Agent may also from time to time, when such Agent deems it to be necessary or desirable, perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Agent (each, a “Supplemental Agent”). Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided, however, that no such Supplemental Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Borrower or any other Credit Party be required by any Supplemental Agent so appointed by an Agent to more fully or certainly vest in and confirm to such Supplemental Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Supplemental Agent. If any Supplemental Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by applicable law, shall automatically vest in and be exercised by the Agent until the appointment of a new Supplemental Agent. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.2 Agent’s Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary) or (ii) in the absence of such Agent’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limitation to the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment Agreement entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of the Collateral Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment Agreement, in each case as provided in Section 10.4; (b) may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Secured Party and shall not be responsible to any Secured Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Credit Document on the part of any Credit Party or the existence at any time of any Default under the Credit Documents or to inspect the property (including the books and records) of any Credit Party, and shall be deemed to have no knowledge of any Default or Event of Default unless such Agent shall have received notice thereof in writing from a Lender or a Credit Party stating that a Default or Event of Default has occurred and specifying the nature thereof; (e) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Credit Document or any other instrument or document furnished pursuant thereto; (f) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (g) shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to, loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, (h) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Credit Documents) (provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or for which it has not received security and/or indemnity satisfactory to it in its sole discretion or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay or similar provision under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and (i) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, electronic mail or Internet or intranet posting or other distribution) believed by it to be genuine and signed or sent by the proper party or parties.

9.3 Agent and its Affiliates. With respect to its Commitments, the Loans made by it and the Notes issued to it, if any, each Agent if it is also a Lender shall have the same rights and powers under the Credit Documents as any other Lender or other Secured Party and may exercise the same as though it were not an Agent; and each of the terms “Lender” and “Secured Party” shall, unless otherwise expressly indicated, include such Agent that is a Lender in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Credit Party, any subsidiaries of any Credit Party and any Person that may do business with or own securities of any Credit Party or any such subsidiary, all as if such Agent was not an Agent and without any duty to account therefor to the Lenders or any other Secured Party. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Credit Party or any subsidiaries of any Credit Party to the extent such information was obtained or received in any capacity other than as such Agent.

9.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 5.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

9.5 Indemnification of Agents.

(a) Each Lender severally agrees to indemnify each Agent or any Related Party (in each case, to the extent not reimbursed by the Borrower) from and against such Lender’s Pro rata Share (to be determined on the basis of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or other proceedings, reasonable and documented out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever (including the fees and expenses of such Agent’s counsel) that may be imposed on, incurred by, or asserted against such Agent, any L/C Issuer or any Related Party in any way relating to or arising out of the Credit Documents or any action taken or omitted by such Agent, any L/C Issuer or any Related Party under the Credit Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or other proceedings, costs, expenses or disbursements resulting from such Agent’s, any L/C Issuer’s or any Related Party’s gross negligence or willful misconduct as found in a final non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent, each L/C Issuer or any Related Party promptly upon demand for its Pro rata Share of any costs and expenses (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 10.5, to the extent that such Agent, each L/C Issuer or any Related Party is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.5 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. The obligations of the Lenders under this subsection (a) are subject to the provisions of Section 2.1(a).

(b) The failure of any Lender to reimburse any Agent, each L/C Issuer or any Related Party, as the case may be, promptly upon demand for its Pro rata Share of any amount required to be paid by the Lenders to such Agent, any L/C Issuer or any Related Party, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, any L/C Issuer or Related Party, as the case may be, for its Pro rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, any L/C Issuer or Related Party, as the case may be, for such other Lender’s Pro rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 9.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Credit Documents and shall survive the resignation or removal of each Agent.

9.6 Successor Agents. Any Agent may resign or, if it or its controlling affiliate thereof is subject to a Distress Event, be removed by the Borrower or the Requisite Lenders, in each case, at any time by giving ten (10) days’ written notice thereof to the Lenders and the Borrower. Upon any such resignation or removal as Agent, the Requisite Lenders shall have the right to appoint a successor Agent that is not a Disqualified Person which successor Agent (unless an Event of Default has occurred and is continuing at the time of such appointment), shall be subject to approval by the Borrower (which approval shall not be unreasonably withheld if such successor Agent is a commercial bank with a combined capital and surplus of at least $5,000,000,000 and otherwise may be withheld in the Borrower’s sole discretion). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent that is not a Disqualified Person, subject to approval by the Borrower in accordance with the preceding sentence. In the event that the Borrower does not consent and such consent is required, the Agent may petition a court of competent jurisdiction to appoint a successor Agent at the Borrower’s expense. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording by the Borrower of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Requisite Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents; provided that the Borrower shall have no obligation to pay any fee to any successor Agent that is greater than or in addition to the fees payable to the Administrative Agent on the Restatement Effective Date. If within 30 days after written notice is given of the retiring Agent’s resignation under this Section 9.6 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 30th day (a) the retiring Agent’s resignation shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Credit Documents and (c) the Requisite Lenders shall thereafter perform all duties of the retiring Agent under the Credit Documents (and, except for any indemnity payments or other amount then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly) until such time, if any, as the Requisite Lenders appoint a successor Agent that is not a Disqualified Person as provided above. After any retiring Agent’s resignation hereunder as Agent shall have become effective, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.7 Arrangers Have No Liability. It is understood and agreed that none of the Arrangers shall have any duties, responsibilities or liabilities under or in respect of this Agreement whatsoever in their respective capacities as such.

9.8 Administrative Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agents and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Agents and the other Secured Parties and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.4(j), 2.9 and 10.5) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Section 2.9 and Section 10.5.

(b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any other Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any other Secured Party in any such proceeding.

9.9 Withholding. To the extent required by any applicable law, any Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding Tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that an Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason), or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify such Administrative Agent fully for all amounts paid, directly or indirectly, by such Administrative Agent as Tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Credit Party or the relevant Lender. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.9. Each party’s obligations under this Section 9.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document. For the avoidance of doubt, for purposes of this Section 9.9, the term “Lender” include any L/C Issuer.

9.10 Intercreditor Agreements. Each Lender (in its capacity as such and on behalf of itself and its Affiliates as Lender Counterparties) hereunder (x) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (y) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreements as Collateral Agent on behalf of such Lender, and the Administrative Agent to enter into the Intercreditor Agreements as First Lien Administrative Agent (as defined therein) on behalf of such Lender. Each Lender (in its capacity as such and on behalf of itself and its Affiliates as Lender Counterparties) hereby further agrees that (a) the Agents may, from time to time on and after the Restatement Effective Date, without any further consent of any Lender, enter into amendments to, amendments and restatements of, supplements to and/or replacements of, any Intercreditor Agreement, and to enter into any Acceptable Subordination Agreement or other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, in each case, in order to effect the relative priority of Liens on the Collateral and to provide for certain additional rights, obligations and limitations in respect of, any Liens permitted by the terms of this Agreement to be pari passu with or junior or senior to the Liens securing the Obligations with respect to part or all of the Collateral, which are, in each case, incurred in accordance with Section 6 of this Agreement, and to establish certain relative rights as between the holders of the Obligations and the holders of the Indebtedness secured by such Liens, (b) the Agents may rely exclusively on a certificate of an Authorized Officer of Borrower as to whether any such Liens are permitted, and (c) such Intercreditor Agreements and any other intercreditor agreement referred to in the foregoing clause (a) entered into by the Agents shall be binding on the Secured Parties. Furthermore, each Lender (in its capacity as such and on behalf of itself and its Affiliates as Lender Counterparties) hereby authorizes the Agents to release or subordinate any Lien on any property granted to or held by the Agents under any Credit Document as provided in Section 10.18.

SECTION 10. MISCELLANEOUS

10.1 Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.1(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(i) if to any Credit Party, the Administrative Agent or the Collateral Agent, to the address, facsimile number, e-mail address or telephone number specified for such person on Schedule 10.1; and

(ii) if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.1(b) shall be effective as provided in such Section 10.1(b).

(d) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.4 (to the extent any such documents are included in materials otherwise filed with the SEC or any other securities commission) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on its website on the internet at the website address listed on Schedule 10.1 or (ii) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that, upon reasonable request by the Administrative Agent, the Borrower shall also provide a hard copy to the Administrative Agent of any such document; provided, further, that any documents posted for which a link is provided after normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for such recipient. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Credit Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(f) The Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Borrower elects to give the Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent in its discretion elects to act upon such instructions, the Collateral Agent’s understanding of such instructions shall be deemed controlling. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The other parties hereto agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, including without limitation the risk of the Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

10.2 Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties herein, in the other Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and the L/C Issuers and shall survive the making by the Lenders of the Loans, the execution and delivery of the Credit Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Obligation or any other amount payable under this Agreement or any other Credit Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 2.16, Section 2.17, Section 2.18, Section 2.20 and Section 10.5) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

10.3 Binding Effect. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Lender and their respective permitted successors and assigns.

10.4 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as otherwise expressly permitted under Sections 6.1 and 6.4, the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.4. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 10.4) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Credit Documents.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section 10.4, any Lender (in such capacity, an “Assignor”) may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement including all or a portion of its Commitments and the Loans at the time owing to it with the prior written consent of:

(A) the Borrower (not to be unreasonably withheld, conditioned or delayed) (it being understood that the withholding of consent with respect to any assignment of Revolving Loans or Revolving Commitments to any Person that is not a bank or an Approved Fund that is managed by a bank shall not be deemed to be unreasonable); provided that no consent of the Borrower shall be required (1) for an assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment of Revolving Loans or Revolving Commitments to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender, (3) for an assignment of the Loans in connection with initial syndication as disclosed to the Borrower prior to the Restatement Effective Date, or (4) if a Specified Event of Default has occurred and is continuing, for an assignment to any other Eligible Assignee; provided, further, that such consent shall be deemed to have been given if the Borrower has not responded within 10 Business Days after written notice by the Administrative Agent;

(B) the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, a Purchasing Borrower Party or a Sponsor Affiliated Lender; and

(C) the L/C Issuers (not to be unreasonably withheld, conditioned or delayed); provided that no consent of any L/C Issuer shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the Assignor’s Commitments or Loans, the amount of the Commitments or Loans of the Assignor subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x)(i) in the case of an assignment of Term Loans denominated in Dollars, $1,000,000 and (ii) in the case of an assignment of Term Loans denominated in Canadian Dollars, C$1,000,000 and (y)(i) in the case of an assignment of Revolving Loans denominated in Dollars, $5,000,000, (ii) in the case of an assignment of Revolving Loans denominated in Canadian Dollars, C$5,000,000 or (iii) in the case of an assignment of Revolving Commitments, C$5,000,000, in each case, unless the Borrower and the Administrative Agent otherwise consent; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(B) if the assignee is not registered, licensed or otherwise found suitable, as required under the applicable Gaming Law, or is not otherwise qualified under applicable Gaming Law to hold Loans and/or Commitments, the assigning Lender must give the Borrower prior written notice thereof and any such assignment shall be subject to any registration, licensing or approval required by the appropriate Gaming Authority, except to the extent the principal amount of the Loans and/or Commitments that are subject to such assignment are below the Threshold Amount, if any, established by such Gaming Authority;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(D) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.18;

(E) the Assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Loan;

(F) the Assignor may only assign or otherwise transfer such rights or obligations so long as there will be at least two Lenders after doing so; and

(G) the Administrative Agent and the Collateral Agent shall have carried out all “know your customer” or other similar checks which it is required to comply with in relation to the assignment to the Eligible Assignee.

For the purposes of this Section 10.4, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 10.4, from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the Assignor thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and the Register. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (solely with respect to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment Agreement executed by an Assignor and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), all applicable tax forms, any Note outstanding with respect to an assigned Loan, the processing and recordation fee referred to in paragraph (C) of Section 10.4(b)(ii), the satisfaction of all “know your customer” checks referred to in paragraph (G) of Section 10.4(b)(ii) and any written consent to such assignment required by paragraph (b) of this Section 10.4, the Administrative Agent promptly shall accept such Assignment Agreement and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c) By executing and delivering an Assignment Agreement, the Assignor thereunder and the Eligible Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such Assignor warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any Lien or other adverse claim and that the outstanding balances of its Loans and the L/C Exposure owing to it, in each case, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment Agreement; (ii) except as set forth in clause (i) above, such Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any subsidiary or the performance or observance by the Borrower or any subsidiary of any of their respective obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) the Eligible Assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement; (iv) the Eligible Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.4, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (v) the Eligible Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Eligible Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Eligible Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) (other than (x) any Person who is engaged in operating and managing Gaming Facilities or is an “associate” (within the meaning of applicable Gaming Law) of such Person (other than by virtue solely of being a Lender or by virtue of being a creditor of such Gaming Facilities that has exercised a power of foreclosure or similar right) and (y) the Borrower or any Affiliate thereof) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Credit Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.4(b) or clauses (i), (ii), (iii) or (v) of the second proviso to Section 10.8(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(ii) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 and Section 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(c) and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4 (it being understood that the documentation required under Section 2.18(c) shall be provided solely to the participating Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.6 as though it were a Lender; provided that such Participant shall be subject to Section 2.5 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant

Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Notwithstanding the foregoing, if the participant is not registered, licensed or otherwise found suitable, as required under the applicable Gaming Law, or is not otherwise qualified under Gaming Law to hold Indebtedness, the Lender granting such participation must give the Borrower prior written notice thereof and any such participation shall be subject to any registration, licensing or approval required by the appropriate Gaming Authority, except to the extent the principal amount of the Commitments or Loans that are subject to such participation are below the Threshold Amount, if any, established by such Gaming Authority.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.16, Section 2.17 or Section 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Eligible Assignee for such Lender as a party hereto; provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or assignee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(f) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (e) of this Section 10.4.

(g) Each Lender acknowledges that a Gaming Authority with jurisdiction over the Gaming Facilities of any of the Credit Parties may require that such Lender and any Participant submit to a probity review, obtain the approval of such Gaming Authority or be otherwise qualified, registered or licensed under Gaming Law to participate as a Lender or Participant hereunder and agrees that if any of the foregoing is required, compliance with the requirements of such Gaming Authority shall be a condition to participation as a Lender or Participant hereunder.

(h) If the Borrower wishes to replace the Loans with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Loans to be replaced, to (i) require the Lenders to assign such Loans to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.8 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.8(d)). Pursuant to any such assignment, all Loans to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.12(b) and Section 10.5(b). By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Loans pursuant to the terms of the form of Assignment Agreement attached hereto as Exhibit E, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i) Notwithstanding anything to the contrary contained in this Agreement, no assignment may be made or participation sold to a Disqualified Person without the prior written consent of the Borrower, and any assignment made or participation sold to a Disqualified Person shall be without effect and void.

(j) Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to the Borrower or any Restricted Subsidiary; provided that:

(i) the Assignor and the Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent a Sponsor Affiliated Lender Assignment Agreement in lieu of an Assignment Agreement;

(ii) such assignment shall be made pursuant to (A) an open market purchase (including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans and privately negotiated transactions) on a non-pro rata basis or (B) a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis;

(iii) any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(iv) immediately after giving effect to any such purchase, no Default or Event of Default shall exist;

(v) [reserved];

(vi) the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 10.4(j) and each principal repayment installment with respect to the Term Loans of such Class shall be reduced pro rata by the aggregate principal amount of Term Loans purchased; and

(vii) no proceeds from Revolving Loans shall be used to consummate any such purchase.

For the avoidance of doubt, no Purchasing Borrower Party or any other respective affiliates shall be required to make any representation as to such entity’s possession of “material non-public information” or similar information in connection with any sale or purchase of Term Loans.

(k) Each Lender also agrees that if at any time a Gaming Authority determines, and such Lender is notified, that:

(i) the Lender (or a participant of the Lender) must be registered, obtain a license, consent, qualification or finding of suitability under any applicable Gaming Law and the Lender (or participant) does not apply for that license, consent, qualification or finding of suitability within 30 days, or any shorter period as may be required by the applicable Gaming Authority;

(ii) the Lender (or participant) will not be registered, licensed, given a consent, qualified or found suitable under an applicable Gaming Law, or any registration, license, consent, qualification of finding of suitability is not renewed upon its expiration or is revoked; or

(iii) the Lender (or participant) has been found unregistrable or to be unsuitable for any required license, consent, qualification or finding of suitability;

then the Borrower, at its option, may:

(1) require that the Lender (or participant) dispose of its interest hereunder within 30 days, or any earlier date as may be required by the applicable Gaming Authority, of (A) the termination of the 30-day period described above for the Lender (or participant) to apply for a registration, license, consent, qualification or finding of suitability, or (B) the receipt of the notice from the applicable Gaming Authority that the Lender (or participant) will not be registered, receive a consent, or be licensed, qualified or found suitable or that such license, registration, consent, qualification or finding of suitability has not been renewed upon its expiration or has been revoked; or

(2) repay or repurchase the Lender’s (or participant’s) interest hereunder without penalty or premium (except for breakage costs, if any), together with accrued and unpaid interest, if any, thereon to the earlier of the date of repayment or such earlier date as may be required by the applicable Gaming Authority.

Immediately upon a determination that a Lender (or participant) will not be registered, consented to, licensed, qualified or found suitable, or that such registration, consent, license, qualification or finding of suitability has been revoked or will not be renewed, the Lender (or participant) will have no further rights (x) to exercise any right (voting or otherwise) hereunder, or (y) to receive any interest or other distribution or payment hereunder or any remuneration in any form from the Borrower for services rendered or otherwise, except the amount specified in this clause.

A Lender (or participant) applying for a registration, consent, license, qualification or finding of suitability may be required to pay all costs pertaining to these licenses, registrations, consents or investigation for these qualifications or findings of suitability. The Borrower is not required to pay or reimburse any Lender (or participant) who is required to apply for any license, registration, consent, qualification or finding of suitability for any costs associated with such investigation or licensing, registration consent or finding of suitability.

For greater certainty, if the Lender (or participant) is required to dispose of its interest hereunder pursuant to clause (1) above, and cannot assign to an Eligible Assignee after having used commercially reasonable efforts to do so, then the Borrower shall repay or repurchase the Lender’s (or participant’s) interest hereunder in accordance with clause (2) above.

(l) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any person who, after giving effect to such assignment, would be a Sponsor Affiliated Lender; provided that:

(i) such assignment shall be made pursuant to (A) an open market purchase (including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans and privately negotiated transactions) on a non-pro rata basis or (B) a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis;

(ii) in the case of an assignment to a Sponsor Affiliated Lender, the assigning Lender and such Sponsor Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent a Sponsor Affiliated Lender Assignment Agreement in lieu of an Assignment Agreement (and, in such case, each reference herein to “Assignment Agreement” shall be deemed to be a reference to the applicable Sponsor Affiliated Lender Assignment Agreement);

(iii) in the case of an assignment to a Sponsor Affiliated Lender, at the time of such assignment and after giving effect to such assignment, such persons shall not, in the aggregate, hold Term Loans (and participating interests in Term Loans) with an aggregate principal amount in excess of 25.0% of the Outstanding Amount of the Term Loans at such time;

(iv) in the case of an assignment to a Sponsor Affiliated Lender, the applicable assignor shall provide a customary “big boy” letter; and

(v) in the case of an assignment to a Sponsor Affiliated Lender, the Sponsor Affiliated Lender shall grant the Administrative Agent a customary power of attorney to vote its claim in an insolvency proceeding.

(m) To the extent not previously disclosed to the Administrative Agent, the Borrower shall, upon reasonable request of the Administrative Agent (but not more frequently than once per calendar quarter), report to the Administrative Agent the amount and Class of Term Loans held by Sponsor Affiliated Lender and the identity of such holders. Notwithstanding the foregoing, any Sponsor Affiliated Lender shall be permitted to contribute any Term Loan so assigned to such Sponsor Affiliated Lender pursuant to this Section 10.4(m) to the Borrower or any of its subsidiaries for purposes of cancellation, which contribution may be made, subject to Section 6.6, in exchange for Equity Interests (other than Disqualified Stock) of any Parent Entity or Indebtedness of the Borrower to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.1 at such time; provided that any Term Loans so contributed shall be automatically and permanently canceled upon the effectiveness of such contribution and will thereafter no longer be outstanding for any purpose hereunder.

(n) Notwithstanding anything in this Section 10.4 or the definition of “Requisite Lenders” to the contrary, for purposes of determining whether the Requisite Lenders, all affected Lenders or all Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document (collectively, “Requisite Lender Consent Items”), a Sponsor Affiliated Lender shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lender, unless the result of such Requisite Lender Consent Item would reasonably be expected to deprive such Sponsor Affiliated Lender of its pro rata share (compared to Lenders which are not Sponsor Affiliated Lenders) of any payments to which such Sponsor Affiliated Lender is entitled under the Credit Documents without such Sponsor Affiliated Lender providing its consent or such Sponsor Affiliated Lender is otherwise adversely affected thereby compared to Term Loan Lenders which are not Sponsor Affiliated Lenders (in which case for purposes of such vote such Sponsor Affiliated Lender shall have the same voting rights as other Term Loan Lenders which are not Sponsor Affiliated Lender).

(o) Additionally, the Credit Parties and each Sponsor Affiliated Lender hereby agree that, and each Sponsor Affiliated Lender Assignment Agreement by a Sponsor Affiliated Lender shall provide a confirmation that, if a case under any Debtor Relief Law is commenced against any Credit Party, such Credit Party shall seek (and each Sponsor Affiliated Lender shall consent) to provide that the vote of any Sponsor Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Credit Party shall not be counted except that such Sponsor Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations or claims held by such Sponsor Affiliated Lender in a manner that is less favorable to such Sponsor Affiliated Lender than the proposed treatment of the Term Loans or claims held by Lenders that are not Affiliates of the Borrower.

(p) Notwithstanding anything to the contrary contained herein, no Sponsor Affiliated Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender at which representatives of the Borrower are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to this Agreement), (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents in the absence, with respect to any such person, of the gross negligence, bad faith (including a material breach of obligations under the Credit Documents) or willful misconduct by such person and its primary Related Parties (as determined by a court of competent jurisdiction by final and non-appealable judgment) or (iv) receive advice of counsel to the Administrative Agent or the Lenders or challenge the Lenders’ attorney-client privilege.

10.5 Expenses; Indemnity.

(a) The Borrower agrees to pay all reasonable, documented and invoiced out-of-pocket fees and expenses (including the fees and expenses of counsel, subject to the limitations set forth herein) incurred by the Administrative Agent, the Collateral Agent, each L/C Issuer and each Arranger in connection with the preparation of this Agreement and the other Credit Documents, or by the Administrative Agent (and in the case of enforcement of this Agreement, the Administrative Agent, the Collateral Agent, the Lenders and L/C Issuers) in connection with the preparation, execution and delivery, amendment, modification, waiver or enforcement of this Agreement or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (but limited, in the case of legal fees and expenses, to the reasonable, documented and invoiced fees, charges and disbursements of one primary outside U.S. counsel and one primary outside Canadian counsel for the Administrative Agent and the Arrangers (and in the case of enforcement of this Agreement, the Administrative Agent, the Lenders and L/C Issuers) and one primary outside U.S. counsel and one primary outside Canadian counsel for the Collateral Agent, one firm of local counsel in each appropriate jurisdiction for the Administrative Agent, each L/C Issuer and each Arranger, taken as a whole, one firm of local counsel in each appropriate jurisdiction for the Collateral Agent, and, in the case of any actual or perceived conflict of interest, one additional firm of counsel for such affected party.

(b) The Borrower agrees to indemnify and hold harmless each Agent, each Arranger, each Lender, each L/C Issuer, each of their respective Affiliates (including, without limitation, controlling persons) and each of their respective directors, officers, employees, agents, sub-agents, trustees, advisors, attorneys, controlling persons, equityholders, partners, members and other representatives and each of their respective successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all joint and several actions, suits, judgments and other proceedings, investigations, inquiry, losses, claims, damages, liabilities, obligations, penalties and reasonable and documented out-of-pocket expenses, costs or disbursements (but limited, in the case of legal fees and expenses, to the reasonable, documented and invoiced fees, charges and disbursements of one primary outside U.S. counsel and one primary outside Canadian counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, a single outside local counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees subject to such conflict taken as a whole); provided that notwithstanding the foregoing, the Collateral Agent shall be entitled to indemnity hereunder with respect to one primary outside U.S. counsel and one primary outside Canadian counsel for Collateral Agent, each of its respective Affiliates and each Indemnitee related thereto, taken as a whole, and, if reasonably necessary, a single outside local counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all such Indemnitees taken as a whole), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, enforcement or delivery of this Agreement or any other Credit Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use or proposed use of the proceeds of the Loans or any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its subsidiaries or Affiliates or Related Parties; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (2) a material breach of the obligations of such Indemnitee hereunder or (B) result from any proceeding solely between or among Indemnitees that does not involve an act or omission by the Borrower or the Restricted Subsidiaries (other than claims against any Agent or any Arranger in its capacity or in fulfilling its role as an Agent or an Arranger or any similar role hereunder (excluding its role as a Lender)). This Section 10.5(b) shall not apply to Taxes other than any Taxes that represent losses, damages, etc. from any non-Tax claim.

(c) Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, (but limited, in the case of legal fees and expenses, to the reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees subject to such conflict taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees taken as a whole); provided that notwithstanding the foregoing, the Collateral Agent shall be entitled to indemnity hereunder with respect to one firm of counsel for Collateral Agent, each of its respective Affiliates and each Indemnitee related thereto, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all such Indemnitees taken as a whole) and reasonable, documented and invoiced consultant fees, in each case, incurred by or asserted against any Indemnitee arising out of, relating to, or as a result of any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any facility currently or formerly owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Liability relating in any way to the Borrower or any Restricted Subsidiary; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties.

(d) To the fullest extent permitted by applicable law, the parties hereto shall not assert, and hereby waive, any claim against any other party hereto or any Affiliate or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing in this Section 10.5(d) shall limit the Borrower’s indemnity and reimbursement obligations to the extent that such special, indirect, consequential or punitive damages are included in any claim by a third party unaffiliated with the applicable Indemnitee with respect to which the applicable Indemnitee is entitled to indemnification as set forth in this Section 10.5. Notwithstanding anything herein to the contrary, no Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through telecommunications, electronic or other information transmission systems, except to the extent such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee, in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 10.5 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the resignation or removal of any Agent, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement. All amounts due under this Section 10.5 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

10.6 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement or any other Credit Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Credit Document and although the obligations may be unmatured. The rights of each Lender under this Section 10.6 are in addition to other rights and remedies (including other rights of set-off) of such Lender that may be exercised only at the direction of the Administrative Agent or the Requisite Lenders.

10.7 Applicable Law. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER CREDIT DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

10.8 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by the Borrower or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.8, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Credit Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, Section 2.22 and Section 2.23, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Requisite Lenders; provided that any waiver, amendment or modification that relates to a particular Class and does not amend, waive or modify such provisions with respect to another Class shall only require a writing entered into by the Borrower and the Requisite Class Lenders of such Class directly affected, and (z) in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Requisite Lenders; provided, however, that except as provided in Section 2.16(b), Section 2.21 and Section 2.22, no such agreement shall:

(i) decrease, forgive, waive or excuse the principal amount of, or any interest on, or any premiums or fees in respect of, or extend the scheduled payment date of, or decrease the rate of interest on, any Loan or any L/C Advance (other than by waiver or modification of a condition precedent, mandatory prepayment, Default, Event of Default, financial ratio or covenant), without the prior written consent of each Lender directly affected thereby;

(ii) increase or extend the Commitment of any Lender or decrease, forgive, waive or excuse the fees of any Lender or fees of any Agent without the prior written consent of such Lender or Agent, as applicable (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase or extension of the Commitments of any Lender);

(iii) postpone any date fixed by this Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Credit Document without written consent of each Lender adversely affected thereby;

(iv) amend or modify the provisions of this Section 10.8 or the definition of the term “Requisite Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Requisite Lenders on substantially the same basis as the Loans, Commitments, and L/C Obligations are included on the Restatement Effective Date);

(v) release all or substantially all of the Collateral (or subordinate the Liens in favor of the Administrative Agent or Collateral Agent, as applicable, on all or substantially all of the Collateral) or release all or substantially all of the value of the guarantees under the Debentures, without the prior written consent of each Lender;

(vi) amend the provisions of Section 2.14(g) or 2.15 of this Agreement or any analogous provision of any other Credit Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the consent of each Lender adversely affected thereby;

(vii) amend, modify or otherwise affect the rights or duties of the Administrative Agent, Collateral Agent or L/C Issuer hereunder without the prior written consent of the Administrative Agent, Collateral Agent or L/C Issuer, as applicable, acting as such at the effective date of such agreement, as applicable;

(viii) change the coin or currency in which the principal of any Loan or the interest thereon is payable pursuant to Section 2.1, 2.2 or 2.7, without the prior written consent of each Lender directly affected thereby; or

(ix) amend or waive any condition contained in Section 3.2 without the consent of the Revolving Lenders constituting the Requisite Class Lenders of such Class (and, for the avoidance of doubt, the consent of Requisite Lenders shall not be required).

Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.8 and any consent by any Lender pursuant to this Section 10.8 shall bind any assignee of such Lender.

(c) Without the consent of the Administrative Agent, any L/C Issuer or any Lender, the Credit Parties and the Administrative Agent or Collateral Agent, as applicable, may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) This Agreement and the other Credit Documents may be amended (or amended and restated) with the written consent of the Requisite Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Requisite Lenders.

(e) Notwithstanding anything in this Agreement or any other Credit Document to the contrary, the Borrower may enter into Incremental Amendments in accordance with Section 2.21, Refinancing Amendments in accordance with Section 2.22 and Extension Amendments in accordance with Section 2.23, and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement (including this Section 10.8) and the other applicable Credit Documents, in each case, without any further action or consent of any other party to any Credit Document.

(f) Notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Credit Document without the consent of any Lender or the Requisite Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Credit Document; provided that the Administrative Agent shall promptly give the Lenders and the Collateral Agent notice of any such amendment, modification or supplement.

(g) Notwithstanding the foregoing, Repricing Transactions shall be permitted without the approval or consent of the Lenders other than any Lender holding Term Loans subject to such Repricing Transactions that will continue as a Lender hereunder in respect of the repriced tranche of Loans or modified Loans.

10.9 Interest Rate Limitation.

(a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

(b) If any provision of this Agreement or of any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by such Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to such Lender under the applicable Credit Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

10.10 Entire Agreement. This Agreement, the other Credit Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents. Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

10.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.3. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

10.14 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

10.15 Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents (other than as expressly set forth in other Credit Documents), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Credit Documents in the courts of any jurisdiction, except that each of the Credit Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Credit Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Credit Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Credit Party hereby irrevocably and unconditionally:

(i) appoints CT Corporation, with an office specified in Schedule 10.1, as the authorized agent (in such capacity, the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein.

(ii) agrees that service of process in any such action or proceeding may be effected by delivering a copy of such process to the Credit Parties in the care of the Authorized Agent at such Authorized Agent’s above address, and by mailing a copy thereof by registered or certified mail (or substantially similar form of mail), postage prepaid, to the Credit Parties at the address set forth in Schedule 10.1.

(d) Each Credit Party hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as agent for service of process, and each Credit Party agrees to take any and all actions that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon such Credit Party.

10.16 Confidentiality. Each of the Lenders, each of the L/C Issuers and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and any of the subsidiaries furnished to it by or on behalf of the Borrower or any of the subsidiaries (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, its Affiliates or any of its representatives, (b) has been independently developed by such Lender or such Agent without use of or reference to any such confidential information and otherwise without violating this Section 10.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Borrower or any other Credit Party) and shall not reveal the same other than to its respective officers, directors, employees, stockholders, partners, members, accountants, attorneys, agents, representatives and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender or such Agent (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal, judicial or administrative process, as otherwise required by law or the requests of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded (in which case such Person, (x) shall limit such disclosure only to the extent necessary to comply with such law, process or request and (y) to the extent permitted by law and except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority, agrees to inform the Borrower promptly thereof), (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities including the National Association of Insurance Commissioners or the National Association of Securities Dealers,

Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Credit Document in a legal proceeding, (E) to any pledge under Section 10.4(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (F) to any direct or indirect contractual counterparty in Hedge Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16) and (G) on a confidential basis to (x) any rating agency in connection with rating the Borrower or any of its subsidiaries or the Loans hereunder, the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (y) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Credit Documents; provided, that the disclosure of any such information pursuant to clauses (E), (F) and (G)(y) above shall be made subject to the acknowledgment and acceptance by such recipient that such information is being disseminated on a confidential basis (other than any pledge pursuant to Section 10.4(e)), on substantially the terms set forth in this Section 10.16 or as is otherwise reasonably acceptable to the Borrower, including, in accordance with market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information and acknowledge its confidentiality obligations in respect thereof. Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Person that constitutes a Disqualified Person at the time of such disclosure without the Borrower’s prior written consent.

10.17 Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent or the Arrangers will make available to the Lenders materials or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be Public Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (a) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof, (b) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, each Arranger and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws, (c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (d) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

10.18 Release of Liens and Guarantees.

(a) The Administrative Agent, Collateral Agent, Lenders and the L/C Issuers hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be released and to the extent permitted under applicable law, automatically released: (i) as set forth in Section 10.18(c) or Section 10.18(d) below; (ii) upon the sale or other disposition of such Collateral by any Credit Party to a person that is not (and is not required to become) a Credit Party in a transaction not prohibited by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by an Authorized Officer of the Borrower upon its reasonable request without further inquiry), (iii) if the release of such Lien is approved, authorized or ratified in writing by the Administrative Agent at the direction of the Requisite Lenders (or such other Lenders whose consent may be required in accordance with Section 10.8(b)), (iv) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the guarantee in accordance with clause (b) below and Section 10.8(c), (v) to the extent any asset or property constitutes Excluded Assets, (vi) as required by the Collateral Agent to effect any sale or disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents, or (vii) in accordance with the terms of the applicable Collateral Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or Obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale or disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents.

(b) In addition, the Administrative Agent, Collateral Agent, Lenders and the L/C Issuers hereby irrevocably agree that a Guarantor shall be released from the guarantees and the Collateral Documents upon consummation of any transaction not prohibited hereunder resulting in such Guarantor ceasing to constitute a Guarantor or otherwise a Restricted Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by an Authorized Officer of the Borrower upon its reasonable request without further inquiry).

(c) The Administrative Agent and the Collateral Agent, are further authorized at the Administrative Agent’s option and in the Administrative Agent’s discretion (without notice to, or vote or consent of, any other Secured Party) to take such actions as shall be required to release its Lien on Excluded Assets or subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2 to be senior to the Liens of the Collateral Agent on such property; provided that, prior thereto, the Borrower shall have in each case delivered to the Administrative Agent and the Collateral Agent a certificate of an Authorized Officer of the Borrower certifying that such Lien is permitted to be senior to the Liens under this Agreement or that such property is an Excluded Asset, as applicable.

(d) Notwithstanding anything to the contrary contained herein or in any other Credit Document, when all Obligations (other than contingent indemnification obligations) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (unless such Letters of Credit shall have been collateralized on terms and conditions satisfactory to the L/C Issuer following the termination of the Commitments), upon request of the Borrower, the Collateral Agent and the Administrative Agent shall (without notice to, or vote or consent of, any Agent, any Lender or any Lender Counterparty) take such actions as shall be required to release its Liens on all Collateral, and to release all Guarantee Obligations under any Credit Document.

(e) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Lenders and the L/C Issuers hereby irrevocably authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements and take any action necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 10.18, all without the requirement of notice to or the further consent or joinder of any Lender or L/C Issuer. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders and the L/C Issuers hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower, at the Borrower’s expense, in connection with the release of any Liens created by any Credit Document in respect of such Restricted Subsidiary, property or asset.

10.19 Judgment.

(a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Secured Party in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Secured Party could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

(b) The obligations of the Borrower in respect of any sum due in the Original Currency from it to any Secured Party under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Secured Party of any sum adjudged to be so due in the Other Currency, the Secured Party may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Secured Party in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Secured Party, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Secured Party in the Original Currency, the Secured Party shall remit such excess to the Borrower.

10.20 USA PATRIOT Act Notice.

(a) Each Lender that is subject to the USA PATRIOT Act, the Collateral Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address and tax identification of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the USA PATRIOT Act. Each Credit Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(b) If, upon the written request of any Lender, the Administrative Agent has ascertained the identity of the Borrower or any authorized signatories of the Borrower for purposes of Canadian Anti-Terrorism Laws, then the Administrative Agent (i) shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Administrative Agent within the meaning of the applicable Canadian Anti-Terrorism Law; and (ii) shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent does not have any obligation to ascertain the identity of the Borrower or any authorized signatories of the Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Borrower or any authorized signatory in doing so.

10.21 Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Lender Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Credit Documents, irrespective of whether the Lender Parties have advised or are advising the Credit Parties on other matters, and the relationship between the Lender Parties, on the one hand, and the Credit Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Lender Parties, on the one hand, and the Credit Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Credit Parties rely on, any fiduciary duty to the Credit Parties or their Affiliates on the part of the Lender Parties, (c) the Credit Parties are capable of evaluating and understanding, and the Credit Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Credit Documents, (d) the Credit Parties have been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from the Credit Parties’ interests and that the Lender Parties have no obligation to disclose such interests and transactions to the Credit Parties, (e) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Credit Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Credit Documents, (f) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties, any of their Affiliates or any other person, (g) none of the Lender Parties has any obligation to the Credit Parties or their Affiliates with respect to the transactions contemplated by this Agreement or the other Credit Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Lender Party and the Credit Parties or any such Affiliate and (h) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender Parties or among the Lender Parties and the Credit Parties.

10.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.23 Limitations Act, 2002 (Ontario). Notwithstanding the provisions of the Limitations Act, 2002 (Ontario), a claim may be brought on this Agreement at any time within 6 years from the date on which payment of the relevant Obligations is due pursuant hereto or, in the case of Obligations that are demand obligations, demand for payment of the relevant Obligations is made to the Borrower in accordance with the terms of this Agreement.

10.24 Intercreditor Agreement and Lenders Direct Agreements. Each Secured Party hereunder (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or the Lenders Direct Agreements and (b) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as First Priority Collateral Agent on behalf of such Secured Party.

10.25 Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

10.26 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i) none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit or the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit or the Commitments or this Agreement.

(c) The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit or the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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APPENDIX A-1

I. Initial Term Loan Commitments

Lender	Initial Term Loan Commitment
Morgan Stanley Senior Funding, Inc.	$335,000,000.00

Total	$335,000,000.00

APPENDIX A-2

I. Revolving Commitments

Lender	Revolving Commitment
Morgan Stanley Senior Funding, Inc.	C$	30,000,000.00
SunTrust Bank	C$	30,000,000.00
Bank of Montreal	C$	20,000,000.00
Credit Suisse AG, Cayman Islands Branch	C$	12,500,000.00
Goldman Sachs Lending Partners LLC	C$	12,500,000.00
Macquarie Capital Funding LLC	C$	20,000,000.00
National Bank of Canada	C$	10,000,000.00
Canadian Imperial Bank of Commerce	C$	15,000,000.00

Total	C$	150,000,000.00

A-1-2

Schedule 1.1(a)

Guarantors

1. 0998282 B.C. Ltd.

2. Gateway Casinos & Entertainment Ontario Limited

3. Playtime Gaming Group Inc.

4. 1144803 BC Ltd.

5. 1144808 BC Ltd.

6. 1144809 BC Ltd.

A-1-3

Schedule 1.1(b)

Immaterial Subsidiaries

1. 7588674 Canada Inc.

A-1-4

Schedule 1.1(c)

Unrestricted Subsidiaries

1. Abby Properties Ltd.

2. 7588674 Canada Inc.

A-1-5

Schedule 1.1(d)

Excluded Real Property

None.

A-1-6

Schedule 4.4

Filings and Governmental Approvals

All foregoing filings and governmental approvals have already been obtained:

Gateway Casinos & Entertainment Limited

1. Security consent issued by the British Columbia Lottery Corporation (“BCLC”) in favour of the Collateral Agent

2. Approval letter from the Alberta Gaming and Liquor Commission

3. Approval letters form the British Columbia Gaming Policy and Enforcement Branch (“GPEB”)

4. Landlord Consent and Non-Disturbance Agreement from DHL No. 48 Holdings Ltd. and Delta Hotels No. 48 Limited Partnership.

5. Landlord Consent and Acknowledgment Agreement from The Corporation of the City of Penticton.

6. Landlord Consent and Acknowledgment Agreement from West Edmonton Mall Property Inc.

7. Landlord Consent and Acknowledgment Agreement from Ice District (10204-100 Avenue) Corp.

8. Consent and Acknowledgment Agreement from Coast Hotels Limited re Coast Hotels Affiliation and Licenses Agreement.

9. Consent and Acknowledgment Agreement from the City of Langley re Cascades Convention Centre.

Gateway Casinos & Entertainment Limited (formerly Boardwalk Gaming Squamish Inc.)

1. Security consent issued by the BCLC in favour of the Collateral Agent

2. Approval letters from the GPEB

Gateway Casinos & Entertainment Limited (formerly Newton Square Properties Ltd.)

1. Security consent issued by the BCLC in favour of the Collateral Agent

2. Approval letters from the GPEB

Gateway Casinos & Entertainment Limited (formerly 427967 B.C. Ltd.)

1. Security consent issued by the BCLC in favour of the Collateral Agent

A-1-7

2. Approval letters from the GPEB

Playtime Gaming Group Inc.

1. Security consent issued by the BCLC in favour of the Collateral Agent

2. Approval letters from the GPEB

3. Consent and Acknowledgment Agreement from The Corporation of the City of Courtenay re Option to Purchase (Property #23, Courtenay)

4. 1st Lien Priority Agreement (including consent) with Nellis/Yelle/Bolen re: Mortgage CA4898937.

5. 2nd Lien Priority Agreement (including consent) with Nellis/Yelle/Bolen re: Mortgage CA4898937.

A-1-8

Schedule 4.8

Equity Interests

Subsidiary	Jurisdiction of Incorporation	Record Owner	Class of Interest	No. Shares/ Interest	Ownership Interest
0998282 B.C. Ltd.	British Columbia	Gateway Casinos & Entertainment Limited	Common Shares	100	100%
Gateway Casinos & Entertainment Ontario Limited	Ontario	Gateway Casinos & Entertainment Limited	Common Shares	1	100%
Playtime Gaming Group Inc.	British Columbia	Gateway Casinos & Entertainment Limited	Common Shares	12,640,001	100%
Abby Properties Ltd.	British Columbia	Playtime Gaming Group Inc.	Common Shares	6,934	69.3%
1144803 BC Ltd.	British Columbia	Gateway Casinos & Entertainment Limited	Common Shares	1	100%
1144808 BC Ltd.	British Columbia	Gateway Casinos & Entertainment Limited	Common Shares	1	100%
1144809 BC Ltd.	British Columbia	Gateway Casinos & Entertainment Limited	Common Shares	1	100%

There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of the Borrower or any of its Restricted Subsidiaries.

A-1-9

Schedule 4.9

Actions, Suits and Proceedings

None.

A-1-10

Schedule 4.21

Intellectual Property

OWNER	REGISTRATION NUMBER	TRADEMARK
Gateway Casinos & Entertainment Limited	TMA727413	STARLIGHT CASINO

Gateway Casinos & Entertainment Limited	TMA614691	LAKE CITY CASINOS

Gateway Casinos & Entertainment Limited	TMA627953	PALACE CASINO & Design

Gateway Casinos & Entertainment Limited	TMA612896	Lake City Casinos and Design

Gateway Casinos & Entertainment Limited	TMA614829	Gateway Casinos & Design (words above)

Gateway Casinos & Entertainment Limited	TMA446347	Palace Casino & Design

Gateway Casinos & Entertainment Limited	TMA615026	Martuni’s Lounge & Deli & Design

Gateway Casinos & Entertainment Limited	TMA614706	MARTUNI’S LOUNGE & DELI

Gateway Casinos & Entertainment Limited	TMA614634	GATEWAY CASINOS

Gateway Casinos & Entertainment Limited	TMA612659	Gateway Casinos A New Spin on Excitement! & Design

Gateway Casinos & Entertainment Limited	TMA614712	Gateway Casinos & Design (words below)

Gateway Casinos & Entertainment Limited	TMA760918	Swirl design (two interlocking G’s)

Gateway Casinos & Entertainment Limited	TMA760928	REDBAR

Gateway Casinos & Entertainment Limited	TMA627652	PALACE CASINO

Gateway Casinos & Entertainment Limited	TMA693097	CASCADES CASINO

Gateway Casinos & Entertainment Limited	TMA753501	Cascades Casino & Design

Gateway Casinos & Entertainment Limited	TMA754466	Cascades Langley City & Design

Gateway Casinos & Entertainment Limited	TMA950889	MATCH EATERY & PUBLIC HOUSE & Design

Gateway Casinos & Entertainment Limited	TMA950873	MATCH EATERY & PUBLIC HOUSE

Gateway Casinos & Entertainment Limited	1715480	GRAND VILLA CASINO & Design

Gateway Casinos & Entertainment Limited	1715481	GRAND VILLA CASINO with Chinese Characters & Design

Gateway Casinos & Entertainment Limited	1883891	Gateway Casinos & Entertainment Limited Design (horizontal)

Gateway Casinos & Entertainment Limited	1883887	Gateway Casinos & Entertainment Limited Design (vertical)

Gateway Casinos & Entertainment Limited	1883886	Gateway Casinos & Entertainment

Gateway Casinos & Entertainment Limited	1883899	Gateway Gives Casinos & Entertainment Design

A-1-11

OWNER	REGISTRATION NUMBER	TRADEMARK
Gateway Casinos & Entertainment Limited	1881901	Chow Lucky Noodle Bar & Design

Gateway Casinos & Entertainment Limited	1881915	Grand Villa

Gateway Casinos & Entertainment Limited	1881902	Halley’s Club

Gateway Casinos & Entertainment Limited	1883896	Gateway Gives

Gateway Casinos & Entertainment Limited	1881894	Atlas Steak + Fish & Design

Gateway Casinos & Entertainment Limited	1881907	Starlight Casino Design

Gateway Casinos & Entertainment Limited	1881906	Cascades Casino Design

Gateway Casinos & Entertainment Limited	1881888	Alpina Design

Gateway Casinos & Entertainment Limited	1881893	Redbar Design

Gateway Casinos & Entertainment Limited	1881887	SUMMIT

Gateway Casinos & Entertainment Limited	1881904	The Buffet Design

Gateway Casinos & Entertainment Limited	1881891	Centro Bar Design

Gateway Casinos & Entertainment Limited	1881889	Personas Patio Restaurant Lounge & Design

Gateway Casinos & Entertainment Limited	1881912	Grand Villa Casino & Design

Gateway Casinos & Entertainment Limited	1881470	Bad Hombres

Gateway Casinos & Entertainment Limited	1881470	Nova Bar

Gateway Casinos & Entertainment Limited	1825989	Atlas Steak & Fish

A-1-12

Schedule 5.11

Post-Closing Deliverables

Documents to be obtained:

The following items are not required to be delivered on the Restatement Effective Date, but rather the Borrower shall use commercially reasonable efforts to obtain fully signed copies of same in form and substance reasonably satisfactory to the Agent within 120 days of the Restatement Effective Date:

1. Landlord Consent and Acknowledgment Agreement from Ice District (10204-100 Avenue) Corp. (re: Grand Villa Edmonton).

The following items are not required to be delivered on the Restatement Effective Date, but rather the Borrower covenants to deliver the following to the Agent within 2 days of the Restatement Effective Date:

2. Exhibits A and B to that certain Subordination and Non-Disturbance Agreement dated March 12, 2018, among, inter alios, Computershare Trust Company of Canada, as bare trustee of Gateway (3 Casinos) (Senior Notes) Bare Trust (the “Senior Lender”), Computershare Trust Company of Canada, as bare trustee of Gateway (3 Casinos) (Subordinated Notes) Bare Trust (the “Subordinated Lender”), 1144803 B.C. Ltd., as tenant, 1144801 B.C. Ltd., as landlord, the Borrower, the Collateral Agent and the Second Lien Collateral Agent, being the amended and restated lease agreement for Cascades Casino and the master lease covenant agreement for Cascades Casino, respectively;

3. Exhibits A and B to that certain Subordination and Non-Disturbance Agreement dated March 12, 2018, among, inter alios, the Senior Lender, the Subordinated Lender, 1144809 B.C. Ltd., as tenant, the Landlord (as defined therein), the Borrower, the Collateral Agent and the Second Lien Collateral Agent, being the amended and restated lease agreement for the Starlight Casino and the master lease covenant agreement for the Starlight Casino, respectively; and

4. Exhibits A and B to that certain Subordination and Non-Disturbance Agreement dated March 12, 2018, among, inter alios, the Senior Lender, the Subordinated Lender, 1144808 B.C. Ltd., as tenant, the Landlord (as defined therein), the Borrower, the Collateral Agent and the Second Lien Collateral Agent, being the amended and restated lease agreement for the Grand Villa Burnaby Casino and the master lease covenant agreement for the Grand Villa Burnaby Casino, respectively.

Registrations to be made:

The following items are not required to be registered on the Restatement Effective Date, but rather the Borrower shall use commercially reasonable efforts to register same in the settled form (except as noted below) within 120 days of the Restatement Effective Date:

A-1-13

5. Registration of the short form lease evidencing Gateway’s leasehold interest in the lands subject to the Lease Agreement dated May 4, 2016 with The Corporation of the City of Penticton (re: New Penticton Casino). The form of such short form lease shall be prepared and negotiated with City of Penticton post-closing.

6. Registration of a debenture in the settled form against Grand Villa Edmonton and the New Penticton Casino.

A-1-14

Schedule 6.1(a)

Certain Indebtedness

1.	$4,650,000.00 mortgage in favour of Canadian Western Bank to finance the acquisition of the existing Vernon Casino.

A-1-15

Schedule 6.2(a)

Certain Liens

GATEWAY CASINOS & ENTERTAINMENT LIMITED

Alberta Personal Property Security Act

1. Registration #14091710069 in favour of CIT Financial Ltd. with respect to photocopiers and attachments and accessories thereto.

2. Registration #15022600641 in favour of CIT Financial Ltd. with respect to photocopiers and attachments and accessories thereto.

3. Registration #17050831610 in favour of Ontario Lottery and Gaming Corporation with respect to cash collateral security granted by the Company as performance security pursuant to the Ontario Bundle 3 (North) COSA.

4. Registration #17050831374 in favour of Ontario Lottery and Gaming Corporation with respect to cash collateral security granted by the Company as performance security pursuant to the Ontario Bundle 4 (Southwest) COSA.

5. Registration #17050831544 in favour of Ontario Lottery and Gaming Corporation with respect to all purchase obligation assets of the Company that are subject to the gaming asset purchase obligations and all option assets of the Company that are subject to the F&B Asset Purchase Option in respect to Gaming Bundle 4 (Southwest).

6. Registration # 17050831691 in favour of Ontario Lottery and Gaming Corporation with respect to all purchase obligation assets of the Company that are subject to the gaming asset purchase obligations and all option assets of the Company that are subject to the F&B Asset Purchase Option in respect to Gaming Bundle 3 (North).

British Columbia Personal Property Security Act

1. Registration #710276H in favour of Roynat Inc. with respect to photocopiers and attachments and accessories thereto.

2. Registration #975404H in favour of Roynat Inc. with respect to photocopier(s), multifunction printer(s) and all accessories and attachments thereto.

3. Registration #184147I in favour of CIT Financial Ltd. with respect to photocopiers and attachments and accessories thereto.

4. Registration #459366I in favour of CIT Financial Ltd. with respect to photocopiers and attachments and accessories thereto.

5. Registration #934342I in favour of Dell Financial Services Canada Limited with respect to all Dell and Non-Dell computer equipment heretofore or hereafter leased to the debtor by the secured party.

A-1-16

6. Registration #979331I in favour of Roynat Inc. with respect to photocopier(s), multifunction printer(s) and all accessories and attachments thereto.

7. Registration #243997J in favour of Coast Capital Savings Credit Union with respect to all presently owned and after-acquired goods and personal property situate on the lands legally described as: PID 024-760-579, Parcel A District Lot 309 group 2 New Westminster District Plan LMP45619.1

8. Registration #282599J in favour of Meridian Onecap Credit Corp. with respect to photocopier(s) and all accessories and attachments thereto.

9. Registration #521608J in favour of ATCO Structures & Logistics Ltd. with respect to one storage container (020118439 2011 8x20).

10. Registration #551321J in favour of Ford Credit Canada Leasing, A Div/ Canadian Road Leasing Co. with respect to one motor vehicle (1FTFX1EF2GKF37380 2016 Ford F150).

11. Registration #687930J in favour of Meridian Onecap Credit Corp. with respect to photocopier(s) and all accessories and attachments thereto.

12. Registration #809088J in favour of Meridian OneCap Credit Corp. with respect to photocopier(s) and all accessories and attachments thereto.

13. Registration #820094J in favour of Dell Financial Services Canada Limited with respect to computer equipment and all accessories and attachments thereto.

14. Registration #990907J in favour of Ontario Lottery and Gaming Corporation with respect to all present and furture accounts, chattel paper, crops, documents of tite, equipment, fixtures, goods, instruments, intangibles, inventory, licences, money and Investment Property in each case as it relates to with respect to cash collateral security granted by the Company as performance security pursuant to the Ontario Bundle 4 (Southwest) COSA.

15. Registration #990928J in favour of Ontario Lottery and Gaming Corporation with respect to all present and furture accounts, chattel paper, crops, documents of tite, equipment, fixtures, goods, instruments, intangibles, inventory, licences, money and Investment Property in each case as it relates to all purchase obligation assets of the Company that are subject to the gaming asset purchase obligations and all option assets of the Company that are subject to the F&B Asset Purchase Option in respect to Gaming Bundle 4 (Southwest).

16. Registration #990941J in favour of Ontario Lottery and Gaming Corporation with respect to all present and furture accounts, chattel paper, crops, documents of tite, equipment, fixtures, goods, instruments, intangibles, inventory, licences, money and Investment Property in each case as it relates to with respect to cash collateral security granted by the Company as performance security pursuant to the Ontario Bundle 3 (North) COSA.

[1]	The mortgage in favour of Coast Capital Savings Credit Union was discharged on closing of the Sale and Lease-Back Transaction. Discharge of this registration is expected to follow post-closing.

A-1-17

17. Registration #990956J in favour of Ontario Lottery and Gaming Corporation with respect to all present and furture accounts, chattel paper, crops, documents of tite, equipment, fixtures, goods, instruments, intangibles, inventory, licences, money and Investment Property in each case as it relates to all purchase obligation assets of the Company that are subject to the gaming asset purchase obligations and all option assets of the Company that are subject to the F&B Asset Purchase Option in respect to Gaming Bundle 3 (North).

Ontario Personal Property Security Act

1. Reference File No. 727411599 in favour of Ontario Lottery and Gaming Corporation with respect to cash collateral security granted by the Company as performance security pursuant to the Ontario Bundle 3 (North) COSA.

2. Reference File No. 727411617 in favour of Ontario Lottery and Gaming Corporation with respect to cash collateral security granted by the Company as performance security pursuant to the Ontario Bundle 4 (Southwest) COSA.

3. Reference File No. 727411635 in favour of Ontario Lottery and Gaming Corporation with respect to all purchase obligation assets of the Company that are subject to the gaming asset purchase obligations and all option assets of the Company that are subject to the F&B Asset Purchase Option in respect to Gaming Bundle 3 (North).

4. Reference File No. 727411644 in favour of Ontario Lottery and Gaming Corporation with respect to all purchase obligation assets of the Company that are subject to the gaming asset purchase obligations and all option assets of the Company that are subject to the F&B Asset Purchase Option in respect to Gaming Bundle 4 (Southwest).

5. Reference File No. 732399993 in favour of Hewlett-Packard Financial Services Canada Company with respect to all present and future goods, software and other personal property now or hereafter financed or leased by the Secured Party to the Company.

Mortgages

1. Mortgage BB142269, transferred to CA1734820 and Assignment of Rents BB142270, transferred to CA1734821 in favour of Gateway Casinos & Entertainment Limited.

2. Mortgage CA5153323 and Assignment of Rents CA5153324 in favour of Coast Capital Savings Credit Union.

3. Mortgage CA4898279 in favour of Tom Nellis, Ruth Yelle and Douglas Bolen, In Trust.

4. Mortgage CA4898937 in favour of Tom Nellis, Ruth Yelle, Douglas Bolen, In Trust, See CA4898279, as to 1/3 interest, Tom Nellis and Ruth Yelle, In Trust, See CA4898937, as to 1/3 interest, and 683781 B.C. Ltd., as to 1/3 interest.

A-1-18

5. Mortgage CA3542590 and Assignment of Rents CA3542591 in favour of Canadian Western Bank.

0998282 B.C. LTD.

None.

1144803 B.C. LTD.

None.

1144808 B.C. LTD.

None.

1144809 B.C. Ltd.

None.

GATEWAY CASINOS & ENTERTAINMENT ONTARIO LIMITED

None.

PLAYTIME GAMING GROUP INC.

1. Registration #643885I registered against Chances Courtenay and Playtime Community Gaming Centres Inc. (predecessor to Playtime Gaming Group Inc.) in favour of Ice Cube Leasing Ltd. with respect to one Hoshizaki Ice Bin M# B-800PF S# C59580J.

A-1-19

Schedule 6.3(h)

Certain Investments

None.

A-1-20

Schedule 6.6(b)

Certain Affiliate Transactions

None.

A-1-21

Schedule 10.1

Notice Addresses

If to any of the Credit Parties:

4331 Dominion Street,

Burnaby, B.C., V5G 1C7

Canada

Attn: Tony Santo

Fax: 604-412-0117

With a copy to:

Bennett Jones LLP

Suite 2200, 1055 West Hastings Street,

Vancouver, B.C., V6E 2E9

Canada

Attn: Christian Gauthier

If to the Collateral Agent:

BNY Trust Company of Canada

1 York Street, 6th Floor

Toronto, Ontario, M5J 0B6

Canada

Attn: Farhan Mir

If to the Authorized Agent:

CT Corporation

111 8th Ave. #13

New York, NY, 10011

USA

If to the Administrative Agent:

Bank of Montreal

100 King Street West, 4th floor

Toronto, Ontario M5X 1H3

Canada

Attention: Jeremy Beadow, Vice President, Corporate Banking

Fax: 416-359-7796

Email: jeremy.beadow@bmo.com

A-1-22

Exhibit B

Selected Exhibits to Amended and Restated Credit Agreement

[See attached.]

[Exhibit B]

EXHIBIT A-1

[FORM OF]

FUNDING NOTICE

To:	Bank of Montreal,

as Administrative Agent for

the Lenders referred to below

[•]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among Gateway Casinos & Entertainment Limited, a corporation formed under the laws of Canada (the “Borrower”), the guarantors party thereto from time to time, Bank of Montreal, as administrative agent, BNY Trust Company of Canada, as collateral agent, and the lenders party thereto from time to time. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

The undersigned hereby gives you notice pursuant to Section [2.1]1 [2.2]2 of the Credit Agreement that it requests a borrowing under the Credit Agreement on [mm/dd/yy] (the “Credit Date”), and in that connection sets forth below the terms on which such borrowing is requested to be made:

Term Loans

☐ Base Rate Loans:	$

☐ Eurocurrency Rate Loans, with an initial Interest Period of month(s):	$

Revolving Loans

☐ Base Rate Loans:	$

☐ Eurocurrency Rate Loans, with an initial Interest Period of month(s):	$

☐ Canadian Prime Rate Loans:	[C]$

☐ CDOR Rate Loans, with an initial Interest Period of month(s):	C$

[1]	In the case of a Term Loan borrowing.
[2]	In the case of a Revolving Loan borrowing.

A-1-1

The account of the Borrower to which proceeds of the Loans requested on the Credit Date are to be made available by the Administrative Agent to the Borrower are as follows:

Bank Name:

Bank Address:

ABA Number:

Account Number:

Attention:

Reference:

[Remainder of page intentionally left blank]

A-1-2

GATEWAY CASINOS & ENTERTAINMENT LIMITED, as the Borrower

By:
Name:
Title:

[Signature Page to Funding Notice]

A-1-3

EXHIBIT A-2

[FORM OF]

NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Gateway Casinos & Entertainment Limited, a corporation formed under the laws of Canada (the “Borrower”), the guarantors party thereto from time to time, Bank of Montreal, as administrative agent, BNY Trust Company of Canada, as collateral agent, and the lenders party thereto from time to time. Pursuant to Section 2.8 of the Credit Agreement, the Borrower desires to convert or continue Loans as follows:

1.	Date of conversion/continuation: ________________, ____

2.	Amount of Loans being converted/continued: [C]$__________________

3.	Class of Loans being converted/continued:

[    ] a. [        ]1 Term Loans.

[    ] b. Revolving Loans

4.	Nature of conversion/continuation:

[ ]	a. Conversion of Base Rate Loans to Eurocurrency Rate Loans

[ ]	b. Conversion of Eurocurrency Rate Loans to Base Rate Loans

[ ]	c. Continuation of Eurocurrency Rate Loans as such

[ ]	d. Conversion of CDOR Rate Loans to Canadian Prime Rate Loans

[ ]	e. Conversion of Canadian Prime Rate Loans to CDOR Rate Loans

[ ]	f. Continuation of CDOR Rate Loans as such

5. If Loans are being continued as or converted to Eurocurrency Rate Loans or CDOR Rate Loans, the duration of the new Interest Period that commences on the conversion/continuation date:                        month(s)

[1]	Fill in the appropriate terminology for the Class of Term Loans to be converted/continued (e.g., Initial Term Loans, Incremental Term Loans, etc.).

A-2-1

DATED:________

GATEWAY CASINOS & ENTERTAINMENT LIMITED, as the Borrower

By:
Name:
Title:

[Signature Page to Notice of Conversion/Continuation]

A-2-2

EXHIBIT A-3

[FORM OF]

PREPAYMENT NOTICE

Date: _______, ____

To:	Bank of Montreal,

          as Administrative Agent for

          the Lenders referred to below

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among Gateway Casinos & Entertainment Limited, a corporation formed under the laws of Canada (the “Borrower”), the guarantors party thereto from time to time, Bank of Montreal, as administrative agent, BNY Trust Company of Canada, as collateral agent, and the lenders party thereto from time to time. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

This prepayment notice (this “Prepayment Notice”) is delivered to you pursuant to [Section 2.12][(a)][(c)] [Section 2.13] of the Credit Agreement. The Borrower hereby gives notice of a [prepayment of Loans][Revolving Commitment reduction] as follows:

1. [(select Class of Loans)

☐ Initial Term Loan

☐ Revolving Loan

2. (select Type(s) of Loans),

☐ Base Rate Loans in the aggregate principal amount of $                    .

☐ Eurocurrency Rate Loans, with an Interest Period ending             , 20    in the aggregate principal amount of $                .

☐ Canadian Prime Rate Loans, with an Interest Period ending             , 20    in the aggregate principal amount of $                .

☐ CDOR Rate Loans, with an Interest Period ending             , 20    in the aggregate principal amount of $                        .

3. (select type of prepayment),

☐ Mandatory Prepayment pursuant to Section 2.13[(a)][(b)][(c)][(d)]

☐ Voluntary Prepayment pursuant to Sections 2.12[(a)][(c)]

4. On                        , 20         (a Business Day).]

[the Revolving Commitments shall be reduced to C$                    on                     , 20        (a Business Day).

EXHIBIT A-3-1

GATEWAY CASINOS & ENTERTAINMENT LIMITED, as the Borrower

By:
Name:
Title:

A-3-2

EXHIBIT B-1

[FORM OF]

INITIAL TERM LOAN NOTE

$_______________[1]	______________[2]

[_______], 20[__]

FOR VALUE RECEIVED, GATEWAY CASINOS & ENTERTAINMENT LIMITED, a corporation formed under the laws of Canada (“Company”), promises to pay to                                 3 (“Payee”) or its registered assigns the principal amount of                             4 ($                                ). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement (as defined below).

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, the guarantors party thereto from time to time, Bank of Montreal, as administrative agent, BNY Trust Company of Canada, as collateral agent, and the lenders party thereto from time to time.

This Note is one of Company’s “Initial Term Loan Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note, subject, in each case, to the terms of the Credit Agreement. Notwithstanding the foregoing, in the event the Maturity Date is not a Business Day, any payments required to be made on such date shall be made on the immediately preceding Business Day.

[1]	Insert amount of Lender’s Initial Term Loan in numbers.
[2]	Insert place of delivery of Note.
[3]	Insert Lender’s name in capital letters.
[4]	Insert amount of Lender’s Initial Term Loan in words.

B-1-1

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS NOTE INCORPORATES BY REFERENCE, AND COMPANY AND PAYEE HEREBY AGREE TO BE SUBJECT TO, THE PROVISIONS SET FORTH IN SECTION 10.15 OF THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

To the extent any provision of this Note is inconsistent with, or conflicts with, any provision of the Credit Agreement, the Credit Agreement shall control.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

B-1-2

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

GATEWAY CASINOS & ENTERTAINMENT LIMITED, as the Borrower

By:
Name:
Title:

[Signature Page to Initial Term Loan Note]

B-1-3

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notion Made By

[Signature Page to Initial Term Loan Note]

B-1-4

EXHIBIT C

[FORM OF]

COMPLIANCE CERTIFICATE

The undersigned hereby certifies, on behalf of GATEWAY CASINOS & ENTERTAINMENT LIMITED, a corporation formed under the laws of Canada (the “Company”), as [Title] of the Company and not in [his][her] individual capacity, that:

(1) I am the duly elected [Title] of the Company;

(2) I have reviewed the terms of that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018, as further amended, restated, supplemented or otherwise modified and in effect as of the date hereof (said Amended and Restated Credit and Guaranty Agreement, as so amended, restated, supplemented or otherwise modified and in effect from time to time, being the “Credit Agreement”; the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the guarantors party thereto from time to time, Bank of Montreal, as Administrative Agent, BNY Trust Company of Canada, as Collateral Agent, and the Lenders party thereto from time to time, and the terms of the other Credit Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its subsidiaries during the accounting period covered by the attached financial statements; and

(3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:                                                                                  ].

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this             day of                     , 20         pursuant to subsection 5.4(c) of the Credit Agreement.

GATEWAY CASINOS & ENTERTAINMENT LIMITED

By:
Name:
Title:

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of                             ,              and pertains to the period from                     ,              to                 ,             . Section references herein relate to subsections of the Credit Agreement.1

First Lien Net Leverage Ratio

1.	Indebtedness secured by a first priority Lien on any assets of the Borrower or any Restricted Subsidiary (net of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries except (x) proceeds of Indebtedness that is incurred for which the First Lien Net Leverage Ratio is to be calculated or is otherwise incurred substantially contemporaneously with such Indebtedness and (y) Cage Cash):	$_________________

2.	Consolidated Adjusted EBITDA for the trailing four Fiscal Quarters ending on :	$_________________

3.	First Lien Net Leverage Ratio (1):(2):	_____:1.00

Total Net Leverage Ratio

1.	Indebtedness of the Borrower or any Restricted Subsidiary (net of unrestricted cash and Cash Equivalents of the Borrower or any Restricted Subsidiary except (x) proceeds of Indebtedness that is incurred for which the Total Net Leverage Ratio is to be calculated and the proceeds of other Indebtedness incurred substantially contemporaneously therewith and (y) Cage Cash):	$_________________

2.	Consolidated Adjusted EBITDA for the trailing four Fiscal Quarters ending on :	$_________________

3.	Total Net Leverage Ratio (1):(2):	_____:1.00

4.	Maximum ratio permitted under Section 6.10:	_____:1.00

Excess Cash Flow (for the Fiscal Year ended )[2]

Sum of, without duplication:

1.	Consolidated Net Income of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis:	$_________________

plus

[1]	In the event of any conflict or inconsistency between the provisions of this Compliance Certificate and the Credit Agreement, the provisions of the Credit Agreement shall control.
[2]	To be included in compliance certificate delivered in connection with the financial statements delivered under Section 5.4(a) of the Credit Agreement (i.e., annual audited financial statements only).

2.	Amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding (i) any such non-cash charges representing an accrual or reserve for potential cash items in any future period and (ii) amortization of a prepaid cash item that was paid in a prior period:	$_________________

plus

3.	Decreases in Consolidated Working Capital for such period:	$_________________

plus

4.	Cash receipts in respect of Hedge Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income:	$_________________

plus

5.	Aggregate amount of any non-cash loss recognized as a result of any Asset Sale or Casualty Event (other than any Asset Sale in the ordinary course of business) that resulted in a decrease to Consolidated Net Income (up to the amount of such decrease):	$_________________

Minus the sum, without duplication, of:

6.	Amount of all non-cash gains or credits included in arriving at such Consolidated Net Income (excluding any non-cash gain or credit to the extent representing the reversal of an accrual or reserve described in item 2 above) and cash charges excluded by virtue of clauses (1) through (12) of the definition of Consolidated Net Income:	$_________________

plus

7.	Aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (i) the principal component of payments in respect of Capital Lease Obligations and (ii) the amount of any mandatory or voluntary prepayment of Indebtedness (excluding (A) all prepayments in respect of any revolving credit facility (including Revolving Commitments), except to the extent there is an equivalent permanent reduction in commitments thereunder, (B) payments and prepayments of the Secured Notes and (C) prepayments of the Term Loans)) made during such period or in the subsequent period prior to the date on which Borrower is required to make the applicable prepayment pursuant to Section 2.13(b) of the Credit Agreement so long as such amount does not reduce Excess Cash Flow in the subsequent period, in each case financed with Internally Generated Cash (or revolving loans) of the Borrower and its Restricted Subsidiaries:	$_________________

plus

8.	Increases in Consolidated Working Capital for such period:	$_________________

plus

9.	Cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of the permanent reduction of long-term liabilities (other than Indebtedness) of the Borrower and its Restricted Subsidiaries to the extent such payments are not deducted in calculating Consolidated Net Income in each case financed with Internally Generated Cash of the Borrower and its Restricted Subsidiaries:	$_________________

plus

10.	Without duplication of amounts deducted pursuant to item (13) below in prior Fiscal Years, the amount of capital expenditures and aggregate amount of cash consideration paid by the Borrower and its Restricted Subsidiaries in connection with Investments constituting Permitted Acquisitions, Specified Investments and acquisitions of Intellectual Property made during such period, in each case, to the extent financed with Internally Generated Cash (or revolving loans) of the Borrower and its Restricted Subsidiaries:	$_________________

plus

11.	Amount of Restricted Payments made in cash pursuant to clauses (a), (b), (d), (g) and (j) of Section 6.5 of the Credit Agreement paid during such period in each case to the extent such Restricted Payments were financed with Internally Generated Cash of the Borrower and its Restricted Subsidiaries:	$_________________

plus

12.	Aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment, early extinguishment or conversion of Indebtedness to the extent such payments are not deducted in calculating Consolidated Net Income:	$_________________

plus

13.	Without duplication of amounts deducted from Excess Cash Flow in prior Fiscal Years, the aggregate consideration (x) required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to Permitted Acquisitions or other Investments, capital expenditures or acquisitions of Intellectual Property or (y) budgeted capital expenditures, in each case to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (“Contract Consideration”); provided that to the extent the aggregate amount of Internally Generated Cash (or revolving loans) actually utilized to finance such Permitted Acquisitions, other Investments, capital expenditure or acquisitions of Intellectual Property during such period is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period:[3]	$_________________

[3]	Without duplication of amounts deducted from Excess Cash Flow in prior periods.

plus

14.	Amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period:	$_________________

plus

15.	Cash expenditures in respect of Hedge Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income:	$_________________

plus

16.	Proceeds of any Asset Sale or Casualty Event to the extent otherwise included in the definition of Excess Cash Flow and to the extent the Borrower is in compliance with the applicable mandatory prepayment requirements set forth in Section 2.13 of the Credit Agreement:	$_________________

plus

17.	Aggregate amount of any non-cash gain recognized as a result of any Asset Sale or Casualty Event (other than any Asset Sale in the ordinary course of business) that resulted in an increase to Consolidated Net Income (up to the amount of such increase), and cash indemnity payments received pursuant to indemnification provisions in any acquisition or any other Investment permitted under the Credit Agreement, in each case that resulted in an increase to Consolidated Net Income (up to the amount of such increase):	$_________________

plus

18.	Aggregate amount of fees, costs and expenses in connection with any, and any payments of, Transaction expenses or Original Transaction expenses, to the extent paid in cash and not deducted in calculating Consolidated Net Income:	$_________________

plus

19.	To the extent not already deducted in calculating Consolidated Net Income, losses, charges and expenses related to internal software development that are expenses but could have been capitalized under alternative accounting policies in accordance with IFRS:	$_________________

Equals

20.	Excess Cash Flow:[4]	$_________________

[4]	Amounts with respect to each line item calculated above: ((1 + 2 + 3 + 4 + 5) - (6 + 7 + 8 + 9 + 10 + 11 + 12 + 13 + 14 + 15 + 16 + 17 + 18 + 19)) = Excess Cash Flow amount in Item 20.

EXHIBIT D

[FORM OF]

CREDIT AGREEMENT JOINDER

THIS CREDIT AGREEMENT JOINDER (this “Agreement”), dated as of                        ,             , is made by and among                                     , a                                      (the “New Subsidiary Credit Party”), Gateway Casinos & Entertainment Limited, a corporation formed under the laws of Canada (the “Borrower”), the Guarantors identified on the signature pages hereof and Bank of Montreal, as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among the Borrower, the guarantors party thereto from time to time, the Administrative Agent, BNY Trust Company of Canada, as collateral agent, and the lenders party thereto from time to time. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

The New Subsidiary Credit Party hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The New Subsidiary Credit Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary Credit Party will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The New Subsidiary Credit Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Section 4 of the Credit Agreement, and (b) all of the affirmative and negative covenants set forth in Sections 5 and 6 of the Credit Agreement. Without limiting the generality of the foregoing terms of this Section 1, the New Subsidiary Credit Party hereby unconditionally guarantees, jointly with the other Guarantors and severally, to the Collateral Agent for the ratable benefit of the Secured Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations and agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal of any Obligation.

2. The New Subsidiary Credit Party acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto. The information on Schedules 1.1(b) (Guarantors) and 4.8 (Equity Interests) to the Credit Agreement is hereby supplemented to include the information with respect to the New Subsidiary Credit Party shown on the attached Schedule A (New Subsidiary Credit Party Information).

3. The Borrower and the Guarantors confirm that all of their obligations under the Credit Agreement are, and upon the New Subsidiary Credit Party becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the New Subsidiary Credit Party becoming a Guarantor, the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the New Subsidiary Credit Party under the Credit Agreement and under each other Credit Document.

4. The New Subsidiary Credit Party hereby agrees that upon becoming a Guarantor it will assume all Obligations of a Guarantor as set forth in the Credit Agreement.

5. Each of the Borrower and the other Guarantors agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

7. This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower, the other Guarantors and the New Subsidiary Credit Party have caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

GATEWAY CASINOS & ENTERTAINMENT LIMITED, as the Borrower

By:
Name:
Title:

[NEW SUBSIDIARY CREDIT PARTY], as a Guarantor

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

[Signature Page to Credit Agreement Joinder]

ACKNOWLEDGED AND ACCEPTED:

[                                     ],

as Administrative Agent

By:
Name:
Title:

Schedule A

New Subsidiary Credit Party Information

[Attached.]

EXHIBIT E

[FORM OF]

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The standard terms and conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assign-or’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Credit Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Credit Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower: Gateway Casinos & Entertainment Limited, a corporation formed under the laws of Canada (the “Borrower”).

4.	Administrative Agent: Bank of Montreal, as the administrative agent under the Credit Agreement.

5.

Credit Agreement: Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018, among the Borrower, certain subsidiaries party thereto from time to time, Bank of Montreal, as administrative agent, BNY Trust Company of Canada, as collateral agent, and the lenders party thereto from time to time, as further amended, restated, supplemented or otherwise modified and in effect from time to time.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Type of Loan/ Commitment	Amount of Assignor’s Loans/ Commitments[7]	Amount of Loans/ Commitments Assigned[8]	Global Amount of Loans/ Commitments	Percentage of Assignor’s Loans/ Commitments Assigned[9]	Resulting Loans/ Commitments Amounts for Assignor	Resulting Loans/ Commitments Amount for Assignee
			[C]$______	[C]$_______	[C]$_______	______%	[C]$______	[C]$______
			[C]$______	[C]$_______	[C]$_______	______%	[C]$______	[C]$______
			[C]$______	[C]$_______	[C]$_______	______%	[C]$______	[C]$______

[7.	Trade Date: __________________________][10]

Effective Date:          , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]

Subject to $1,000,000 [or C$1,000,000, as applicable,] minimum amount requirement in the case of Term Loans and $5,000,000 [or C$5,000,000, as applicable,] minimum amount requirement in the case of Revolving Loans or Revolving Commitments pursuant to Section 10.4(b) of the Credit Agreement.

[9]	Set forth, to at least 9 decimals, as a percentage of the Loans / Commitments of all Lenders thereunder.
[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][1] Accepted:

BANK OF MONTREAL, as Administrative Agent

By:
Name:
Title:

[Consented to:][2]

GATEWAY CASINOS & ENTERTAINMENT LIMITED, as Borrower

By:
Name:
Title:

[Consented to:][3]

[L/C ISSUERS]

By:
Name:
Title:

[1]	To the extent required under Section 10.4(b) of the Credit Agreement.
[2]	To the extent required under Section 10.4(b) of the Credit Agreement.
[3]	To the extent required under Section 10.4(b) of the Credit Agreement.

[Signature Page to Assignment Agreement]

ANNEX 1 TO ASSIGNMENT AGREEMENT

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Gateway Casinos & Entertainment Limited, a corporation formed under the laws of Canada, certain subsidiaries party thereto from time to time, Bank of Montreal, as administrative agent (the “Administrative Agent”), BNY Trust Company of Canada, as collateral agent (the “Collateral Agent”), and the lenders party thereto from time to time.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AGREEMENT

1. Representations and Warranties. The Administrative Agent may conclusively rely on the representations and warranties of this Section 1 without the need or obligation to investigate that an Assignee is not a Disqualified Person.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Credit Parties or any other person obligated in respect of any Credit Document or (iv) the performance or observance by the Credit Parties or any other person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it is not a Disqualified Person, (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (iii) it meets all of the other requirements to be an Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b) of the Credit Agreement), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.4 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, (vii) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest and (viii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be construed in accordance with and governed by the laws of the State of New York.

4. Fees. This Assignment Agreement shall be delivered to the Administrative Agent with a processing and recordation fee of $3,5001.

5. Administrative Questionnaire. If the Assignee is not a Lender, annexed hereto as Exhibit A is a completed administrative questionnaire, in form and substance satisfactory to the Administrative Agent, providing such information (including, without limitation, credit contact information and wiring instructions) of the Assignee as the Administrative Agent may reasonably require.

[1]	To be paid by the Assignor or the Assignee.

EXHIBIT G

[FORM OF]

SPONSOR AFFILIATED LENDER ASSIGNMENT AGREEMENT

This Sponsor Affiliated Lender Assignment Agreement (this “Sponsor Affiliated Lender Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the As-signees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The standard terms and conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Sponsor Affiliated Lender Assignment Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assign-or’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Credit Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Credit Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Sponsor Affiliated Lender Assignment Agreement, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower: Gateway Casinos & Entertainment Limited, a corporation formed under the laws of Canada (the “Borrower” (the “Borrower”).

4.	Administrative Agent: Bank of Montreal, as the administrative agent under the Credit Agreement.

5.

Credit Agreement: Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018, among the Borrower, certain subsidiaries party thereto from time to time, Bank of Montreal, as administrative agent, BNY Trust Company of Canada, as collateral agent, and the lenders party thereto from time to time, as further amended, restated, supplemented or otherwise modified and in effect from time to time.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Amount of Assignor’s Term Loans[7]	Amount of Term Loans Assigned[8]	Global Amount of Term Loans	Percentage of Assignor’s Term Loans Assigned[9]	Resulting Term Loans Amounts for Assignor	Resulting Term Loans Amount for Assignee
		[C]$______	[C]$_______	[C]$_______	______%	[C]$_______	[C]$_______
		[C]$______	[C]$_______	[C]$_______	______%	[C]$_______	[C]$_______
		[C]$______	[C]$_______	[C]$_______	______%	[C]$_______	[C]$_______

[7.	Trade Date: ][10]

Effective Date:                     , 20             [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Subject to $1,000,000 or C$1,000,000, as applicable, minimum amount requirement pursuant to Section 10.4(b) of the Credit Agreement.
[9]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Sponsor Affiliated Lender Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Signature Page to Sponsor Affiliated Lender Assignment Agreement]

[Consented to:]1

GATEWAY CASINOS & ENTERTAINMENT LIMITED, as Borrower

By:
Name:
Title:

[1]	To the extent required under Section 10.4(b) of the Credit Agreement.

[Signature Page to Sponsor Affiliated Lender Assignment Agreement]

ANNEX 1 TO SPONSOR AFFILIATED LENDER

ASSIGNMENT AGREEMENT

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of February 22, 2017 and as amended and restated as of March 13, 2018 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Gateway Casinos & Entertainment Limited, a corporation formed under the laws of Canada, certain subsidiaries party thereto from time to time, Bank of Montreal, as administrative agent (the “Administrative Agent”), BNY Trust Company of Canada, as collateral agent (the “Collateral Agent”), and the lenders party thereto from time to time.

STANDARD TERMS AND CONDITIONS FOR

SPONSOR AFFILIATED LENDER

ASSIGNMENT AGREEMENT

1. Representations and Warranties. The Administrative Agent may conclusively rely on the representations and warranties of this Section 1 without the need or obligation to investigate that an Assignee is not a Disqualified Person.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Sponsor Affiliated Lender Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Credit Parties or any other person obligated in respect of any Credit Document or (iv) the performance or observance by the Credit Parties or any other person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it is not a Disqualified Person, (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Sponsor Affiliated Lender Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (iii) it meets all of the other requirements to be an Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b) of the Credit Agreement), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.4 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Sponsor Affiliated Lender Assignment Agreement and to purchase [the] [such] Assigned Interest, (vii) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Sponsor Affiliated Lender Assignment Agreement and to purchase [the][such] Assigned Interest,(viii) it is not an Affiliate of any Person who is engaged in operating and managing Gaming Facilities or an “associate” (within the meaning of applicable Gaming Law) of such Person (other than by virtue solely of being a Lender or by virtue of being a creditor of such Gaming Facility that has exercised a power of foreclosure or similar right, and (ix) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Sponsor Affiliated Lender Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Sponsor Affiliated Lender Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Sponsor Affiliated Lender Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Sponsor Affiliated Lender Assignment Agreement. This Sponsor Affiliated Lender Assignment Agreement shall be construed in accordance with and governed by the laws of the State of New York.

4. Fees. This Sponsor Affiliated Lender Assignment Agreement shall be delivered to the Administrative Agent with a processing and recordation fee of $3,5001.

5. Administrative Questionnaire. If the Assignee is not a Lender, annexed hereto as Exhibit A is a completed administrative questionnaire, in form and substance satisfactory to the Administrative Agent, providing such information (including, without limitation, credit contact information and wiring instructions) of the Assignee as the Administrative Agent may reasonably require.

[1]	To be paid by the Assignor or the Assignee.